SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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American Electric Power Company, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual Meeting • Proxy Statement

American Electric Power 1 Riverside Plaza Columbus, OH 43215

Nicholas K. Akins Chairman of the Board and Chief Executive Officer

March 12, 2015

Dear Shareholders:

This year’s annual meeting of shareholders will be held at The Ohio State University’s Fawcett Center, 2400 Olentangy River Road, Columbus, Ohio on Tuesday, April 21, 2015, at 9:00 a.m. Eastern Time.

Your Board of Directors and I cordially invite you to attend. Registration will begin at 8:00 a.m. Only shareholders who owned shares on the record date, February 23, 2015, are entitled to vote and attend the meeting. To attend the meeting, you will need to present an admission ticket or the notice you received. If your shares are registered in your name, and you received your proxy materials by mail, your admission ticket is attached to your proxy card. A map and directions are printed on the admission ticket. If your shares are registered in your name and you received your proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the “Options” button. If you hold shares through an account with a bank or broker, you will need to contact them and request a legal proxy, or bring a copy of your statement to the meeting that shows that you owned the shares on the record date. Each ticket will admit a shareholder and one guest.

We are mailing to many of our shareholders a notice instead of a paper copy of this proxy statement and our 2014 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2014 Annual Report and a form of proxy card or voting instruction card.

During the course of the meeting there will be the usual time for discussion of the items on the agenda and for questions regarding AEP’s affairs. Directors and officers will be available to talk individually with shareholders before and after the meeting.

Your vote is very important. Shareholders of record can vote in any one of the following three ways:

•	By Internet, at www.envisionreports.com/AEP

•	By toll-free telephone at 800-652-8683

•	By completing and mailing your proxy card if you receive paper copies of the proxy materials

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

If you have any questions about the meeting, please contact Investor Relations, American Electric Power Company, 1 Riverside Plaza, Columbus, Ohio 43215. The telephone number is 800-237-2667.

Sincerely,

NOTICE OF 2015 ANNUAL MEETING

American Electric Power Company, Inc.

1 Riverside Plaza

Columbus, Ohio 43215

TIME	9:00 a.m. Eastern Time on Tuesday, April 21, 2015

PLACE	The Ohio State University Fawcett Center 2400 Olentangy River Road Columbus, Ohio

ITEMS OF BUSINESS	(1) To elect the 12 directors named herein to hold office until the next annual meeting and until their successors are duly elected.
(2) To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year 2015.
(3) To hold an advisory vote on executive compensation.
(4) To consider and act on a proposal to approve the American Electric Power System 2015 Long-Term Incentive Plan.
(5) To vote on a proposal to amend the Company’s Restated Certificate of Incorporation to Eliminate Article 7.
(6) To vote on a proposal to amend the Company’s Bylaws to eliminate the supermajority provisions.
(7) To vote on a shareholder proposal for proxy access set forth at pages 35 to 40, if properly presented at the meeting.
(8) To consider and act on such other matters as may properly come before the meeting.

RECORD DATE	Only shareholders of record at the close of business on February 23, 2015 are entitled to notice of and to vote at the meeting or any adjournment thereof.

ANNUAL REPORT	Appendix A to this proxy statement has AEP’s audited financial statements, management’s discussion and analysis of results of operations and financial condition and the report of the independent registered public accounting firm.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:
(1) MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card if you receive paper copies of the proxy materials.
(2) CALL TOLL-FREE by telephone at 800-652-8683.
(3) VISIT THE WEB SITE shown on the notice of Internet availability of proxy materials to vote via the Internet.

If your shares are held in the name of a bank, broker or other holder of record, please follow the instructions from the holder of record in order to vote your shares.

Any proxy may be revoked at any time before your shares are voted at the meeting.

March 12, 2015	David M. Feinberg Secretary

Proxy Statement

March 12, 2015

Proxy and Voting Information

A notice of Internet availability of proxy materials or paper copy of the proxy statement and form of proxy is to be mailed to shareholders on or about March 12, 2015, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 21, 2015 in Columbus, Ohio.

We use the terms “AEP,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to American Electric Power Company, Inc. and, where applicable, its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

Who Can Vote.    Only the holders of shares of AEP common stock at the close of business on the record date, February 23, 2015 are entitled to vote at the meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On that date, there were 489,620,548 shares of AEP common stock, $6.50 par value, outstanding.

How You Can Vote.    Shareholders of record can give proxies by (i) mailing their signed proxy cards; (ii) calling a toll-free telephone number; or (iii) using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or Internet voting procedures are set forth on the proxy card or the website shown on the notice of internet availability of proxy materials.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

When proxies are signed and returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders’ directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other matters. The proxies of shareholders who are participants in the Dividend Reinvestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their plan accounts on February 23, 2015.

Revocation of Proxies.    A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by voting again after the date of the proxy being revoked or by attending the meeting and voting in person.

How Votes are Counted.    The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Under current New York Stock Exchange (NYSE) rules, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of their clients who have not furnished voting instructions. The proposals to elect directors, the advisory vote on executive compensation, adoption of the long-term incentive plan, the amendment to the Restated Certificate of Incorporation, the amendment to the Bylaws and the shareholder proposal are “non-discretionary” matters. That means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their clients.

The Company has implemented a majority voting standard for the election of directors in uncontested elections of directors. The election of directors at the Annual Meeting is an uncontested election, so for a nominee to be elected to the Board, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. Abstentions and broker non-votes will not be considered votes cast “for” or “against” a nominee and will therefore have no effect on the outcome. If a nominee does not receive a greater number of votes “for” his or her election than “against” such election, he or she will be required to tender his or her resignation for the Board’s consideration of whether to accept such resignation in accordance with our Bylaws. No shareholder has the right to cumulate his or her voting power in the election of directors at the Annual Meeting.

Shareholder approval of Item 2: Proposal to Ratify Appointment of Independent Registered Public Accounting Firm, Item 3: Advisory Vote on Executive Compensation, Item 4: Proposal to Approve the American Electric Power System 2015 Long-Term Incentive Plan and Item 7: Shareholder Proposal on Proxy Access require an affirmative vote of a majority of votes cast at a meeting of shareholders. This means that the votes cast “for” the proposal must exceed the votes cast “against” the proposal in order for the proposal to pass. Abstentions and broker non-votes are not counted as votes “for” or “against” Item 3: Advisory Vote on Executive Compensation, Item 4: Proposal to Approve the American Electric Power System 2015 Long-Term Incentive Plan and Item 7: Shareholder Proposal on Proxy Access and therefore will have no effect on the outcome of the votes with respect to such proposal.

Shareholder approval of Item 5: Proposal to Amend the Company’s Restated Certificate of Incorporation to Eliminate Article 7 requires the affirmative vote of at least a majority of the outstanding shares. Shareholder approval of Item 6: Proposal to Amend the Company’s Bylaws to Eliminate the Supermajority Provisions requires the affirmative vote of the holders of two-thirds of the shares outstanding.

Abstentions are not counted as votes “for” or “against” Item 2 (Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm) and therefore will have no effect on the outcome of the vote with respect to such proposal.

Your Vote is Confidential.    It is AEP’s policy that shareholders be provided privacy in voting. All proxies, voting instructions and ballots, which identify shareholders, are held on a confidential basis, except as may be necessary to meet any applicable legal requirements. We direct proxies to an independent third-party tabulator who receives, inspects, and tabulates them. Voted proxies and ballots are not seen by nor reported to AEP except (i) in aggregate number or to determine if (rather than how) a shareholder has voted, (ii) in cases where shareholders write comments on their proxy cards or (iii) in a contested proxy solicitation.

Multiple Copies of Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to Shareholders.    Securities and Exchange Commission (SEC) rules provide that more than one annual report, proxy statement or notice of Internet availability of proxy materials need not be sent to the same address. This practice is commonly called “householding” and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report, proxy statement or notice of Internet availability of proxy materials is being householded indefinitely unless you instruct us otherwise. We will deliver promptly upon written or oral request a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials to a shareholder at a shared address. To receive a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials, write to AEP, attention: Investor Relations, at 1 Riverside Plaza, Columbus, OH 43215 or call 1-800-237-2667. If more than one annual report, proxy statement or notice of Internet availability of proxy materials is being sent to your address, at your request, mailing of the duplicate copy can be discontinued by contacting our transfer agent, Computershare Trust Company, N.A. (Computershare), at 800-328-6955 or writing to them at P.O Box 43078, Providence, RI 02940-3078. If you wish to resume receiving separate annual reports, proxy statements or notice of Internet availability of proxy materials at the same address in the future, you may call Computershare at 800-328-6955 or write to them at P.O Box 43078, Providence, RI 02940-3078. The change will be effective 30 days after receipt.

Additional Information.    Our website address is www.aep.com. We make available free of charge on the Investor Relations section of our website (www.aep.com/investors) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act. You may request any of these materials and information in print by contacting Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215. We do not intend for information contained on our website to be part of this proxy statement. In addition, this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at www.edocumentview.com/aep.

Item 1. Election of Directors

Twelve directors are to be elected to hold office until the next annual meeting and until their successors have been elected. AEP’s Bylaws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be determined from time to time by resolution of the Board.

The 12 nominees named on pages 4 to 7 were nominated by the Board on the recommendation of the Committee on Directors and Corporate Governance of the Board, following an individual evaluation of each incumbent nominee’s qualifications and 2014 performance. The proxies named on the proxy card or their substitutes will vote for the Board’s nominees, unless instructed otherwise. All of the Board’s nominees were elected by the shareholders at the 2014 annual meeting. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If a vacancy in the slate of nominees occurs before the meeting, the proxies may be voted for another person nominated by the Board or the number of directors may be reduced accordingly.

Biographical Information.    The following brief biographies of the nominees include their principal occupations, ages on the date of this proxy statement, accounts of their business experience and names of certain companies of which they are directors. Data with respect to the number of shares of AEP’s Common Stock and stock-based units beneficially owned by each of them appears on page 85.

Nominees For Director

Nicholas K. Akins Dublin, Ohio Age 54 Director since 2011

Elected chief executive officer of AEP in November 2011; elected chairman of the board in January 2014 and chairman and chief executive officer of all of its major subsidiaries in November 2011. President of AEP from January 2011 to October 2011 and executive vice president of AEP from 2006 to 2011. A director of Fifth Third Bancorp.

Mr. Akins’ qualifications to serve on the Board include his extensive senior executive experience in the utility industry and his deep knowledge of the Company as our chief executive officer.

David J. Anderson Greenwich, Connecticut Age 65 Director since 2011

Retired senior vice president and chief financial officer of Honeywell International, a diversified technology and manufacturing company, from 2003 until his retirement in April 2014. A director of Cardinal Health, Inc., BE Aerospace Inc., and Fifth Street Asset Management, Inc.

Mr. Anderson’s qualifications to serve on the Board include his corporate finance expertise as the chief financial officer of a Fortune 100 company and his experience as a public company director.

J. Barnie Beasley, Jr. Sylvania, Georgia Age 63 Director since 2014

Mr. Beasley served as an independent nuclear safety and operations expert to the board of directors of the Tennessee Valley Authority, a large electric utility in the southeastern United States, from 2011 to 2014. Retired chairman, president and chief executive officer of Southern Nuclear Operating Company, the nuclear operating company subsidiary of an electric utility (2005-2008). Mr. Beasley was formerly a director of EnergySolutions, Inc. (2008-2013), and he has served as an advisor to that company since 2014.

Mr. Beasley’s qualifications to serve on the Board include his nuclear expertise as the chief executive officer of the nuclear operating company subsidiary of Southern Company and his experience in the utility industry and as a public company director.

Nominees for Director — continued

Ralph D. Crosby, Jr. McLean, Virginia Age 67 Director since 2006

Retired chairman of EADS North America, Inc., an aerospace company (2002-2011). Retired chief executive officer of EADS North America, Inc. (2002-2009). A director of Serco Group PLC and Airbus Group N.V. Mr. Crosby was formerly a director of Ducommun Incorporated (2000-2013).

Mr. Crosby’s qualifications to serve on the Board include his extensive senior executive experience in the aerospace industry and his experience as a public company director.

Linda A. Goodspeed Crestview, Florida Age 53 Director since 2005

Managing partner of Wealthstrategies Financial Advisors, LLC since 2008. Retired senior vice president and chief information officer of The ServiceMaster Company, a residential and commercial service company (2011-2013). From 2008 to 2011, vice president of information systems of Nissan North America, Inc., an automobile manufacturer. A director of Columbus McKinnon Corp and AutoZone, Inc.

Ms. Goodspeed’s qualifications to serve on the Board include her information technology expertise as the chief information officer of a service company and her experience as a public company director.

Thomas E. Hoaglin Columbus, Ohio Age 65 Director since 2008

Retired chairman and chief executive officer of Huntington Bancshares Incorporated, a bank holding company (2001-2009). A director of The Gorman-Rupp Company.

Mr. Hoaglin’s qualifications to serve on the Board include his extensive senior executive experience in the banking industry and his experience as a public company director.

Sandra Beach Lin Flower Mound, Texas Age 57 Director since 2012

Retired chief executive officer of Calisolar, Inc., a solar silicon company, a position she held from August 2010 until December 2011. Corporate executive vice president (February 2009 to July 2010) and executive vice president (July 2007 to February 2009) of Celanese Corporation, a global hybrid chemical company. A director of WESCO International and PolyOne Corporation.

Ms. Lin’s qualifications to serve on the Board include her extensive senior executive experience managing global businesses in multiple industries and her experience as a public company director.

Nominees for Director — continued

Richard C. Notebaert Chicago, Illinois Age 68 Director since 2011

Retired chief executive officer of Qwest Communications International Inc., a telecommunications systems company (2002-2007). A director of Aon Corporation and Cardinal Health, Inc.

Mr. Notebaert’s qualifications to serve on the Board include his extensive senior executive experience in the regulated telecommunications industry and his experience as a public company director.

Lionel L. Nowell III Marco Island, Florida Age 60 Director since 2004

Retired senior vice president and treasurer of PepsiCo, Inc., a food and beverage company (2001-2009). A director of Reynolds American Inc., Darden Restaurants Inc. and Bank of America Corporation.

Mr. Nowell’s qualifications to serve on the Board include his capital markets, accounting, financial reporting, and risk management skills and experience at a Fortune 100 company, and his experience as a public company director.

Stephen S. Rasmussen Columbus, Ohio Age 62 Director since 2012

Chief executive officer of Nationwide Mutual Insurance Company (Nationwide) since 2009. President and chief operating officer of Nationwide (2003 – 2009).

Mr. Rasmussen’s qualifications to serve on the Board include his extensive senior executive experience in the regulated insurance industry.

Oliver G. Richard, III Lake Charles, Louisiana Age 62 Director since 2013	Chairman of privately held CleanfuelUSA, an alternative vehicular fuel company since 2006. Owner and president of Empire of the Seed LLC, a private consulting firm in the energy and management industries, as well as the private investments industry since 2005. Mr. Richard served as chairman, president and chief executive officer of Columbia Energy Group (“Columbia Energy”) from April 1995 until Columbia Energy was acquired by NiSource Inc. in November 2000. Mr. Richard served as a commissioner of the Federal Energy Regulatory Commission from 1982 to 1985. A director of Buckeye Partners, L.P. and Cheniere Energy Partners, GP, LLC.

Nominees for Director — continued

Mr. Richard’s qualifications to serve on the Board include his extensive knowledge of the utility industry as a former commissioner of the Federal Energy Regulatory Commission, his senior executive experience at a utility company and his experience as a public company director.

Sara Martinez Tucker Dallas, Texas Age 59 Director since 2009

Chief executive officer of the National Math and Science Initiative since March 1, 2013. From 2009 to February 2013, independent consultant. Former Under Secretary of Education in the U.S. Department of Education (2006-2008). Chief executive officer and president of the Hispanic Scholarship Fund from 1997 to 2006. Retired executive of AT&T. A director of Xerox Corporation and Sprint Corporation.

Ms. Tucker’s qualifications to serve on the Board include her experience in governmental affairs as the Under Secretary of Education, her experience in human resources and customer service operations in the regulated telecommunications industry and her experience as a public company director.

AEP’s Board of Directors and Committees

Under New York law, AEP is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During 2014, the Board held six regular meetings and two telephonic meetings. AEP encourages but does not require members of the Board to attend the annual shareholders’ meeting. Last year, all directors attended the annual meeting.

Two members of our Committee on Directors and Corporate Governance, Ms. Lin and Mr. Hoaglin, are members of The National Association of Corporate Directors’ Nominating and Governance Chair Advisory Council, a group that seeks to identify ways that board nominating and governance committees can help build investor confidence in publicly traded companies.

Board Meetings and Committees.    The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with AEP’s management team and operations as a basis for discharging their oversight responsibilities.

The Board has seven standing committees. The table below shows the number of meetings conducted in 2014 by each committee and the directors who currently serve on these committees. Each director attended 90 percent or more of the meetings of the Board and Board committees on which he or she served during 2014, and the average director attendance in 2014 was 98 percent.

DIRECTOR	BOARD COMMITTEES
	Audit	Directors and Corporate Governance	Policy	Executive	Finance	Human Resources	Nuclear Oversight
Mr. Akins			X	X (Chair)
Mr. Anderson	X		X		X (Chair)
Mr. Beasley	X		X				X
Mr. Crosby			X	X		X (Chair)	X
Ms. Goodspeed	X		X (Chair)				X
Mr. Hoaglin		X (Chair)	X	X		X
Ms. Lin	X	X	X
Mr. Notebaert		X	X		X	X
Mr. Nowell	X (Chair)	X	X	X	X
Mr. Rasmussen		X	X		X	X
Mr. Richard			X			X	X (Chair)
Ms. Tucker	X	X	X
2014 Meetings	7	5	3	0	5	7	4

The functions of the committees are described below.

The Committee on Directors and Corporate Governance has the responsibilities set forth in its charter, including:

1.	Recommending the size of the Board within the limits imposed by the Bylaws.

2.	Recommending selection criteria for nominees for election or appointment to the Board.

3.	Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4.	Recommending to the Board nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

5.	Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

6.	Recommending members to serve on committees and chairs of the committees of the Board.

7.	Reviewing the independence and possible conflicts of interest of directors and executive officers.

8.	Overseeing the AEP Corporate Compliance Program.

9.	Overseeing the annual evaluation of the Board of Directors.

10.	Overseeing the annual evaluation of individual directors.

11.	Overseeing the implementation of AEP’s Related Person Transaction Approval Policy.

12.	Overseeing AEP’s Sustainability Report, including the material concerning political contributions.

13.	Overseeing elements of the Company’s risks that are within the scope of the Committee’s responsibility as assigned to it by the Board of Directors.

A copy of the charter can be found on our website at www.aep.com/investors/corporateleadersandgovernance. Consistent with the rules of the NYSE and our Director Independence Standards, all members of the Committee on Directors and Corporate Governance are independent.

The Human Resources Committee (the HR Committee) annually reviews and approves AEP’s executive compensation in the context of the performance of management and the Company. None of the members of the HR Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, each of the current members of the HR Committee has been determined to be independent by the Board in accordance with NYSE rules and our Director Independence Standards. In addition, each member is a “non-employee director” as defined in SEC Rule 16b-3 under the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The HR Committee also reviews the Compensation, Discussion and Analysis section of this proxy statement and recommends that it be included in the Company’s Annual Report on Form 10-K.

The HR Committee has the responsibilities set forth in its charter, a copy of which can be found on our website at www.aep.com/investors/corporateleadersandgovernance.

For a more complete description of the HR Committee’s responsibilities, see the Human Resources Committee Report on page 58.

The Audit Committee is responsible for, among other things, the appointment of the independent registered public accounting firm (independent auditor) for the Company; reviewing with the independent auditor the plan and scope of the audit and approving audit fees; monitoring the adequacy of financial reporting and internal control over financial reporting and meeting periodically with the internal auditor and the independent auditor. A more detailed discussion of the purposes, duties and responsibilities of the Audit Committee is found in the Audit Committee charter, a copy of which can be found on our website at www.aep.com/investors/corporateleadersandgovernance. Consistent with the rules of the NYSE and our Director Independence Standards, all members of the Audit Committee are independent. Each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that all members of the Audit Committee, Messrs. Anderson, Beasley and Nowell and Ms. Goodspeed, Ms. Lin and Ms. Tucker, are “audit committee financial experts” as defined by SEC rules.

The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiaries, including reviewing and making recommendations concerning their short and long-term financing plans and programs. The Finance Committee also provides recommendations to the Board on dividend policy, including the declaration and payment of dividends. The Finance Committee also reviews and approves the treasury policies of the Company.

The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP’s nuclear generation.

The Policy Committee is responsible for examining AEP’s policies on major public issues affecting the AEP System, including environmental, technology, fuel supply, industry change and other matters.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations prescribed in the Bylaws, during the intervals between meetings of the Board.

The Board’s role in AEP’s risk oversight process

The Board has the overall responsibility for overseeing the Company’s management of risks. Management is responsible for identifying and managing the Company’s risks. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective.

Like other companies, we have very diverse risks. These include financial and accounting risks, capital deployment risks, operational risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, natural-disaster risks and technology risks. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks. For example, our Nuclear Oversight Committee focuses on the specific risks of operating a nuclear plant. Other committees oversee both specific and broad types of risks. Some of the committees have oversight responsibility for specific risks that are inherent in carrying out their responsibilities set forth in their charters. For example, the Audit Committee is responsible for overseeing financial reporting risks.

The Board is responsible for ensuring that these types of risks are properly delegated to the appropriate committee, and that the risk oversight activities are properly coordinated and communicated among the Board and the various committees that oversee the risks. Management prepares and categorizes a list of the Company’s major types of risks. The Audit Committee and the Committee on Directors and Corporate Governance review that list and propose an assignment of risks either to the full Board or to specific committees. The Board reviewed the recommendations and adopted the proposed allocation of responsibilities.

Under the NYSE’s listing standards, our Audit Committee must discuss AEP’s policies for risk assessment and risk management. The Audit Committee oversees the process of identifying major enterprise risks and communicates those risks to the Board for assignment of oversight among the Board and the various committees. Our Chief Financial Officer, Chief Risk Officer, Chief Accounting Officer and General Counsel attend the Audit Committee meetings. The Audit Committee oversees the Company’s maintenance of financial and disclosure controls and procedures and also specifically reviews our litigation and regulatory risks as part of their review of the Company’s disclosures.

Our Finance Committee broadly oversees our financial risks, which include energy trading risks, liquidity risks and interest rate risks. The Finance Committee reviews and approves the Company’s risk policies relating to our power marketing and hedging activities and also oversees the performance of the assets in our pension plans. Our Chief Financial Officer and General Counsel attend the Finance Committee meetings.

Our HR Committee reviews the Company’s incentive compensation practices to ensure they do not encourage excessive risk-taking and are consistent with the Company’s risk tolerance. The HR Committee also oversees our succession planning and executive leadership development. Our Chief Administrative Officer attends the HR Committee meetings.

The Committee on Directors and Corporate Governance focuses on corporate governance risks and oversees the Company’s Corporate Compliance Program, which includes the Company’s whistleblower program. Our General Counsel attends the meetings of the Committee on Directors and Corporate Governance.

Compensation Risk

As specified in its charter, the HR Committee (with the assistance of its independent compensation consultant and Company management) reviewed the Company’s compensation policies and practices for all employees, including executive officers, and determined that the compensation programs are appropriate and are not reasonably likely to have a material adverse effect on the Company.

The Company has designed its executive compensation process, with oversight from the HR Committee, to identify and manage risk and to ensure that its executive compensation programs do not encourage excessive risk taking. The Company provided annual and long-term incentive compensation in amounts that represented approximately 16 percent and 71 percent of our CEO’s total compensation opportunity for 2014, respectively. The HR Committee believes this appropriately allocated the CEO’s compensation among base salary, annual incentive compensation and long-term incentive compensation opportunities in such a way as to not encourage excessive risk-taking. The Company’s incentive compensation also has the following characteristics:

•

It is part of a market competitive compensation package that enables the Company to attract, retain and motivate executives with the skills and experience needed to successfully manage the Company, which reduces risk by better ensuring both strong management competence and continuity;

•

Incentive award opportunities for all employees are capped, generally at 200 percent of their target. Capping the potential payout limits the extent that employees could potentially profit by taking on excessive risk;

•

The HR Committee provides the large majority of incentive compensation to executive officers as long-term stock-based incentive compensation to ensure that short-term performance is not encouraged or rewarded at the expense of long-term performance. This is important primarily because of the large amount of long-term capital investments required in our business;

•

Annual incentive compensation funding for nearly all employees, including all executive officers, is based substantially on AEP’s operating earnings per share, which helps ensure that incentive awards are commensurate with the Company’s earnings;

•	Annual incentive compensation funding includes safety measures which helps ensure that no employees are encouraged to achieve earnings objectives at the expense of workplace safety;

•

The primary metrics used in the Company’s long-term incentive compensation are cumulative operating earnings per share and total shareholder return, which are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance;

•	Annual and long-term incentive compensation programs are reviewed by AEP’s internal audit staff;

•

Incentive compensation performance scores are subject to an internal audit, and incentive award payouts to 24 senior officers are subject to the review and approval of the HR Committee; or in the case of the CEO, the independent members of the Board; and these groups may discretionarily reduce or eliminate any payouts;

•

Annual and long-term incentive payments and deferrals are subject to the Company’s recoupment of incentive compensation policy (“clawback policy”) as described in the Compensation Discussion and Analysis section on page 55;

•	In 2014, AEP granted seventy percent of its long-term incentive awards in the form of performance units with a three-year performance and vesting period, and granted the remain-

ing thirty percent of its long-term incentive awards in the form of restricted stock units that vest over a forty month period which aligns the interests of employees with the long-term interests of shareholders and serves as a retention tool; and

•	AEP maintains stock ownership requirements for 47 officers (as of January 31, 2015) as described in Compensation Discussion and Analysis on page 53.

Corporate Governance

AEP maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including AEP’s Principles of Corporate Governance, AEP’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Director Independence Standards, and charters for the Audit Committee, the Committee on Directors and Corporate Governance and the HR Committee. The corporate governance page can be found at www.aep.com/investors/corporateleadersandgovernance. Printed copies of all of these materials also are available without charge upon written request to Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, Ohio 43215.

AEP’s policies and practices reflect corporate governance initiatives that are designed to comply with SEC rules, the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted corporate governance policies;

•	All members but the CEO are independent under the NYSE rules and our Director Independence Standards;

•	All members of the Audit Committee, HR Committee and the Committee on Directors and Corporate Governance are independent under applicable rules and regulations;

•	The independent members of the Board meet regularly without the presence of management;

•

AEP has a code of business conduct that applies to its principal executive officer, principal financial officer and principal accounting officer and will promptly disclose waivers of the code for these officers;

•	The charters of the Board committees clearly establish their respective roles and responsibilities; and

•

The Board, the Committee on Directors and Corporate Governance, the Audit Committee and the HR Committee conduct annual self-assessments. The Committee on Directors and Corporate Governance also oversees the annual evaluation of the individual directors.

Director Qualifications

The Company’s Principles of Corporate Governance (Principles) are available on its website at www.aep.com/investors/corporateleadersandgovernance. With respect to director qualifications and attributes, the Principles provide that, in nominating a slate of Directors, it is the Board’s objective, with the assistance of the Committee on Directors and Corporate Governance, to select individuals with skills and experience to effectively oversee management’s operation of the Company’s business.

In addition, the Principles provide that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders, and that directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

These requirements are expanded in the Criteria for Evaluating Directors (Criteria), which was initially adopted by the Committee on Directors and Corporate Governance in 2005 and has been subsequently reviewed and refined several times. The Criteria are available on the Company’s website at www.aep.com/investors/corporateleadersandgovernance.

As indicated in the Principles and the Criteria, directors should have personal attributes such as high integrity, intelligence, wisdom and judgment. In addition, they should have skills and experience that mesh effectively with the skills and experience of other Board members, so that the talents of all members blend together to be as effective as possible in overseeing a large electric utility business.

Board Diversity

Our Criteria for Evaluating Directors also includes the Company’s statement regarding how the Board considers diversity in identifying nominees for our Board. The Criteria provide:

Two central objectives in selecting board members and continued board service are that the skills, experiences and perspectives of the Board as a whole should be broad and diverse, and that the talents of all members of the Board should blend together to be as effective as possible. In particular, the Board should be balanced by having complementary knowledge, expertise and skill in areas such as business, finance, accounting, marketing, public policy, manufacturing and operations, government, technology, environmental and other areas that the Board has decided are desirable and helpful to fulfilling its role. Diversity in gender, race, age, tenure of board service, geography and background of directors, consistent with the Board’s requirements for knowledge and experience, are desirable in the mix of the Board.

Our Committee on Directors and Corporate Governance considers these criteria each year as it determines the slate of director nominees to recommend to the Board for election at our annual meeting. It also considers these criteria each time a new director is recommended for election or appointment to the Board. The Board believes that its implementation of this policy is effective in considering the diversity of the members of the Board.

Annual Board Evaluation

Each year, an independent, third-party experienced in corporate governance matters interviews each Director to obtain his or her assessment of the effectiveness of the Board and committees, as well as Director performance and Board dynamics, and then, after discussion with the Chair of the Committee on Directors and Corporate Governance, organizes and summarizes issues for discussion with the Board. The Board evaluation includes an assessment of both Board process and substance, including:

•	the Board committees and organization of the Board;

•	the Board culture and composition;

•	the Board’s performance in key areas such as strategy, succession planning and risk oversight; and

•	specific issues which should be discussed in the future

As part of the interview process, each Director is also asked to provide feedback with respect to the performance of each of the other Directors. This process allows the Committee on Directors and Corporate Governance to fulfill its duties to oversee the evaluation of the qualifications and performance of each incumbent Director. The Board wants to ensure that it remains composed of high-functioning members able to keep their commitments to Board service. Each Director is provided with feedback on his or her individual contribution to the Board and its committees. This annual self-assessment and review supported the Board’s decision to recommend the nomination of each incumbent Director for an additional term.

Selection of Director Candidates

The Committee on Directors and Corporate Governance is responsible for recruiting new directors and identifies, evaluates and recommends director candidates to the Board. The Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Committee through shareholders, management, current members of the Board or search firms. Shareholders who wish to recommend director candidates to the Committee on Directors and Corporate Governance may do so by following the procedures described in Shareholder Proposals and Nominations on page 86.

In recruiting and selecting Board candidates, the Committee on Directors and Corporate Governance takes into account the size of the Board and considers a “skills matrix” indicating whether a particular candidate possesses the attributes and one or more of the skill sets described under “Director Qualifications” and “Board Diversity” above, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Committee also considers a wide range of additional factors, including each candidate’s projected retirement date to assist in Board succession planning; other positions the candidate holds, including other boards of directors on which he or she serves; and the independence of each candidate. Typically, the Committee identifies candidates through the use of an outside search firm. The Committee provides the outside search firm the characteristics, skills and experiences that may complement those of the existing members. The outside search firm then provides recommendations for candidates with such attributes and skills. The Committee meets in executive session to discuss potential candidates and determines which candidates to interview.

The Committee believes it is important to have a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. In this regard, the Committee has recruited four new directors to the Board over the last three years (25 percent of the current Board) through the rigorous process described above. In our view, the best method to ensure healthy board evolution is through thoughtful consideration of the nomination of directors prior to each election or appointment based on a variety of factors, including director performance, skills and expertise, the Company’s needs and board diversity.

Director Independence

In accordance with the NYSE standards, a majority of the members of the Board of Directors must qualify as independent directors. Under the NYSE standards, no member of the Board is independent unless the Board affirmatively determines that such member does not have a direct or indirect material relationship with the Company. The Board has adopted categorical standards to assist it in making this determination of director independence (Director Independence Standards). These standards can be found on our web site at www.aep.com/investors/corporateleadersandgovernance.

Each year, our directors complete a questionnaire that elicits information to assist the Committee on Directors and Corporate Governance in assessing whether the director meets the NYSE’s independence standards and the Company’s Director Independence Standards. Each director lists all the companies and charitable organizations that he or she, or an immediate family member, has a relationship with as a partner, trustee, director or officer, and indicates whether that entity made or received payments from AEP. The Company reviews its financial records to determine the amounts paid to or received from those entities. A list of the entities and the amounts AEP paid to or received from those entities is provided to the Committee on Directors and Corporate Governance. Utilizing this information, the Committee on Directors and Corporate Governance evaluates, with regard to each director, whether the director has any material relationship with AEP or any of its subsidiaries and also confirms that none of these relationships is advisory in nature. The Com-

mittee on Directors and Corporate Governance determines whether the amount of any payments between those entities and AEP could interfere with a director’s ability to exercise independent judgment. The Committee on Directors and Corporate Governance also reviews any other relevant facts and circumstances regarding the nature of these relationships, to determine whether other factors, regardless of the categorical standards the Board has adopted or under the NYSE’s independence standards, might impede a director’s independence.

We are a large electric utility company that operates in parts of eleven different states. Any organization that does business in our service territory is served by one of our subsidiaries. Many of our directors live in our service territory or are executives, directors or trustees of organizations that do business in our service area. Most of those organizations purchase electric service from us. However, there are no unique negotiated rates with any of those organizations. Therefore, the Committee on Directors and Corporate Governance determined that none of those relationships impedes a director’s independence.

We make numerous charitable contributions to nonprofit and community organizations and universities in the states where we do business. Again, because many of our directors live in our service territory and are highly accomplished individuals in their communities, our directors are frequently affiliated with many of the same educational institutions, museums, charities and other community organizations. The Committee on Directors and Corporate Governance reviews all charitable contributions made by AEP to organizations with which our directors or their immediate family members are affiliated. The Committee on Directors and Corporate Governance also reviewed contributions made from The American Electric Power Foundation, which was created to support and play an active, positive role in the communities in which we operate by contributing funds to organizations in those communities. The Committee on Directors and Corporate Governance determined that the Company’s contributions were not materially influenced by the director’s relationship with the organization, and therefore none of these relationships conflicts with the interests of the Company or would impair the director’s independence or judgment.

The Board’s independence determinations specifically included reviewing the following transactions with Mr. Rasmussen, who is an executive officer of Nationwide Insurance. Nationwide purchases electricity from our subsidiaries (substantially less than one percent of the Company’s gross revenues). In addition, the Company paid an insignificant amount to Nationwide for standard insurance premiums, rent for office space and interest payments on ordinary course debt issued by the Company and its subsidiaries, which was sold through underwriters or brokers (which totaled substantially less than one percent of Nationwide’s gross revenues). The transactions between Nationwide and the Company were in the ordinary course and entered into on an arm’s length basis, and payments were for services that were transactional in nature and did not involve any consulting or advisory work. Therefore, the Board determined that these transactions did not impair the independence of Mr. Rasmussen.

As a result of this review, the Board has determined that, other than Mr. Akins, each of the directors and director nominees standing for election, including Messrs. Anderson, Beasley, Crosby, Hoaglin, Notebaert, Nowell, Rasmussen and Richard and Ms. Goodspeed, Ms. Lin and Ms. Tucker, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent under the NYSE rules and the Company’s Director Independence Standards.

Involvement by Mr. Hoaglin in Certain Legal Proceedings

On June 2, 2005, Huntington Bancshares Incorporated (Huntington) announced that the SEC approved a settlement of its previously announced formal investigation into certain financial accounting matters relating to fiscal years 2002 and earlier and certain related disclosure matters. As part of the settlement, the SEC instituted a cease and desist administrative proceeding and entered a cease and desist order and also filed a civil action in federal district court pursuant to which, without admitting or denying the allegations in the complaint, Huntington and Mr. Hoaglin consented to pay civil money penalties. Without admitting or denying the charges in the administrative proceeding, Mr. Hoaglin agreed to cease and desist from committing and/or causing the violations charged as well as any future violations of these provisions. Additionally, Mr. Hoaglin agreed to pay disgorgement, pre-judgment interest and penalties in the amount of $667,609.

Shareholder Nominees for Directors

The Committee on Directors and Corporate Governance will consider shareholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and submitted in accordance with the procedures described under Shareholder Proposals and Nominations on page 86 and must include information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this policy is on our website at www.aep.com/investors/corporateleadersandgovernance. Shareholders’ nominees who comply with these procedures will receive the same consideration that all other nominees receive.

Board Leadership

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company’s Principles of Corporate Governance, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee or an independent director.

The Board believes that the functioning of the Board is currently best served by maintaining a structure of having one individual serve as both Chairman and CEO. The Board believes that having a single person acting in those capacities promotes unified leadership and direction for both the Board and management and also provides a single, clear focus to execute the Company’s strategy especially during this time of significant change in the utility business. However, in certain circumstances, such as the transition from one chief executive officer to another, the Board believes it may be appropriate for the role of Chairman and CEO to be split.

Under the Company’s Principles of Corporate Governance, in circumstances where the Chairman of the Board is not independent or where the positions of Chairman and Chief Executive Officer are filled by the same person, the Board considers it useful and appropriate to designate a Lead Director. The Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently includes 11 independent directors among its 12 members. The Board routinely holds executive sessions at which only independent directors are present, and, each year, the independent directors select a Lead Director responsible for facilitating and chairing the independent directors sessions.

Mr. Hoaglin has been the Lead Director of the Board since April 2012. The purpose of the Lead Director is to promote the independence of the Board in order to represent the interests of the shareholders. The Lead Director is selected by the independent directors.

The Lead Director is responsible for working closely with the CEO to finalize information flow to the Board, set meeting agendas and arrange meeting schedules. He also chairs meetings of the independent directors and serves as principal liaison between the independent directors and management. In addition, Mr. Hoaglin has the ability to call special meetings of the Board, as needed, and also has the authority to retain outside legal counsel or other advisors as needed by the Board. He provides a channel of communication between the directors and management, assures that directors receive timely and necessary information in advance of meetings and receives communications from shareholders on behalf of non-employee directors.

Communicating with the Board

Anyone who would like to communicate directly with our Board, our independent directors as a group or our Lead Director, may submit a written communication to American Electric Power Company, Inc., P.O. Box 163609, Attention: AEP Independent Directors, Columbus, Ohio 43216. The Company’s Corporate Secretary reviews such inquiries or communications, and communications other than advertising or promotions of a product or service are forwarded to our Board, our independent directors as a group or our Lead Director, as appropriate.

Transactions with Related Persons

The American Electric Power Company, Inc. Related Person Transaction Approval Policy (Policy) was adopted by the Board in December 2006. The written Policy is administered by the Committee on Directors and Corporate Governance. A copy of the Policy is available on our website at www.aep.com/investors/corporateleadersandgovernance.

The Policy defines a “Transaction with a Related Person” as any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning in excess of five percent of the total equity of the Company and any immediate family member of any such person.

The Committee on Directors and Corporate Governance considers all of the relevant facts and circumstances in determining whether or not to approve a Transaction with a Related Person and approves only those transactions that are in the best interests of the Company. The Committee on Directors and Corporate Governance considers various factors, including, among other things: the nature of the Related Person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; the acceptability of the transaction to the Company’s regulators; and in the case of a non-employee director, whether the transaction would impair his or her independence or status as an “outside” or “non-employee” director.

If Company management determines it is impractical or undesirable to wait until a meeting of the Committee on Directors and Corporate Governance to consummate a Transaction with a Related Person, the Chair of the Committee on Directors and Corporate Governance may review and approve the Transaction with a Related Person. Any such approval is reported to the Committee on Directors and Corporate Governance at or before its next regularly scheduled meeting.

No approval or ratification of a Transaction with a Related Person supersedes the requirements of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors or AEP’s Principles of Business Conduct applicable to any executive officer. To the extent applicable, any Transaction with a Related Person is also considered in light of the requirements set forth in those documents.

Since January 1, 2014, there have been no transactions and there are no currently proposed transactions, involving an amount exceeding $120,000 in which AEP was or is expected to be a participant and in which any Related Person had a direct or indirect material interest.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service as a director other than accidental insurance coverage. The table below shows the elements and amount of compensation that we paid to our non-employee directors for 2014.

Compensation Element	Until October 1, 2014	On and After October 1, 2014
Annual Retainer (1)	$97,000	$100,000
Annual Stock Unit Awards (2)	145,000	150,000
Committee Chair Annual Retainers (1):
Audit Committee	20,000	25,000
HR Committee	20,000	20,000
Audit Committee Member Annual Retainers (1)	15,000	15,000
HR Committee Member Annual Retainers (1)	10,000	10,000
Lead Director Annual Retainer (1)	30,000	30,000

(1)	Retainer amounts are paid in cash in quarterly installments.
(2)	In 2014, pursuant to the Stock Unit Accumulation Plan for Non-Employee Directors, each non-employee director serving a full year was awarded $146,250 in AEP stock units. These AEP stock units are credited to directors quarterly, based on the closing price of AEP Common Stock on the payment date. Amounts equivalent to cash dividends on the AEP stock units accrue as additional AEP stock units. AEP stock units are paid to each non-employee director in cash shortly after termination of service unless the director has elected to further defer payment.

The Board has determined that Board compensation should consist of a mix of cash and AEP stock units. In September 2014, upon the recommendation of the Committee on Directors and Corporate Governance and taking into account comparative data from Meridian Compensation Partners, LLC, an outside independent consultant (“Meridian”), the Board determined that effective October 1, 2014, (i) the amount of AEP stock units awarded to non-employee directors pursuant to the Stock Unit Accumulation Plan should increase from $145,000 annually to $150,000 annually, (ii) the amount of the annual cash retainer paid to non-employee directors should increase from $97,000 annually to $100,000 annually and (iii) the amount of the annual cash retainer for the Audit Committee Chair should be increased from $20,000 annually to $25,000 annually.

The Board believes that the director compensation set forth above compensates directors appropriately for all general services that are rendered as a director, committee member, committee chair or as Lead Director, including education and training appropriate to the director’s responsibilities. The Company believes, however, that special compensation can be appropriate when individual directors are asked to undertake special assignments requiring a significant amount of additional time, effort and responsibility. The Board’s Special Compensation Policy provides for directors to be compensated at a daily rate when called upon to undertake special additional services beyond those contemplated by the Annual Retainer. Under the Special Compensation Policy, the Committee on Directors and Corporate Governance determines (a) the amount of any special compensation in light of the actual or anticipated time, effort and responsibility required of the director and (b) the form of special compensation, which may include a per diem fee, an hourly fee, a flat fee or any other reasonable payment or payments. No special compensation was paid for services provided in 2014.

Expenses.    Directors are reimbursed for expenses incurred in attending Board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs.

Spouses may occasionally join directors on Company aircraft when a director is traveling to or from Board meetings or other business activities. The Company generally provides for, or reimburses the expenses of, the directors and their spouses for attendance at such meetings. The Board does not provide tax gross-ups on any director perquisites.

Retainer Deferral Plan.    The Retainer Deferral Plan for Non-Employee Directors is a non-qualified deferred compensation plan that permits non-employee directors to choose to defer up to 100 percent of their annual cash retainer and fees into a variety of investment fund options, all with market-based returns, including an AEP stock fund. The Plan permits the non-employee directors to defer receipt until termination of service or for a period that results in payment commencing not later than five years after termination of service.

Insurance.    AEP maintains a group 24-hour accident insurance policy to provide a $1,000,000 accidental death benefit for each director, $100,000 for each spouse of a director and $50,000 for all dependent children. The current policy, effective September 1, 2012 to September 1, 2015, has a premium of $28,905.

Stock Ownership.    Non-employee directors are required by our Corporate Governance Principles to own AEP common stock or AEP stock units worth five times their annual equity award, which is met within the first five years of a non-employee director’s term by requiring the director to hold the AEP stock units awarded under the Stock Unit Accumulation Plan. Each non-employee director is required to hold these stock units until termination of service.

After five years of service on the Board, non-employee directors receive contributions to an AEP stock fund under the Stock Unit Accumulation Plan. During open trading windows they may subsequently transfer those amounts into other investment fund options, similar to those in the Retainer Deferral Plan.

Matching Gifts Program.    Directors may participate in our Matching Gifts Program on the same terms as AEP employees. Under the program, AEP will match between $250 and $1,000 per higher education institution each year in charitable contributions from a director.

Charitable Award Program.    AEP is continuing a memorial gift program for former Central and South West Corporation directors and executive officers who had been previously participating in this program. The program currently has 26 participants, including Dr. Sandor. Under this program, AEP makes donations in a director’s name to up to three charitable organizations in an aggregate amount of up to $500,000, payable by AEP upon such person’s death. AEP maintains corporate-owned life insurance policies to support portions of the program. AEP paid an annual premium of $116,383 on those policies for 2014.

2014 Director Compensation Table

The following table presents the compensation provided by the Company in 2014 to our non-employee directors.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
David. J. Anderson	112,750	146,250	642	259,642
J. Barnie Beasley, Jr.(1)	103,426	134,179	642	238,247
Ralph D. Crosby, Jr.	127,750	146,250	642	274,642
Linda A. Goodspeed	112,750	146,250	642	259,642
Thomas E. Hoaglin	137,750	146,250	642	284,642
Sandra Beach Lin	112,750	146,250	642	259,642
Michael G. Morris(1)	30,119	45,023	642	75,784
Richard C. Notebaert	107,750	146,250	642	254,642
Lionel L. Nowell III	134,000	146,250	1,392	281,642
Stephen S. Rasmussen	105,250	146,250	642	252,142
Oliver G. Richard III	107,750	146,250	642	254,642
Richard L. Sandor(1)	30,119	45,023	5,118	80,260
Sara M. Tucker	112,750	146,250	1,642	260,642
John F. Turner(1)	34,777	45,023	642	80,442

(1)	Mr. Beasley was appointed a director in February 2014. Messrs. Morris’, Sandor’s and Turner’s terms as a director ended effective as of April 22, 2014, the date of our 2014 Annual Meeting.
(2)	The dollar amounts reported represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of AEP stock units granted under the Stock Unit Accumulation Plan for Non-Employee Directors, without taking into account estimated forfeitures. AEP stock units are credited to directors quarterly.
(3)	Each non-employee director who served the full year received 2,677.446 AEP stock units in 2014. Due to their service for less than a full year, Messrs. Morris, Sandor and Turner each received 878.592 AEP stock units, and Mr. Beasley received 2,439.166 AEP stock units. The current directors had the following aggregate number of AEP stock units at 2014 year-end: Mr. Anderson (12,430), Mr. Beasley, (2,471) Mr. Crosby (33,266), Ms. Goodspeed (34,069), Mr. Hoaglin (27,285), Ms. Lin (7,635), Mr. Notebaert (12,430), Mr. Nowell (37,965), Mr. Rasmussen (7,087), Mr. Richard (5,936) and Ms. Tucker (23,025).
(4)	The amounts reported in All Other Compensation consists of (a) a premium of $642 for accidental death insurance policy, (b) matching gift contributions of $750 for Mr. Nowell and $1,000 for Ms. Tucker and (c) an amount of $4,476 for Dr. Sandor’s participation in the Central and South West Corporation Memorial Gift Program.

Insurance

AEP and the AEP System Companies and their directors and officers are insured, subject to certain exclusions and deductibles, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. Such insurance, effective March 15, 2014 to March 15, 2015, is provided by: Associated Electric & Gas Insurance Services Ltd., Energy Insurance Mutual Ltd., Zurich American Insurance Company, U.S. Specialty Insurance Company, Arch Insurance Company, Travelers Casualty and Surety Co. of America, Westchester Fire Insurance Company (ACE), Berkley Insurance Co., RSUI Insurance Company, Alterra America Insurance Company, Scottsdale Indemnity Company (Freedom Specialty), Arch Insurance Co., Illinois National Fire Insurance Company (AIG), Allied World Assurance Company Ltd. (AWAC), Liberty Mutual Insurance Company, Endurance Risk Solutions Assurance Co., Catlin Specialty Insurance Company (Catlin, Inc.) and ACE Bermuda LTD. The total cost of this insurance is $3,281,062.

Fiduciary liability insurance provides coverage for AEP System companies and their affiliated trusts, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under the Employee Retirement Income Security Act of 1974. Such insurance, effective March 15, 2014 to March 15, 2015, is provided by U.S. Specialty Insurance Company, XL Specialty Insurance Co., Energy Insurance Mutual Ltd., and Scottsdale Indemnity Company (Freedom Specialty). The total cost of this insurance is $561,320.

Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, fees and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2015. The Audit Committee reviews and assesses annually the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent registered public accounting firm. Additionally, the Audit Committee is involved in the selection and mandated rotation of the lead engagement partner from Deloitte & Touche LLP. The Audit Committee believes that the continued retention of Deloitte & Touche LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2015. Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, and will seriously consider shareholder input on this issue. Whether or not the appointment of Deloitte & Touche LLP is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

One or more representatives of Deloitte & Touche LLP will be in attendance at the annual meeting on April 21, 2015. The representatives will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

Your Board of Directors recommends a vote FOR this Item 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2014	2013
Audit Fees(1)	$11,689,000	$12,344,000
Audit-Related Fees(2)	$781,000	$706,000
Tax Fees(3)	$137,000	$587,000

TOTAL	$12,607,000	$13,637,000

(1)	Audit fees in 2013 and 2014 consisted primarily of fees related to the audit of the Company’s annual consolidated financial statements, including each registrant subsidiary. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board Auditing Standard Number 5 regarding the Company’s internal control over financial reporting. This category also includes work generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)	Audit-related fees consisted principally of regulatory, statutory and employee benefit plan audits.
(3)	Tax fees consisted principally of advisory services. Tax services are rendered based upon facts already in existence, transactions that have already occurred, as well as tax consequences of proposed transactions.

The Audit Committee has considered whether the provision of services other than audit services by Deloitte & Touche LLP and its domestic and global affiliates is compatible with maintaining independence, and the Audit Committee believes that this provision of services is compatible with maintaining Deloitte & Touche LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limitation. The independent registered public accounting firm and management are required to report to the Audit Committee at each regular meeting regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee Chairman may also pre-approve particular services on a case-by-case basis. In 2014, all Deloitte & Touche LLP services were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee reviews AEP’s financial reporting process as well as the internal control over financial reporting on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.

The Audit Committee met seven times during the year and held discussions, some of which were in private, with management, the internal auditor, and the independent registered public accounting firm. Management represented to the Audit Committee that AEP’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management has also concluded that the Company’s internal control over financial reporting was effective as of December 31, 2014. The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management, the internal auditor and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB).

In addition, the Audit Committee had discussions with and received written communications from the independent registered public accounting firm regarding its independence as required by the PCAOB. The Audit Committee has also received written communication regarding the results of the independent registered public accounting firm’s internal quality control reviews and procedures and other matters, as required by the New York Stock Exchange listing standards.

In reliance on the reviews, communications and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in AEP’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Audit Committee Members

Lionel L. Nowell, III, Chair

David J. Anderson

J. Barnie Beasley, Jr.

Linda A. Goodspeed

Sandra Beach Lin

Sara Martinez Tucker

Item 3. Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act, we are including in these proxy materials a separate resolution for shareholders to vote upon, on an advisory (non-binding) basis, the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term goals. Please read the “Compensation Discussion and Analysis” beginning on page 40 for additional details about the 2014 compensation of our named executive officers.

The HR Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As a result of its review process, the HR Committee maintains the following executive compensation practices:

•	Emphasizing long-term incentive compensation to promote the longer-term interests of the Company and encourage management to make decisions that are aligned with shareholders’ interests;

•	Tying the value of a substantial portion (70 percent) of this long-term compensation to two robust measures of shareholder value:

•	Three-year total shareholder return compared to the S&P 500 Electric Utilities Industry Index, and

•	Three year cumulative operating earnings per share compared to a Board approved objective;

•

Maintaining a clawback policy that allows the Board to recoup any excess incentive compensation paid to our named executive officers and other key members of our executive team if the financial results on which the awards were based are materially restated due to misconduct of the executive.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure is hereby APPROVED.”

While the Board intends to consider carefully the results of this vote, the say-on-pay vote is advisory only, and therefore will not be binding on the Company or our Board of Directors.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

Your Board of Directors recommends a vote FOR this Item 3.

Item 4: Proposal to Approve The American Electric Power System 2015 Long-Term Incentive Plan

The Board is requesting that shareholders vote in favor of adopting the American Electric Power System 2015 Long-Term Incentive Plan (the “2015 Plan”), which was approved by the Board of Directors on February 24, 2015, subject to shareholder approval. The 2015 Plan has been established to replace, on a prospective basis, the Amended and Restated American Electric Power System Long-Tern Incentive Plan (the “Prior Plan”), which was previously approved by shareholders and expires on April 26, 2020. If approved by shareholders, the 2015 Plan will become effective as of April 21, 2015 and will replace the Prior Plan for any new grants made after April 21, 2015. Any awards previously granted under the Prior Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions. If shareholders do not approve the 2015 Plan, it will not be adopted and no grants will be made under it.

Subject to adjustment upon the occurrence of various corporate events as described in the proposed 2015 Plan, the maximum number of shares requested for shareholder approval under the proposed 2015 Plan is 10,000,000 shares. If the proposed 2015 Plan is approved by shareholders, based on its historic grant practices, the Company anticipates that the requested share authorization under the proposed 2015 Plan will last for a significant portion of its ten-year term.

The proposed 2015 Plan is intended to develop employees’ sense of proprietorship and personal involvement in the development and financial success of the Company, thereby advancing the interests of the Company and its shareholders. In order to build a stable and experienced management team, the Company seeks to maintain and strengthen these individuals’ desire to remain with the Company as well as to attract individuals to become employees. As with the Prior Plan, the ultimate goal of the 2015 Plan is to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of our Common Stock.

In addition, as with the Prior Plan, the Company’s Board of Directors has determined that it would be in the Company’s best interests to preserve the HR Committee’s flexibility under the 2015 Plan to grant certain performance awards that are intended to qualify for the “qualified performance-based compensation” exception from the $1 million limit on deductibility of compensation paid to each of the chief executive officer and the other three most highly compensated executive officers (other than the chief financial officer) imposed by Section 162(m) of the IRC (“Section 162(m)”). In approving the 2015 Plan, shareholders will also be approving the material terms of the performance goals under the 2015 Plan that are intended to qualify certain performance awards under the 2015 Plan for the “qualified performance-based compensation” exception under Section 162(m). Section 162(m) requires shareholder re-approval of the material terms of the performance goals under the 2015 Plan every five years. Accordingly, if shareholders approve the 2015 Plan, shareholders will need to re-approve the material terms of the performance goals under the plan no later than the Company’s annual meeting of shareholders in 2020 in order to preserve the HR Committee’s flexibility to grant awards intended to constitute qualified performance-based compensation under Section 162(m) after the Company’s annual meeting of shareholders in 2020. In addition, notwithstanding shareholders’ approval of the 2015 Plan, no assurance can be given that awards under the 2015 Plan intended by the HR Committee to satisfy the requirements for qualified performance-based compensation under Section 162(m) will in fact do so. Furthermore, even if the 2015 Plan is approved by shareholders, the HR Committee may still grant awards that are not intended to constitute qualified performance-based compensation under Section 162(m) if the HR Committee determines that granting such awards is in the best interests of the Company.

Key Features of The Plan

The 2015 Plan retains many of the features of the Prior Plan in addition to including updates of certain provisions. As with the Prior Plan, all awards for employees can only be made pursuant to the authority of the HR Committee, and with respect to awards to non-employee directors, all awards can only be made pursuant to the authority of the Board.

Key features of the 2015 Plan are described below but are qualified in their entirety by reference to the full text of the 2015 Plan attached as Exhibit B to this proxy statement.

•	Subject to adjustment upon the occurrence of various corporate events as described in the 2015 Plan, the maximum number of shares that may be granted under the 2015 Plan is 10,000,000 shares.

•

This share request will result in overall dilution of 2.0 percent, assuming all the available shares are issued. An analysis of similar utility companies indicates this is below the industry median. The analysis also showed that AEP’s three-year average grant history of 0.3 percent of outstanding shares annually has been well below the industry median.

•	The maximum aggregate value of awards that may be granted to any non-employee member of our Board of Directors during any calendar year is $700,000.

•

Any shares related to awards under the 2015 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the HR Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grants under the 2015 Plan.

•

Shares subject to an award under the 2015 Plan will not again be available for issuance under the 2015 Plan if the shares are (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding liabilities, or (iii) shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right.

•

Awards may include stock options (including ISOs and nonqualified stock options (“NQSOs”)), stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards.

•

Shares issued pursuant to “Full Value Awards” (awards other than stock options or stock appreciation rights, e.g., restricted stock, restricted stock units, performance shares, performance units if settled with stock, or other stock-based awards) shall reduce the 2015 Plan’s share authorization at a rate of 1 to 1, while shares that are covered by stock option or stock appreciation rights shall reduce the 2015 Plan’s share authorization at a rate of 0.286 to 1.

•

Unless the Company obtains prior shareholder approval, the 2015 Plan does not allow reloads, repricing, or exchanges of stock options or stock appreciation rights for cash (other than in connection with a change of control of the Company), stock options to be issued at a discount to fair market value, or stock options or stock appreciation rights to be transferred by a participant for consideration.

•	Awards granted under the 2015 Plan are subject to “clawback” in certain circumstances under the Company’s compensation recoupment policy as such policy is in effect from time to time.

•	The exercise price of options and the grant price of stock appreciation rights must be at least equal to 100 percent of the fair market value of the shares as determined on the date of the grant.

•	The maximum term of options and stock appreciation rights is 10 years.

•

The HR Committee may provide in an option award agreement or in a stock appreciation right agreement (as applicable), that if, on the last day of the term of the option or the stock appreciation right, the fair market value of one share exceeds the exercise price per share of the option or the grant price per share of the stock appreciation right (as applicable), and the holder of the option or stock appreciation right has not exercised the option or the stock appreciation right and it has not otherwise expired, the option or stock appreciation right will be deemed to have been exercised by its holder on such day.

•

The HR Committee may grant dividend equivalents based on the dividends declared on shares that are subject to any Full Value Award; provided that the dividend equivalents will be subject to any performance conditions that apply to the underlying award. Dividends or dividend equivalents will not accrue, be granted or be paid with respect to shares that are subject to an outstanding option or stock appreciation right.

•	Annual award limits set forth in the 2015 Plan are as follows:

Award(s)	Annual Limit

Stock Options	2,000,000 shares

Stock Appreciation Rights	2,000,000 shares

Restricted Stock or Restricted Stock Units	400,000 shares

Performance Units or Performance Shares	Value of 400,000 shares or 400,000 shares (each measured at target); up to 2 shares (or the cash value of 2 shares) may be issued for each performance share or performance share unit based on performance (including any applicable dividend equivalent)

Cash-Based Awards	$15 million

Other Stock-Based Awards	400,000 shares

•

The performance goals upon which the payment or vesting of an award that is intended to constitute qualified performance-based compensation under Section 162(m) are limited to certain performance measures as listed below and as set forth in the 2015 Plan:

•

earnings measures (including, for example, primary earnings per share, fully diluted earnings per share, operating earnings per share, net income, pre-tax income, operating income, earnings before interest, taxes, depreciation and amortization or any combination thereof, and net operating profits after taxes);

•	expense control (including, for example, operations & maintenance expense, total expenditures, expense ratios, and expense reduction);

•

customer measures (including, for example, customer satisfaction, service cost, service levels, responsiveness, bad debt collections or losses, and reliability—such as outage frequency, outage duration, and frequency of momentary outages);

•	safety measures (including, for example, recordable case rate, severity rate, fatalities and vehicle accident rate);

•	diversity measures (including, for example, female and minority placement utilization rates);

•	environmental measures (including, for example, emissions, project completion milestones, regulatory/legislative/cost recovery goals, and notices of violation);

•	revenue measures (including, for example, revenue, direct margin and net margin);

•

shareholder return measures (including, for example, total shareholder return, economic value added, cumulative shareholder value added, return on equity, return on capital, return on assets, dividend payout ratio and cash flow(s)—such as operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital or any combination thereof);

•	valuation measures (including, for example, stock price increase, price to book value ratio, and price to earnings ratio);

•	capital and risk measures (including, for example, debt to equity ratio, dividend payout as percentage of net income and diversification of business opportunities);

•	employee satisfaction and engagement;

•	project measures (including, for example, completion of key milestones);

•

production measures (including, for example, generating capacity factor, performance against the Institute of Nuclear Power Operation index, generating equivalent availability, heat rates, effective forced outage rates and production cost); and

•	such other individual performance objective that is measured solely in terms of quantitative targets related to AEP or any subsidiary or AEP’s or any such subsidiary’s business.

The HR Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award when the award is established that any performance measure may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events to the extent consistent with the requirements of Code Section 162(m).

Awards that are intended to constitute qualified performance-based compensation under Section 162(m) may not be adjusted upward, but the HR Committee has the discretion to adjust these awards downward. The HR Committee has the discretion to grant awards that do not qualify for the performance-based compensation exception under Section 162(m). Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the HR Committee.

Administration

The 2015 Plan will be administered by the HR Committee. The HR Committee will have full and exclusive discretionary authority, subject to the provisions of the 2015 Plan, to establish rules and regulations necessary for the proper administration of the 2015 Plan. All actions taken and all interpretations and determinations made by the HR Committee shall be final and binding.

Eligibility

Employees and non-employee directors of the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2015 Plan. From time to time, the HR Committee (or as to non-employee directors, the Board) will determine who will be granted awards.

While all employees are eligible to receive awards under the 2015 Plan, the HR Committee currently expects that approximately 950 employees will initially participate in the 2015 Plan.

Change of Control

Under the 2015 Plan, the HR Committee may provide for the effect of a change in control of the Company (as defined in the 2015 Plan) upon an award granted under the Plan. Such provisions may include:

•	The acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award;

•	The waiver or modification of performance or other conditions related to payment or other rights under an award;

•	Providing for the early settlement of an award for an equivalent cash value; or

•	Such other modification or adjustment to an award as the HR Committee deems appropriate.

Termination of Employment

Under the 2015 Plan, the HR Committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of the award holder’s termination of employment from the Company.

Amendment and Termination of the 2015 Plan

The HR Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2015 Plan and any award agreement in whole or in part; except that, without the prior approval of the Company’s shareholders and except as permitted under the 2015 Plan’s adjustment provision, options or SARs awarded under the 2015 Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, or exchanged for a cash payment or other awards (other than in connection with a change of control of the Company) and no material amendment of the 2015 Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or a stock exchange rule.

Other than as described in the following sentence, no termination, amendment, suspension, or modification of the 2015 Plan or an award agreement will adversely affect in any material way any award previously granted under the 2015 Plan, without the written consent of the holder of the award. The Board of Directors may amend the 2015 Plan or an award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the 2015 Plan or an award agreement to any present or future law that relates to the 2015 Plan (including, but not limited to, Section 409A of the Internal Revenue Code), and to the administrative regulations and rulings promulgated thereunder.

Unless terminated earlier by the HR Committee, the 2015 Plan will terminate on April 21, 2025.

Recoupment of Incentive Compensation

All awards are subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

Federal Income Tax Consequences

The following is a general description of the current federal income tax consequences to participants and AEP relating to awards that may be granted under the 2015 Plan based on present tax law. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2015 Plan, nor does it cover state, local, or non-U.S. taxes. Pursuant to SEC disclosure requirements, this summary includes a description of the federal income tax consequences of the issuance and exercise of stock options, as well as other awards that may be granted under the 2015 Plan. We note, however, that the Company has not issued stock options since 2006.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common

Stock on the date the option is exercised over the exercise price for such shares. AEP will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time that the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option to purchase shares of Common Stock and will not recognize income upon exercise of the option, provided the participant was an employee of the AEP System at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of Common Stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (i) the exercise price and the fair market value of such shares on the date of exercise, or (ii) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. AEP will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant in this case. The deduction will be allowable at the same time that the participant recognizes the income.

Except as otherwise specified under Section 409A of the Internal Revenue Code, the current federal income tax consequences of other awards authorized under the 2015 Plan are generally as follows: stock appreciation rights are subject to taxation to the participant (and deduction by AEP) upon exercise in an amount equal to the appreciation inherent in the value of the underlying shares; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares of Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards and dividend equivalents are generally subject to tax at the time of payment. In each of the foregoing cases, AEP will generally have a corresponding deduction at the same time that the participant recognizes income.

Section 409A of the Internal Revenue Code provides that participants in a covered nonqualified deferred compensation arrangement will be subject to accelerated taxation and penalties unless the covered plan, both as designed and administered, satisfies specified requirements, including limitations on the timing of deferral and distributions elections, if any, and triggers for the distribution or funding of deferred amounts. Code Section 409A may become applicable to certain types of awards under the 2015 Plan (other than incentive stock options and restricted stock) depending on the terms and conditions to which the award is subject. The Company believes that the terms of the 2015 Plan, as such, should not cause awards under the 2015 Plan to violate the requirements of Code Section 409A.

New Plan Benefits

All awards to employees and officers under the 2015 Plan will be made at the discretion of the HR Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any employee or officer or the average annual equity grant rate in the future, as there are many variables the HR Committee considers in granting equity awards, including compensation of our executive officers compared to the Compensation Peer Group, share price at the time the HR Committee sets executive compensation and, for payouts under our long-term incentive program, performance against pre-determined metrics at the time of settlement. We currently grant awards to our non-employee directors under the Stock Unit Accumulation Plan, which will not be a part of the 2015 Plan. For information about grants made to non-employee directors, see “Director Compensation” on page 18.

Although future grants under the 2015 Plan are not determinable at this time, for illustrative purposes and not necessarily indicative of the shares that might be awarded in the future under the 2015 Plan, the table below sets forth certain information about performance units and restricted stock units that were granted for 2014. No stock options were granted.

2014 Equity-Based Incentive Award Grants Under The Prior Plan

	2014-2016 Performance Units(1)		Restricted Stock Units(2)
Name and Position	Target Number of Units	Grant Date Fair Value	Number of Units	Grant Date Fair Value
Nicholas K. Akins,
Chairman and Chief Executive Officer	101,907	$4,704,027	43,674	$2,015,992
Brian X. Tierney,
Executive Vice President and Chief Financial Officer	28,529	$1,316,899	12,226	$564,352
Robert P. Powers,
Executive Vice President and Chief Operating Officer	28,529	$1,316,899	12,226	$564,352
David M. Feinberg,
Executive Vice President, General Counsel and Secretary	14,596	$673,751	6,255	$288,731
Lana L. Hillebrand,
Senior Vice President and Chief Administrative Officer	13,601	$627,822	5,829	$269,067
All executive officers as a group (9 persons)	230,445	$10,637,341	98,760	$4,558,762
Non-executive officer employee group	410,326	$19,004,413	185,768	$8,639,497

(1)	Payment for the performance units will be made in cash. The 2014-2016 performance units are subject to three-year performance measures tied to the Company’s total shareholder return and cumulative operating earnings per share. The amount payable at the end of the three-year performance period may be anywhere from 0% to 200 % of an individual’s target, depending on the Company’s three-year performance. The dollar amounts set forth in the Grant Date Fair Value column are equal to the grant date fair value. For additional information on the 2014-2016 Performance Units, see “Performance Units” beginning on page 52.
(2)	The dollar amounts set forth in the Grant Date Fair Value column are equal to the grant date fair value. For additional information on Restricted Stock Units, see “Restricted Stock Units” beginning on page 53.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2014, with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	NA	15,825,643
Equity compensation plans not approved by security holders	—	—	—
Total	—	NA	15,825,643

Additional Information

The closing price per share on the NYSE of the Company’s Common Stock on February 24, 2015 was $59.28. The Company intends to register the shares issuable under the 2015 Plan under the Securities Act of 1933, as amended, after it receives shareholder approval.

The Board believes that it is in the best long-term interests of both shareholders and employees of the Company to maintain a progressive stock-based incentive program in order to attract and retain the services of outstanding employees and to encourage such employees to have a greater financial investment in the Company.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting. In addition, under the rules of the NYSE, an abstention will have the same effect as a vote against this proposal.

Your Board of Directors recommends a vote FOR this Item 4.

OVERVIEW OF PROPOSALS 5 AND 6

PROPOSALS TO ELIMINATE SUPERMAJORITY VOTE PROVISIONS IN AEP’S RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Overview

Proposals 5 and 6 request amendments of (1) the Company’s Restated Certificate of Incorporation to delete the provision on business combinations with interested shareholders; and (2) the Company’s Bylaws to eliminate the supermajority vote provisions. The Company believes these proposed amendments of the Restated Certificate of Incorporation and Bylaws are in the best interests of the Company and its shareholders and therefore proposes that shareholders approve separate proposals for the amendments to the Restated Certificate of Incorporation and Bylaws. The amendments contemplated by Proposals 5 and 6 are not conditioned upon one another or upon the approval of any other proposal. If shareholders approve Proposals 5 and 6, it will remove all the supermajority voting requirements in the Company’s Restated Certificate of Incorporation and Bylaws.

Item 5. Proposal to Amend the Company’s Restated Certificate of Incorporation to Eliminate Article 7

The Board of Directors is unanimously recommending approval of an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) that would eliminate Article 7 of the Restated Certificate. The text of Article 7 is attached to this proxy statement as Exhibit C. Article 7 is what is commonly referred to as a “fair price provision” that stipulates that certain minimum price and procedural requirements, intended for the protection of the Company and its shareholders as a whole, be observed by any person or group (Interested Stockholder) which acquires more than five percent of the issued and outstanding shares of capital stock of the Company having voting power (Voting Stock) and then seeks to accomplish a merger or other business combination or transaction which would eliminate or could significantly change the interests of the remaining shareholders (Business Combination), unless approved by a majority of disinterested Directors. Article 7 provides that the affirmative vote of the holders of at least (1) 75% of the issued and outstanding Voting Stock, voting together as a single class, and (2) a majority of the issued and outstanding Voting Stock beneficially owned by persons other than the Interested Stockholder, voting together as a single class, is required in order to:

•	approve a Business Combination with an Interested Stockholder if the minimum price and procedural requirements specified in Article 7 are not followed; and

•	amend, alter, change, repeal, or adopt any provision inconsistent with Article 7 of the Certificate of Incorporation.

The fair price provision was designed to help the Company defend against certain kinds of tender offers, known as coercive, two-tiered tender offers. In this type of takeover, a potential acquirer commences a tender offer for the shares needed to gain control of a company, and then effects a transaction with the company to obtain the remaining shares at a lower price or for less favorable consideration. This creates pressure on shareholders to accept the initial tender offer, even if they believe the price is inadequate. The fair price provision was not designed to prevent a takeover, but instead to encourage a potential acquirer to negotiate with the Board to ensure all shareholders receive adequate consideration for their shares.

The Board is committed to implementing and maintaining effective corporate governance policies and practices to ensure that the Company is governed with high standards of accountability and in the best interests of the shareholders. After considering shareholder input, including a shareholder proposal, and considering the advantages and disadvantages of maintaining the fair price provision in the Restated Certificate, the Board has determined that it is appropriate to eliminate this provision by removing Article 7 in its entirety from the Restated Certificate. The

Board understands that eliminating supermajority voting provisions is considered by many commentators and investors to be a best practice in corporate governance. In addition, the Board notes that the New York Shareholders Protection Act provides similar protections against the type of transactions the fair price provision was designed to defend against, and that a separate fair price provision in the Restated Certification is unnecessary. As a result, the Board has voted to approve, and to recommend to the Company’s shareholders that they approve, the elimination of Article 7 of the Restated Certificate.

If this Proposal is approved, the Company will implement it by filing an amendment to the Restated Certificate with the State of New York promptly after the Annual Meeting. If our shareholders do not approve the amendment, Article 7 of the Restated Certificate will remain in effect. The approval of Proposal 5 is not conditioned upon the approval of Proposal 6.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the shares outstanding.

Your Board of Directors recommends a vote FOR this Item 5.

Item 6. Proposal to Amend the Company’s Bylaws to Eliminate the Supermajority Provisions

Currently, the Company’s Bylaws provide that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of Section 16 may be amended or added to by the affirmative vote of the holders of two-thirds of the outstanding shares. This proposal seeks to amend the Bylaws to eliminate these supermajority vote provisions in the Bylaws and replace the voting standard with the vote standard of a majority of shares outstanding. These sections relate to the Company’s current practice of the annual election of directors. The text of the proposed amendment to Section 16 of the Bylaws, marked to show changes from the current Section 16, is included as Exhibit D to this Proxy Statement. If adopted, any provision of the Bylaws could be amended by the shareholders upon the approval of a majority of shares outstanding.

The proposed amendments to the Company’s Bylaws are the result of the Board’s ongoing review of our corporate governance principles, including consideration of a shareholder proposal on this topic. As part of its analysis, the Board recognized that supermajority vote requirements are intended to provide protection against potentially self-interested action by minority shareholders. However, while such protections can be beneficial to shareholders, as corporate governance standards have evolved, many investors and commentators now view these greater-than-majority voting provisions as limiting a board’s accountability to shareholders and the ability of shareholders to effectively participate in corporate governance.

The Board of Directors considered the arguments in favor of and against removing these supermajority requirements from the Company’s Bylaws and determined that removing these requirements is in the best interests of the Company and its shareholders. Because approval of a majority of the voting power of the Company would still be required to effect action under the revised provisions, the Board believes this proposal affords sufficient protection of shareholder interests while being responsive to the prevailing views regarding best corporate governance practices.

The approval of Proposal 6 is not conditioned upon the approval of Proposal 5. If Proposal 6 is not approved by the shareholders, AEP’s current supermajority vote provisions in the Bylaws will remain in place.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of two-thirds of the shares outstanding.

Your Board of Directors recommends a vote FOR this Item 6.

Item 7. Shareholder Proposal on Proxy Access

We are not responsible for the accuracy or content of the shareholder proposal or its supporting statement. After careful consideration, the Board has recommended a vote against the shareholder proposal for the reasons set forth following the proposal. The name and address of the shareholder submitting the proposal, as well as the number of shares held, will be furnished by us to any shareholder promptly upon the receipt of any oral or written request therefore.

A shareholder submitting a proposal must appear personally or by proxy at the meeting to move the proposal for consideration. The shareholder proposal will be approved if it is introduced and voted on at the meeting and it receives the affirmative vote of a majority of all the votes cast on the matter.

The following proposal, reproduced verbatim, was submitted by a shareholder for inclusion in this proxy statement.

RESOLVED: Shareholders of American Electric Power Company, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a) have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b) give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c) certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support—votes for similar shareholder proposals averaged 55% from 2012 through September 2014- and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

*****

The Board Unanimously Recommends a Vote AGAINST This Proposal.

The Board’s Response

Summary

The Board of Directors has carefully considered this shareholder proposal and recommends that shareholders vote AGAINST this proposal for the reasons set forth below.

Proxy access is a procedure designed to facilitate company-financed proxy contests in director elections consisting of the Board’s nominees as well as one or more candidates nominated by shareholders meeting certain eligibility requirements. Given the eligibility thresholds in the proposal, the proposed proxy access would make it too easy for special interest groups with political and other agendas to submit nominations and potentially expose our Company to significant disruption. This proposal would permit any combination of shareholders beneficially owning 3% of the shares of the Company for three years to nominate candidates representing up to 25% of the Board of Directors. The Board believes that the 3% threshold is very low, and the proposal fails to contain any limit on how many shareholders can combine to satisfy that threshold. In addition, the Board believes that the ability to nominate and replace 25% of the Board of Directors is an excessively high percentage. Moreover, the proposal ignores the effective voice shareholders already have at our Company, undercuts the critical role of the independent Committee on Directors and Corporate Governance (the “Corporate Governance Committee”), and introduces an unnecessary and potentially expensive and destabilizing dynamic into the Board election process. In short, the proposal advances a solution for a problem that does not exist at our Company and does so at the risk of considerable harm to our Company and its shareholders.

Our strong performance as well as our sound governance practices and policies demonstrate that proxy access is not necessary at AEP and could be contrary to our shareholders’ best interests.

As mentioned above, the proposal is unrelated to any perceived performance deficiencies; in fact, the proposal ignores our Company’s outstanding performance. In 2010, we started the year with an opening stock price of $35.10. Five years later, on December 31, 2014, our stock closed at $60.72, representing a 73% increase. This performance has helped drive our Company’s strong total shareholder returns (“TSR”). Our Company’s TSR has outperformed that of the S&P Electric Utilities Index and the entire S&P 500 Index for the past five years as shown in the chart below.

Our strong performance highlights that the proposal does not seek to address any performance deficiencies at AEP. Indeed, materials published by the Boardroom Accountability Project (the “Project”), which identify 75 publicly-held companies that received proxy access proposals and the reasons those publicly-held companies were selected, indicate that our Company was targeted because of “Fossil Fuel” – not for any inadequacy related to corporate governance, executive compensation or performance. “Fossil Fuel” is not a compelling rationale to adopt proxy access, and the Board of Directors does not believe that a “Fossil Fuel” inspired proxy contest would be in the best interests of our shareholders. In particular, the Board of Directors is concerned that the rationale for this submission illustrates the potential misuse of proxy access by single purpose, special interest groups (or other shareholders) focused on personal, political or other issues that are incompatible with the best interests of our Company and its shareholders.

The proposal advances a solution for a problem that does not exist at our Company, as AEP’s corporate governance policies and practices are already among the most responsive and highly rated of our peers.

Shareholders evaluating the proposal should consider it in the context of our overall corporate governance practices. The Board believes that its implementation of numerous corporate governance and executive compensation measures demonstrates its responsiveness and accountability to our shareholders. For example:

•	Our directors have been elected annually since 1952;

•	Due to our robust director independence standards, all of our directors are independent, other than our CEO;

•	Our directors are elected by a majority vote standard in uncontested elections;

•	We have an independent Lead Director of the Board with defined and extensive duties;

•	Our shareholders are able to call a special shareholders’ meeting;

•	We have an annual advisory vote on executive compensation;

•	Our shareholders are able to:

•

Communicate with any director, any Board committee or the full Board (as discussed above under “Communicating with the Board” on page 16). At its regular meetings, our Corporate Governance Committee reviews correspondence from shareholders relating to the business of the Board;

•

Propose director nominees to the Corporate Governance Committee, which, in turn, evaluates and considers such nominees at its regular meetings in the same manner as it would any nominee recommended by a Board member, management, search firm or other source (as discussed above under “Selection of Director Candidates” on page 14 and “Shareholder Proposals and Nominations” on page 86);

•	Submit proposals for consideration at an Annual Meeting and for inclusion in AEP’s proxy statement for that meeting; and

•	Submit proposals, including nominations of director candidates, directly at an annual meeting.

In addition, in separate proposals to be voted on at the Annual Meeting (Proposals No. 5 and 6), our Board is recommending that shareholders approve amendments to our Articles of Incorporation and Bylaws that would eliminate supermajority shareholder voting requirements.

The proposal would bypass our independent Corporate Governance Committee’s process for identifying and recommending director nominees who would best serve our shareholders’ long-term interests.

An effective board of directors is composed of individuals with a diverse and complementary blend of experiences, skills and perspectives. Our Corporate Governance Committee and our Board of Directors are best situated to assess the particular qualifications of potential director nominees and determine whether they will contribute to an effective and well-rounded Board that operates openly and collaboratively and represents the best interests of all shareholders. The Corporate Governance Committee, which is comprised entirely of independent, non-employee directors, has developed Criteria for Evaluating Directors and a process for identifying and recommending director candidates for election by our shareholders, which are described in our Principles of Corporate Governance and discussed above under “Director Qualifications” on page 13. The Corporate Governance Committee’s process is thoughtfully designed to identify and nominate director candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our Board and its committees.

Additionally, as noted above in “Annual Board Evaluations,” as part of the Board’s self-assessment, the Corporate Governance Committee oversees the evaluation of the qualifications and performance of each incumbent Director prior to the Board nominating an incumbent Director for an additional term. Moreover, the Corporate Governance Committee carefully reviews and considers the independence of all potential nominees, which often is a complex undertaking in light of the broad scope of the Company’s business.

Through this process, we believe that our Corporate Governance Committee and Board achieve the optimal balance of directors that best serves all of our shareholders.

Shareholders already have a voice in this process through their ability to nominate potential directors for consideration by the Corporate Governance Committee. The proposal, however, would enable any holder or group of holders of as little as 3% of our outstanding shares to bypass the Corporate Governance Committee’s process by placing directly into nomination candidates who may fail to meet the independence or other qualifications established by the Committee, fail to contribute to the desired mix of perspectives, or fail to represent the interests of shareholders as a whole. In contrast, our Corporate Governance Committee has a fiduciary duty to act in good faith for the best interests of the Company and all of our shareholders.

The proposal could undermine the effectiveness of our corporate governance.

The Board believes that there are several significant risks associated with proxy access, which could harm our Company, our Board of Directors and shareholders by:

•

Significantly Disrupting Company and Board Operations.    If proxy access is approved, contested director elections could become routine and substantially disrupt Company affairs and the effective functioning of our Board of Directors without adding significant value to the current process. As a result, our management and directors would be forced to divert their time from managing and overseeing Company business to focusing on proxy contests in the election of directors. Additionally, proxy access may cause relatively high turnover, potentially leading to an inexperienced board that lacks sufficient knowledge and understanding of our current and past business to provide meaningful and effective oversight of our operations and long-term strategies. Abrupt changes in the composition of our Board of Directors could impair our ability to develop and execute our long-term strategy.

•

Fragmentation of the Board of Directors.    The election of shareholder-nominated directors could create factions on the Board, leading to dissension and delay and thus precluding the Board’s ability to function effectively. A politicized Board cannot be effective in serving the best interests of all our shareholders.

•

Discouraging Highly Qualified Director Candidates from Serving.    The prospect of routinely standing for election in a contested situation may deter highly qualified individuals from Board service. The prospect of a perennial campaign may also cause incumbent directors to become excessively risk averse, thereby impairing their ability to provide sound and prudent guidance with respect to our operations and interests.

•

Encouraging Short-Termism.    The Board believes that the introduction of regular contested elections could encourage a short-term focus on the management of the business that would not be in the best interests of our shareholders. Moreover, under the proposal, a shareholder could threaten a contested election with virtually no cost to the shareholder merely to extract concessions from the Company relating to that shareholder’s special interest.

*    *    *    *

The Board believes that the current measures the Company employs for the nomination and election of Directors have led to a Board that is responsive to shareholder input and that promotes a strategy of long-term value creation. Disruption of the Board’s functioning could adversely affect the pursuit of our long-term strategy and put shareholder value at risk. For the foregoing reasons, we believe that this proposal is unnecessary, creates risk of considerable harm to our Company, and is not in the best interests of our shareholders.

For these reasons, the Board unanimously recommends that our shareholders vote AGAINST this proposal and will so vote proxies received that do not otherwise specify.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting.

Your Board of Directors recommends a vote AGAINST this Item 7.

Other Business

The Board of Directors does not intend to present to the meeting any business other than the election of directors, the ratification of the appointment of the independent registered public accounting firm, the advisory vote on the compensation of the named executive officers, the adoption of the long-term incentive plan, the amendment to Restated Certificate and the amendment to the Bylaws as disclosed in this proxy statement.

If any other business not described herein should properly come before the meeting for action by the shareholders, the persons named as proxies on the proxy card or their substitutes will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement was printed, the Board of Directors was not aware of any other matters that might be presented.

Compensation Discussion and Analysis

This section explains AEP’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following named executive officers:

Name	Title
Mr. Akins	Chairman, Chief Executive Officer and President
Mr. Tierney	Executive Vice President and Chief Financial Officer
Mr. Powers	Executive Vice President and Chief Operating Officer
Mr. Feinberg	Executive Vice President and General Counsel
Ms. Hillebrand	Senior Vice President and Chief Administrative Officer

Executive Summary

2014 Business Performance Highlights.     AEP’s shareholders received a 35.1 percent total shareholder return in 2014 which was above the total shareholder return for the S&P 500 Electric Utilities Index of 31.2 percent and was well above the total shareholder return for the S&P 500 of 13.7 percent. The Company’s 2014 operating earnings were $3.43 per share, which exceeded our original operating earnings guidance for the year of $3.20-$3.40 per share. At the beginning of the year, the HR Committee established threshold (0 percent of target payout), target and maximum (200 percent of target payout) operating earnings per share measures for 2014 annual incentive compensation at $3.15, $3.30 and $3.45 per share, respectively. The HR Committee increased the performance target for annual incentive compensation by $0.15 per share from AEP’s 2013 target, a 4.7 percent increase, which was in line with AEP’s growth target for operating earnings.

During 2014, our transmission business thrived and contributed 31 cents per share to 2014 earnings. In 2014, AEP Transmission Holding Company’s net plant assets grew by approximately $1.1 billion to $2.7 billion, an increase of 65 percent. We also benefitted from successful regulatory proceedings in several states and strong margins from our regulated and nonregulated generation.

The reliable performance of our generation fleet during colder than normal temperatures early and late in 2014 gave us the ability to advance spending from future years into 2014, and we continued our focus on process improvements. The Company increased its quarterly dividend by six percent in October 2014. And, for the third year in a row, the Company did not experience a fatal employee accident.

Throughout this CD&A, we refer to operating earnings, which is a non-GAAP financial measure. Exhibit A to this proxy statement contains a reconciliation of GAAP earnings per share to operating earnings per share for 2014.

2014 Earned Incentive Compensation Highlights. The Company’s 2014 operating earnings per share, together with the Company’s performance on strategic measures and safety, produced an initial score of 172.7 percent of target. The HR Committee also established two extra credit goals for 2014, a 7.5 percent credit for zero fatalities and up to a 5 percent credit for cultural improvement. The Company did not experience a fatal employee accident in 2014, which resulted in a 7.5 percent addition to the score. The HR Committee subjectively considered the Company’s achievement of culture improvements, which included sustainable cost savings from employee engagement, and awarded 2.5 percent for this measure. As a result, the overall annual incentive funding for AEP’s executive officers was 182.7 percent of target for 2014.

The cumulative operating earnings per share score for the 2012-2014 performance units was 112.3 percent of target. The relative total shareholder return (TSR) measure at the end of the performance period was at the 75th percentile of the S&P 500 Electric Utilities Industry Index, which produced a score of 183.3 percent of target. The operating earnings per share and TSR scores combined to produce an overall score of 147.8 percent of target for the 2012-2014 performance period. As a result, 147.8 percent of the 2012-2014 performance units outstanding at year-end were earned.

Other Highlights.    Effective January 1, 2014, the HR Committee replaced all of the Company’s change in control agreements to eliminate the provisions that provided a tax gross-up for excise taxes. Prior to this change, some of the named executive officers had change in control agreements that provided for a payment that offset the effect of an excise tax with a “gross-up” payment that would have reimbursed those executives for any excise tax on an after-tax basis.

As part of the HR Committee’s independent compensation consultant’s comprehensive review of the Company’s executive compensation in September 2013, the consultant noted that the Company’s practice of using a mix of electric utility and general industry peers differed from the majority practice in the utility industry. Therefore, the HR Committee approved changing the Company’s peer group effective for 2014. The HR Committee retained all of the existing utility peer companies and added three utility peer companies, but removed all of the general industry companies. The HR Committee made these changes because it determined that an all utility peer group provides more meaningful compensation comparisons and because other similar utility companies are the primary competitors for the Company’s executive talent. In addition, recent consolidations and mergers in the utility industry increased the size of a number of the utility peer companies making them more comparable to the Company in terms of revenues.

Corporate Governance Highlights.    For many years, the Company has:

•	Had significant stock ownership requirements for its executive officers;

•	Tied a substantial portion of the compensation for its executives to annual and long-term performance;

•	Had a policy that allows the Company to claw back incentive compensation in certain circumstances; and

•	Had an insider trading policy that prohibits our executives and directors from hedging their AEP stock holdings or holding them in margin accounts without Company approval.

The HR Committee has made several changes to the Company’s executive compensation program in the last several years to align with best practices, including:

•

Granting long-term incentive awards with change in control provisions that include a double trigger that results in vesting of these awards only if there is a change in control and an involuntary or constructive separation from service;

•	Eliminating company paid country club memberships for executive officers;

•	Generally eliminating personal use of Company provided aircraft, to the extent that such use has an incremental cost to the Company;

•	Eliminating tax gross-ups, other than for relocations;

•	Amending the Company’s Insider Trading Policy to prohibit directors and executive officers from pledging Company stock; and

•	Eliminating the reimbursement and tax gross-up for excise taxes triggered under change in control agreements.

Results of 2014 Advisory Vote to Approve Executive Compensation

At the Company’s annual meeting of shareholders held in April 2014, approximately 96 percent of the votes cast on the Company’s say-on-pay proposal voted in favor of the proposal. After consideration of this vote, the HR Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation. The HR Committee will continue to consider the outcome of the Company’s say-on-pay vote and other sources of stakeholder feedback when establishing compensation programs and making compensation decisions for the named executive officers.

The Board decided that AEP will hold an advisory vote on the compensation of named executive officers at each annual meeting of shareholders until the next required shareholder vote to determine the frequency of the advisory votes on executive compensation. Because the Dodd-Frank Act requires that such frequency votes be held at least once every six years, we currently expect the next shareholder vote on frequency to occur at the Company’s 2017 annual meeting of shareholders.

Overview

The HR Committee oversees and determines AEP’s executive compensation (other than that of the CEO). The HR Committee makes recommendations to the independent members of the board of directors about the compensation of the CEO, and those independent board members determine the CEO’s compensation.

AEP’s executive compensation program is designed to:

•	Attract, retain, motivate and reward an outstanding leadership team with market competitive compensation and benefits to achieve both excellent team and individual performance;

•	Reflect AEP’s financial and operational size and the complexity of its multi-state operations;

•	Provide a substantial portion of executive officers’ total compensation opportunity in the form of performance based incentive compensation;

•

Align the interests of the Company’s named executive officers with those of AEP’s shareholders by providing a majority of the total compensation opportunity for executive officers in the form of stock-based compensation with a value that is linked to the total return on AEP’s common stock and by maintaining significant stock ownership requirements for executives;

•

Support the implementation of the Company’s business strategy by tying annual incentive awards to an operating earnings per share target and the achievement of specific strategic and safety objectives; and

•	Promote the stability of the management team by creating strong retention incentives with multi-year vesting schedules for long-term incentive compensation.

Overall, AEP’s executive compensation program is intended to create a total compensation opportunity (base salary, annual incentive opportunity and long-term incentive opportunity) that, on average, is equal to the median of AEP’s Compensation Peer Group, as described under Compensation Peer Group on page 44. The HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), participates in HR Committee meetings, assists the HR Committee in developing the compensation program and regularly meets with the HR Committee in executive session without management present. See the Human Resources Committee Report on page 58 for additional information about Meridian’s independence.

Compensation Program Design

The compensation program for executive officers includes base salary, annual incentive compensation, long-term incentive compensation, a comprehensive benefits program and limited perquisites. The Company provides a balance of annual and long-term incentive compensation that is consistent with the compensation mix provided by AEP’s Compensation Peer Group. For AEP’s annual incentive compensation, the HR Committee balances meeting AEP’s operating earnings per share target with strategic, safety, zero fatality and corporate culture objectives.

For 2014, operating earnings per share constituted 75 percent of the performance measure for annual incentive compensation and the remaining 25 percent of the performance measure for annual incentive compensation was tied to strategic and safety goals. In addition, the HR Committee established two extra credit goals for 2014: zero fatalities and culture, which could add an additional 7.5 percent and up to 5 percent to the score, respectively.

For 2014, the majority of AEP’s long-term incentive compensation (70 percent) was awarded in the form of performance units with three-year performance measures tied to (1) AEP’s total shareholder return relative to all of the companies in the S&P 500 Electric Utilities Industry Index and (2) AEP’s three-year cumulative operating earnings per share relative to a board approved target. The remaining 30 percent of AEP’s long-term incentive compensation was awarded as restricted stock units (RSUs) which vest over 40 months in three approximately equal installments on the May 1st following the first, second and third anniversaries of the grant date.

The HR Committee also uses long-term incentives as a retention tool to foster management continuity. The performance units are subject to a three-year vesting period.

The HR Committee annually reviews the mix of the three elements of total direct compensation: base salary, annual incentive compensation and long-term incentive compensation. As illustrated in the charts below, in 2014, 66 percent of the target total direct compensation for the CEO and 57 percent on average for the other named executive officers was performance-based (target annual incentive compensation and grant date value of performance units). An additional 21 per-

cent of the CEO’s target total direct compensation and an additional 17 percent on average for the other named executive officers were provided in the form of RSUs (grant date value) which are tied to AEP’s stock price.

Compensation Peer Group

The HR Committee, supported by its independent compensation consultant, annually reviews AEP’s executive compensation relative to a peer group of companies that represent the talent markets with which AEP must compete to attract and retain executives. The companies included in the Compensation Peer Group were chosen from electric utility companies that were within an approximate revenue range of 0.5 to 2.0 times AEP’s revenues.

For 2014, the AEP’s Compensation Peer Group consisted of the 17 utility companies shown below.

AES Corporation

Centerpoint Energy, Inc.

Consolidated Edison Inc.

Dominion Resources, Inc.

DTE Energy Company

Duke Energy Corporation

Edison International

Entergy Corporation

Exelon Corporation

FirstEnergy Corp.

NextEra Energy, Inc.

PPL Corporation

PG&E Corporation

Public Service Enterprise Group Inc.

Sempra Energy

Southern Company

Xcel Energy Inc.

The table below shows that, at the time the Compensation Peer Group data was collected in July 2013, AEP’s revenue was above the 50th percentile, and closer to the 75th percentile, of the combined peer group.

2014 Compensation Peer Group

Revenue ($ million)
Compensation Peer Group
25th Percentile	$11,128
50th Percentile	$13,418
75th Percentile	$15,320
AEP	$14,945

The HR Committee’s independent compensation consultant annually provides the HR Committee with an executive compensation study covering all executive officer positions and other executive positions based on survey information for the Compensation Peer Group. The methodology and job matches used in this study are generally determined by the HR Committee’s independent compensation consultant based on descriptions of each executive’s responsibilities and are reviewed with the HR Committee. The standard benchmark is the median value of total compensation paid by the Compensation Peer Group to officers serving in similar capacities. The HR Committee considers percentiles other than the median and may select any percentile as a benchmark if, in its judgment, such other benchmarks provide a better comparison based on the specific scope of the job being matched.

For 2014, the HR Committee benchmarked compensation for named executive officer positions to similar positions in the Compensation Peer Group. Where possible, market values were further adjusted for relative size based on revenues using regression analysis. To the extent that the total compensation opportunity is above or below the +/- 15 percent target range around the Compensation Peer Group median, the HR Committee adjusts elements of pay over time to bring the executive’s total compensation opportunity into the target range. The HR Committee’s independent compensation consultant completes an annual executive compensation study. The October 2013 study, which was used for 2014 executive compensation decisions, found that, in aggregate, for the named executive officers, each of base salary, total cash compensation and total direct compensation was within the +/- 15 percent market competitive range.

Executive Compensation Program Detail

Executive Compensation Components Summary.    The following table summarizes the major components of the Company’s executive compensation program.

Component	Purpose	Key Attributes

Base Salary	• To provide a market-competitive and consistent minimum level of compensation.

•    A 3 percent executive merit budget was approved by the HR Committee for 2014.

•    Merit and other salary increases for executives are awarded by the HR Committee based on a variety of factors, which are described under Base Salary on page 48.

Annual Incentive Compensation

•    To focus executive officers on achieving annual earnings objectives and other performance objectives that are critical to AEP’s success.

•    The performance objectives for 2014 included:

•    Operating Earnings (75 percent weight)

•    Safety (10 percent weight)

•    Strategic Initiatives (15 percent weight)

•    Zero Fatalities (7.5 percent extra credit), and

•    Culture (up to 5 percent extra credit).

•    To communicate and align executive and employee efforts with the Company’s performance objectives.

•    Annual incentive targets are established by the HR Committee based on market competitive compensation information provided by the HR Committee’s independent compensation consultant.

•    Actual awards generally may vary within a range of 0 percent to 200 percent of each executive’s annual incentive target.

•    Operating earnings per share was chosen as the primary performance measure for 2014.

•    An operating earnings per share threshold of $3.15 per share was established that provided annual incentive funding for the plan as a whole only if the threshold was reached.

•    The CEO’s award is determined by the independent members of the Board of Directors and the other NEO awards are determined and approved by the HR Committee and based on:

•    Achievement against performance objectives, and

•    A subjective evaluation of each named executive officer’s individual performance for the year.

Component	Purpose	Key Attributes

Long-Term Incentive Compensation

•    To motivate AEP management to maximize shareholder value by linking a substantial portion of their potential compensation directly to shareholder returns.

•    To help ensure that Company management remains focused on longer-term results, which the HR Committee considers essential given the large long-term investments in physical assets required in our business.

•    To reduce executive turnover and maintain management consistency.

•    For 2014, the HR Committee provided long-term incentive awards in the form of three-year performance units for 70 percent of the grant value and restricted stock units (RSUs) for 30 percent of the grant value.

•    Each NEO’s total target long-term incentive award is based on:

•     Award guidelines for each salary grade and market competitive compensation information provided by the HR Committee’s independent compensation consultant, and

•     A subjective evaluation of the individual’s potential contribution to shareholder value during the performance period.

•    For the 2014-2016 performance unit awards, the HR Committee established the following equally weighted performance measures:

•     Three-year cumulative operating earnings per share relative to a board approved target, and

•     Three-year total shareholder return relative to the S&P 500 Electric Utilities Industry Index.

Base Salary. Merit and other salary increases for executives are awarded based on:

•	The Company’s merit budget,

•	Sustained individual performance as assessed by each executive’s direct manager,

•	The market competitiveness of the executive’s salary,

•	Internal comparisons,

•	The responsibilities, experience and future potential of each executive,

•	Reporting relationships, and

•	The impact that any change in base salary may have on other pay elements and the market competitiveness of the executive’s total compensation.

The HR Committee approved 3 percent merit budgets for 2014 and 2015 but salary increases varied for individual executive officers based on the factors described above. In addition to merit increases, the HR Committee provided market-based salary increases for 2015 to executives whose salary was below the market competitive range, provided their overall salary increase would not result in total cash compensation or total direct compensation above the market competitive range. These market-based increases were designed to bring the executive’s salary to the lower end of the market competitive range in combination with a 3 percent merit increase. The overall 2015 salary increases for the named executive officers were 3.2, 2.0, 2.0, 4.0 and 11.2 percent, for Messrs. Akins, Tierney, Powers and Feinberg and Ms. Hillebrand, respectively.

Annual Incentive Compensation.

Annual Incentive Targets.    Annual incentive compensation focuses executive officers on achieving annual earnings objectives and other performance objectives that are critical to AEP’s success. The HR Committee, in consultation with its independent compensation consultant and Company management, establishes the annual incentive targets for each executive officer position primarily based on market median compensation for the executive’s position as shown in the independent compensation consultant’s annual executive compensation study. For 2014, the HR Committee established the following annual incentive targets for each of the positions held by the named executive officers:

•	125 percent of base earnings for the CEO (Mr. Akins);

•	80 percent of base earnings for the CFO (Mr. Tierney);

•	80 percent of base earnings for the EVP and Chief Operating Officer (Mr. Powers);

•	65 percent of base earnings for the EVP and General Counsel (Mr. Feinberg); and

•	60 percent of base earnings for the SVP and Chief Administrative Officer (Ms. Hillebrand).

Performance Score for Annual Incentive Plan.    In 2014, AEP produced operating earnings per share of $3.43, which exceeded the upper end of the range of the Company’s original earnings guidance. This earnings result, together with the Company’s performance on the measures discussed below (safety and strategic initiatives), produced a result of 172.7 percent of the target award opportunity for executive officers. Because the Company did not experience a fatal employee accident, 7.5 percent was added to the annual incentive award opportunity. In addition, the HR Committee approved a 2.5 percent addition for the culture extra credit measure. These positive adjustments increased the incentive funding to 182.7 percent of target for 2014.

For 2014, GAAP earnings per share reported in AEP’s financial statements was $3.34, $0.09 per share lower than operating earnings, primarily because of the termination of a coal contract. Exhibit A to this proxy statement contains a reconciliation of GAAP earnings per share to operating earnings per share.

Annual Performance Objectives.    For 2014, the HR Committee developed a balanced scorecard to tie annual incentive awards to the Company’s safety and strategic objectives for the year. The HR Committee uses this balanced scorecard because it helps mitigate the risk that executives will focus on one or a few objectives, such as short term financial performance, to the detriment of other objectives. The weightings of these measures and the threshold, target and maximum payout levels are determined by the HR Committee and are set forth with 2014 actual results and scores in the table below. We more fully explain the measures and the reasons we chose the measures in the text following the table.

	Weight	Threshold	Target	Maximum	Actual Performance Result	Actual Award Score (as a percent of target opportunity)	Weighted Score
Operating Earnings Per Share (75%)	75%	$3.15	$3.30	$3.45	$3.43	185.5%	1.391
Safety (10%)
Recordable Case Rate (the number of Occupational Safety and Health Administration recordable incidents per 200,000 work hours)	4%	0.99	0.87	0.76	0.92	58.3%	0.023
Severity Rate (the number of lost and restricted duty days due to Occupational Safety and Health Administration recordable incidents per 200,000 work hours)	5%	19.62	17.35	15.09	24.21	0%	0.000
Contractor Recordable Case Rate (the number of Occupational Safety and Health Administration recordable incidents per 200,000 work hours for major AEP contractors)	1%	1.73	1.5	1.28	1.44	127.3%	0.013
Strategic Initiatives (15%)
Earnings Growth Trajectory (the extent of O&M cost acceleration from 2015 and 2016 into 2014)	15%	$25 million	$32.5 million	$40 million	$47 million	200%	0.300
Additional Credit Measures
Fatality Adjustment	NA	+7.5% for completing the year without a fatal work related employee incident			No employee fatality	+7.5%	0.075
Culture Adjustment	NA	Up to +5% for achieving specific culture and employee engagement objectives, including the achievement of sustainable savings. This is a subjective measure that was scored at +50%.			Not Applicable	+2.5%	0.025
Total Score							1.827

Operating Earnings.    The HR Committee chose operating earnings per share because it largely reflects management’s performance in operating the Company. It is also strongly correlated with shareholder returns and is the primary measure by which the Company communicates its actual and expected future financial performance to the investment community and employees. The operating earnings per share measure is also well understood by both our shareholders and employees. Management and the HR Committee believe that operating earnings per share growth is the primary means for the Company to create long-term shareholder value.

Safety.    With safety as an AEP core value, maintaining the safety of AEP employees and the general public is always our primary consideration. Accordingly, safety measures comprised 10 percent of the 2014 scorecard. We measure employee and contractor recordable case rate for both employees and contractors in accordance with the methodology prescribed by the Occupational Safety and Health Administration (OSHA) for recordable incidents. We measure the incident severity rate by the number of lost and restricted duty work days per 200,000 work hours. In addition to these safety measures, the HR Committee also established a fatality credit adjustment for 2014, which is discussed below.

Strategic Initiatives.    Fifteen percent of the scorecard was tied to the success of accelerating operations and maintenance expenses from 2015 and 2016 into 2014 to support meeting the Company’s four to six percent earnings growth trajectory.

Fatality and Culture Adjustment Credits.    The HR Committee established a fatality adjustment credit for 2014 that would add 7.5 percent to the total score in the event of a fatality free year. The HR Committee also established a culture adjustment credit for 2014 that would add up to 5 percent based on culture improvement, which included measuring sustainable cost savings from employee engagement.

2014 Individual Award Calculations.    The calculation of the 2014 annual incentive opportunity is shown in the chart below for each named executive officer. This is the starting point for determining actual annual incentive awards. The HR Committee then subjectively evaluates the individual performance of each named executive officer to determine the actual awards, which are also shown in the table below and in the Non-Equity Incentive Plan Column of the Summary Compensation Table for 2014.

Name	2014 Base Earnings*		Annual Incentive Target %		Final Performance Score		Calculated Annual Incentive Opportunity	2014 Actual Awards
Mr. Akins	$1,235,031	x	125%	x	182.7%	=	$2,820,502	$2,950,000

Mr. Tierney	$692,132	x	80%	x	182.7%	=	$1,011,620	$1,050,000

Mr. Powers	$692,132	x	80%	x	182.7%	=	$1,011,620	$1,012,000

Mr. Feinberg	$566,056	x	65%	x	182.7%	=	$672,219	$675,000

Ms. Hillebrand	$488,294	x	60%	x	182.7%	=	$535,268	$560,000

*	Based on earnings paid in 2014, which is slightly different than the salary earned for 2014 shown in the Summary Compensation Table on page 61.

The HR Committee believes that annual incentive compensation should not be based purely on a formulaic calculation, such as that shown in the Calculated Annual Incentive Opportunity column above, but should instead be adjusted from this starting point to reflect each executive’s individual performance and contribution. Based on recommendations from the CEO focusing on the individual performance and contribution of the other named executive officers, the HR Committee approved the annual incentive awards shown in the 2014 Actual Awards column. The annual incentive award for the CEO was approved by the independent members of the Board.

AEP provides annual incentive compensation to executive officers through the Senior Officer Incentive Plan, which was approved by shareholders at the 2012 annual meeting. This plan establishes the maximum annual incentive award opportunity for each executive officer that is potentially tax deductible by the Company under section 162(m) of the Internal Revenue Code. For further information see discussion under Tax Considerations on page 57.

Long-Term Incentive Compensation.    The HR Committee grants long-term incentive compensation to executive officers on an annual award cycle. AEP annually reviews the mix of long-term incentive compensation provided to its executives. For the 2014 award cycle, 70 percent of the long-term incentive grant date value was awarded as performance units and 30 percent of the grant date value was awarded as restricted stock units (RSUs).

The HR Committee establishes awards for each named executive officer position based primarily on market competitive long-term and total compensation information provided by the HR Committee’s independent compensation consultant for similar positions in AEP’s Compensation Peer Group. Long-term incentive awards are approved by the HR Committee, or, for the CEO, by the independent members of the Board. These determinations are made based on:

•

Award guidelines for each named executive officer’s position, other than the CEO position, which are established by the HR Committee, which creates an award pool that the HR Committee uses in determining awards for all positions except the CEO position;

•

Individual performance assessments. However, any positive discretionary adjustments based on individual performance must generally be offset by negative adjustments for other participants to avoid exceeding the award pool;

•

The individual executive’s total direct compensation relative to market median compensation for his or her position as shown in the annual executive compensation study conducted by the HR Committee’s independent compensation consultant; and

•	The executive officer’s future potential for advancement.

The HR Committee also regularly reviews tally sheets for the CEO that show the potential future payout of outstanding equity awards. These tally sheets show the extent to which the value of the potential payout from all outstanding equity awards is linked to changes in AEP’s stock price and the value likely to be paid from all outstanding equity awards taking Company performance into consideration.

2014 Long-Term Incentive Awards

Name	Number of Performance Units Granted at Target	Number of RSUs Granted	Total Units Granted	Total Grant Date Fair Value
Mr. Akins	101,907	43,674	145,581	$6,720,019
Mr. Tierney	28,529	12,226	40,755	$1,881,251
Mr. Powers	28,529	12,226	40,755	$1,881,251
Mr. Feinberg	14,596	6,255	20,851	$962,482
Ms. Hillebrand	13,601	5,829	19,430	$896,889

These performance units and RSUs provide total direct compensation opportunities to executives that are on average within the market competitive range. Differences between the awards for individual executives primarily reflect differences in market median compensation for the executive as shown in the annual executive compensation study conducted by the HR Committee’s independent compensation consultant, the executive’s performance and the executive’s potential contribution to shareholder value.

Performance Units.    Each performance unit has an economic value equivalent to a share of AEP common stock. AEP grants performance units at the beginning of each year with a three-year performance period and vesting period. Vested performance units are paid out in cash unless they are needed to meet an executive’s stock ownership requirement, in which case some or all of the vested performance units are mandatorily deferred into AEP Career Shares. AEP Career Shares are not paid to participants until after their AEP employment ends.

The HR Committee granted performance unit awards for a 2014 – 2016 performance period to each named executive officer. Dividends are reinvested in additional performance units, but those additional performance units are subject to the same performance measures and vesting requirements as the underlying performance units. The total number of performance units held at the end of the performance period is multiplied by the weighted score for the two performance measures shown below to determine the award payout. The maximum score for each performance measure is 200 percent. For further information on these awards, see the description under 2014 Stock

Award Grants beginning on page 65. For the 2014-2016 performance units, the cumulative operating earnings per share target was set at $10.25, which was a 4.2 percent increase over the prior three-year goal.

Performance Measures for 2014 – 2016 Performance Units

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
3-Year Cumulative Operating Earnings Per Share	50%	$9.90 (30% payout)	$10.25 (100% payout)	$10.97 (200% payout)
3-Year Total Shareholder Return vs. S&P 500 Electric Utilities Industry Index	50%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

The HR Committee selected a cumulative measure of operating earnings to ensure that earnings for all three years contribute equally to the award calculation. The HR Committee also selected a total shareholder return measure for these awards to provide an external performance comparison that reflects the effectiveness of management’s strategic decisions and actions over the three-year performance period relative to other large companies in our industry.

Restricted Stock Units.     Each Restricted Stock Units (RSU) has an economic value equivalent to a share of AEP common stock. The HR Committee granted 30 percent of the aggregate grant date value of the Company’s 2014 long-term incentive awards as RSUs. These RSUs vest over a forty month period, subject to the executive’s continued employment, in three approximately equal installments on May 1, 2015, May 1, 2016 and May 1, 2017, respectively. Dividends are reinvested in additional RSUs, but those additional RSUs are subject to the same vesting requirements applicable to the underlying RSUs. Upon vesting, these RSUs pay out in cash to executive officers. The HR Committee granted RSU awards that pay out in cash to executive officers because these executives have other means of meeting their stock ownership requirements and might otherwise be prevented from utilizing this compensation for extended periods of time due to restrictions on insider trading.

Stock Ownership Requirements.    The HR Committee believes that linking a significant portion of an executive’s financial rewards to the Company’s success, as reflected by the value of AEP stock, gives the executive a stake similar to that of the Company’s shareholders and encourages long-term management strategies that benefit shareholders. Therefore, the HR Committee requires certain officers (47 individuals as of January 1, 2015) to accumulate and hold a specific amount of AEP common stock or stock equivalents. The HR Committee annually reviews the minimum stock ownership level for each executive officer and periodically adjusts these levels. Each named executive officer has met his or her stock ownership requirement or is on pace to meet the requirement within five years of the date it was assigned.

The CEO’s stock ownership target is five times his base salary, and the other named executive officers’ targets are three times their respective base salaries.

Until the designated multiple of base salary is reached, performance units are mandatorily deferred into AEP Career Shares to the extent necessary to meet an executive’s minimum stock ownership requirement. AEP Career Shares are stock units that are paid out in cash after the executive’s employment at AEP ends. In addition, in the event that an executive has not met his or her minimum stock ownership requirement within five years of the date it was assigned or subsequently falls below it, the HR Committee may require the executive to defer a portion of his or her annual incentive compensation award into AEP Career Shares.

Benefits.    AEP generally provides the same health and welfare benefits to named executive officers as it provides to other employees. AEP also provides the named executive officers with either four or five weeks of paid vacation.

AEP’s named executive officers participate in the same pension and savings plans as other eligible employees. These include tax-qualified defined contribution and defined benefit plans. AEP’s named executive officers also participate in the Company’s non-qualified retirement benefit plans, which are largely designed to provide “supplemental benefits” that would otherwise be offered through the tax-qualified plans except for the limits imposed by the Internal Revenue Code on those tax-qualified plans. As a result, the non-qualified plans allow eligible employees to accumulate higher levels of replacement income upon retirement than would be allowed under the tax-qualified plans alone.

The HR Committee recognizes that the non-qualified plans result in the deferral of the Company’s income tax deduction until such benefits are paid, but the HR Committee believes that executives generally should be entitled to the same retirement benefits, as a percentage of their eligible pay, as other employees; that these benefits are prevalent among similar companies; and that these benefits are a part of a market competitive total rewards package.

The HR Committee limits both the amount and types of compensation that are included in the qualified and non-qualified retirement plans because they believe that compensation over certain limits and certain types of compensation should not be further enhanced by including it in retirement benefit calculations. Therefore:

•	Long-term incentive compensation is not included in the calculations that determine retirement and other benefits under AEP’s benefit plans,

•	The cash balance formula of the AEP Supplemental Benefit Plan limits eligible compensation to the greater of $1 million or twice the participant’s base salary, and

•	Eligible compensation is also limited to $2 million under the non-qualified Supplemental Retirement Savings Plan.

AEP provides group term life insurance benefits to all employees, including the named executive officers, in the amount of two times their base salary.

For executives who relocate, it is AEP’s practice to offer relocation assistance to offset their moving expenses. This policy better enables AEP to obtain high quality new hires and relocate internal candidates.

Perquisites.    The HR Committee annually reviews the perquisites provided by the Company. In 2014, AEP only provided independent financial counseling and tax preparation services to assist executives with financial planning and tax filings. Income is imputed to executives and taxes are withheld for these services.

While corporate aircraft provides enhanced security, travel flexibility and reduced travel time, which benefits the Company, the HR Committee is sensitive to concerns regarding the expense of corporate aircraft and the public perception regarding personal use of such aircraft. Accordingly, effective October 2009, the HR Committee generally prohibited personal use of corporate aircraft that has an incremental cost to the Company. The Company allows personal travel on business trips using corporate aircraft if there is no incremental cost to the Company. Income is imputed and taxes are withheld on the value of personal travel on corporate aircraft in accordance with IRS standards.

Other Compensation Information

Recoupment of Incentive Compensation.

The Board believes that incentive compensation should be reimbursed to the Company if, in the Board’s determination:

•	Such incentive compensation was predicated upon the achievement of financial or other results that were subsequently materially restated or corrected,

•	The executive from whom such reimbursement is sought engaged in misconduct that caused or partially caused the need for the restatement or correction, and

•	A lower payment would have been made to the executive based upon the restated or corrected financial results.

The Board adopted this clawback policy in February 2007, and the HR Committee has directed the Company to design and administer all of the Company’s incentive compensation programs in a manner that provides for the Company’s ability to obtain such reimbursement. The Company will seek reimbursement, if and to the extent that, in the Board’s view, such reimbursement is warranted by the facts and circumstances of the particular case or if the applicable legal requirements impose more stringent requirements on AEP to obtain reimbursement of such compensation. AEP may also retain any deferred compensation previously credited to the executive if, when, and to the extent that it otherwise would become payable. This right to reimbursement is in addition to, and not in substitution for, any and all other rights AEP might have to pursue reimbursement or such other remedies against an executive for misconduct in the course of employment by AEP or otherwise based on applicable legal considerations.

Role of the CEO and Compensation Consultant in Determining Executive Compensation.    The HR Committee invites the CEO and all directors to attend HR Committee meetings. The HR Committee regularly holds executive sessions without the CEO or other management present. The Chairman of the Board and the Chair of the HR Committee have the authority to call meetings of the HR Committee.

The CEO has assigned AEP’s Senior Vice President & Chief Administrative Officer and Director – Compensation and Executive Benefits to support the HR Committee. These individuals work closely with the HR Committee Chairman, the CEO and the HR Committee’s independent compensation consultant, Meridian, to research and develop requested information, prepare meeting materials, implement the HR Committee’s actions and administer the Company’s executive compensation and benefit programs consistent with the objectives established by the HR Committee. Meetings are held with the CEO, the HR Committee Chairman and Meridian prior to HR Committee meetings to review and finalize the agenda and meeting materials.

The CEO regularly discusses his strategic vision and direction for the Company during HR Committee meetings with Meridian in attendance. Likewise, Meridian regularly discusses compensation strategy alternatives, in light of the CEO’s strategic vision and direction, during HR Committee meetings with the CEO in attendance. The HR Committee believes that this open dialogue and exchange of ideas is important to the development and implementation of a successful executive compensation strategy.

The CEO discusses the individual performance of all the named executive officers with the HR Committee and recommends their compensation to the HR Committee. The CEO also has substantial input into the development of employment offers for outside candidates for executive positions, although the HR Committee must approve all employment offers for executive officers.

Change In Control Agreements.    The HR Committee provides change in control agreements to specified executives, including all the named executive officers, to help align the interests of these executives with those of AEP’s shareholders by mitigating the financial impact that would occur to them if their employment was terminated as a result of a change in control. The HR Committee also considers change in control agreements as an important tool in recruiting external candidates for certain executive positions. The HR Committee limits participation to those executives whose full support and sustained contributions would be needed during a lengthy and complex corporate transaction.

While the HR Committee believes these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the Company and the interests of shareholders in the event of an anticipated or actual change in control. During such transitions, retaining and continuing to motivate the Company’s key executives would be critical to protecting shareholder value. In a change of control situation, outside competitors are more likely to try to recruit top performers away from the Company, and our executive officers may consider other opportunities when faced with uncertainty about retaining their positions. Therefore, the HR Committee uses these agreements to provide security and protection to our officers in such circumstances for the long-term benefit of the Company and its shareholders.

The Board has adopted a policy that requires shareholder approval of future executive severance agreements that provide benefits generally exceeding 2.99 times the sum of the named executive officer’s salary plus annual incentive compensation. In consultation with its independent compensation consultant, the HR Committee periodically reviews change in control agreement practices of companies in our Compensation Peer Group. The HR Committee has found that change in control agreements are common among these companies, and that 2.99 or 3 multiples are the most common for named executive officers. Therefore, the HR Committee approved change in control multiples of 2.99 times base salary and bonus for each of the named executive officers. Most of the other executives covered by change in control agreements have the lesser multiple of 2.0 times base salary and bonus. All of the agreements have a “double trigger,” which means the severance payments and benefits would be provided only upon a change in control accompanied by an involuntary termination or constructive termination within two years after the change in control.

Effective January 1, 2014, the HR Committee replaced all of the Company’s change in control agreements to eliminate a provision that provided a tax gross-up for excise taxes. Prior to this date, some of the named executive officers had change in control agreements that provided for a payment that offset the effect of an excise tax with a “gross-up” payment that would have reimbursed those executives for any excise tax on an after tax basis.

Long-term incentive compensation may also vest in the event of a change in control. In the event an executive’s employment is terminated within one year after a change in control under qualifying conditions, such as by the Company without cause or by the executive for good reason, then a pro rata portion of the executive’s outstanding performance units will vest and be paid at the target performance score. All outstanding RSU awards granted before December 2010 also fully vest in the event of a change in control. A double trigger was added to RSU awards granted on or after this date. This double trigger requires that an executive’s employment be terminated under defined circumstances within one year after a change in control in order for all of the executive’s outstanding restricted stock units to vest.

Other compensation and benefits provided to executive officers in the event their employment is terminated as a result of a change in control are consistent with that provided in the event an executive’s employment is terminated due to a consolidation, restructuring or downsizing as described below.

Other Employment Separations.    AEP maintains a broad-based severance plan that provides two weeks of base pay per year of service to all employees, including executive officers, if their employment is terminated due to a consolidation, restructuring or downsizing, subject to the employee’s agreement to waive claims against AEP. In addition, our severance benefits for all employees include outplacement services and access to health benefits at active employee rates for up to 18 months (or until age 65 for employees who are at least age 50 with 10 years of service at the time of their severance).

Named executive officers and other employees remain eligible for an annual incentive award based on their eligible pay for the year, which reflects the portion of the year that they worked, if they separate from service prior to year-end due to their retirement or death. A prorated portion of outstanding performance units vest if a participant retires, which is defined as a termination, other than for cause, after the executive reaches age 55 with five years of service or if a participant is severed. A prorated portion of outstanding performance units would also vest to a participant’s heirs in the event of the participant’s death. The pro-rated performance units are not payable until the end of the performance period and remain subject to all the performance objectives.

In 2014, executive officers were also entitled to one year of continued financial counseling service in the event they are severed from service as the result of a restructuring, consolidation or downsizing. In the event of their death, their spouse or the executor of their estate would be eligible for this benefit.

The Company also has an Executive Severance Plan (the “Executive Severance Plan”) that provides severance benefits to selected officers of the Company, including the named executive officers, who agree to its terms, including confidentiality, non-solicitation and non-disparagement obligations. Executives remain eligible for benefits under the general severance plan described above; however, any benefits provided under the Executive Severance Plan will be reduced by any amounts provided under the general severance plan. Benefits for our named executive officers under the Executive Severance Plan (which would be triggered by a good reason resignation or an involuntary termination), include pay continuation of two times their base salary and target annual incentive award payable over two years, and are conditioned on the executive officer’s release of claims against the Company and agreement not to compete with the Company for two years. For further information on the Executive Severance Plan, see the description under Potential Payments Upon Termination of Employment or Change in Control beginning on page 74.

Insider Trading, Hedging and Pledging.    The Company maintains an insider trading policy that prohibits directors and executive officers from hedging their AEP stock holdings through short sales and the use of options, warrants, puts and calls or similar instruments. The policy also prohibits directors and executive officers from placing AEP stock in margin accounts without the approval of the Company and from pledging AEP stock as collateral for any loan.

Tax Considerations.     Section 162(m) of the Internal Revenue Code (Section 162 (m)) limits the Company’s ability to deduct compensation in excess of $1,000,000 paid in any year to the Company’s CEO or any of the next three highest compensated named executive officers, other than the CFO. The HR Committee considers the limits imposed by Section 162(m) when designing compensation and benefit programs. Because the annual incentive compensation awarded in 2014 was performance-based and awarded by a committee of independent outside directors pursuant to the Senior Officer Incentive Plan (the SOIP), which was approved by shareholders, it is consistent with the requirements for tax deductibility by the Company under Section 162(m). The HR Committee established 0.75 percent of income before discontinued operations, extraordinary items and the cumulative effect of accounting changes (Adjusted Income) as the performance measure for the 2014 SOIP and further allocated a specific percentage of Adjusted Income to each executive officer. In this way, the HR Committee retains the flexibility to make awards that are based on individual performance in a way that is consistent with the requirements under Section 162(m). In no case did the annual incentive awards paid for 2014 exceed the maximum award provided under the SOIP.

Performance units, which were granted under the shareholder approved Long-Term Incentive Plan, are also consistent with the requirements for tax deductibility by the Company under Section 162(m). For the 2014-2016 performance period, the HR Committee established cumulative three-year income before discontinued operations, extraordinary items and the cumulative effect of accounting changes (Adjusted Income) as the performance measure with a threshold (0 percent) payout at $1 billion and a maximum (200 percent) payout at $2.5 billion. Because these awards are based on an objective definition of earnings that was approved by shareholders as part of the long-term incentive plan, they are consistent with the requirements for tax deductibility by the Company under Section 162(m). However, the HR Committee retains the discretion to reduce the payout.

AEP’s RSUs are not considered to be performance-based under Section 162(m). Therefore, any amounts attributable to those RSUs are not tax deductible if and to the extent that such units cause the compensation of the covered named executive officer to exceed $1,000,000 for the year.

By meeting the requirements for performance based compensation under Section 162(m) for annual incentive compensation and performance units, these payments are potentially tax deductible for the Company. However, no assurance can be given that awards intended by the HR Committee to satisfy the requirements for qualified performance-based compensation under Section 162(m) will in fact do so. The HR Committee intends to continue to utilize shareholder approved plans and performance based awards to allow the Company to deduct most annual and long-term incentive compensation paid to named executive officers. The HR Committee may still grant awards that are not intended to constitute qualified performance-based compensation under Section 162(m) if the HR Committee determines that granting such awards is in the best interests of the Company.

Finally, Section 409A of the Internal Revenue Code imposes additional taxes on named executive officers whose deferred compensation fails to comply with Section 409A. The Company has reviewed its compensation arrangements to help ensure they comply with applicable Section 409A requirements.

Human Resources Committee Report

Membership and Independence.    The Board has determined that each member of the HR Committee is an independent director, as defined by the NYSE listing standards. Each member of the HR Committee is also a “non-employee director” for purposes of SEC Rule 16b-3 and an “outside director” for purposes of Section 162(m). Each member of the HR Committee attends professional development training that addresses topics of specific relevance to public company compensation committees.

Purpose.    The primary purpose of the HR Committee is to provide independent oversight of the compensation and human resources policies and practices of the Company. The primary objective of the HR Committee with respect to executive compensation is to ensure that executive officers are compensated in a manner that is consistent with the Company’s business strategy, risk tolerance, competitive practices, internal equity considerations, and Company and Board policies.

Functions and Process.    The HR Committee operates under a written charter reviewed annually by the Board. This charter is available on AEP’s website at www.aep.com/investors/corporateleadersandgovernance.

The HR Committee annually reviews AEP’s executive compensation in the context of the performance of management and the Company. The HR Committee reviews and approves the compensation for all executive officers, other than the CEO, and other senior officers. With respect to the compensation of the CEO, the HR Committee is responsible for making compensation recommendations to the independent members of the Board, who review and approve the CEO’s compensation.

In carrying out its responsibilities, the HR Committee addressed many aspects of AEP’s human resource and executive compensation programs and practices in 2014, including:

•	Establishing annual and long-term performance objectives for executive officers;

•	Assessing the performance of the CEO, other executive officers and the Company relative to those established performance objectives;

•	Conducting an evaluation of the CEO based on written comments from board members, senior AEP management, and the audit firm partner overseeing AEP’s external audit;

•	Determining the mix of base salary, annual incentive compensation and long-term equity based compensation for executive officers;

•	Assessing the competitiveness of 2014 and proposed 2015 target compensation for all executive officers relative to AEP’s Compensation Peer Group;

•	Determining the mix of performance units and restricted stock units issued as long-term incentive awards;

•	Reviewing and approving the base salaries, annual incentive awards and long-term incentive award opportunities for 24 officers;

•	Assessing compensation risk;

•	Reviewing and approving change in control agreements;

•	Reviewing the Company’s workforce safety efforts and results;

•	Reviewing the senior management succession and development plans; and

•	Reviewing and approving reports to shareholders regarding executive compensation.

In establishing performance objectives, the HR Committee considers the interests of other major AEP stakeholders, such as AEP’s customers, employees, and the communities in which AEP operates, in addition to those of AEP’s shareholders. For example, the HR Committee tied 2014 annual incentive compensation for all executive officers to measures that included employee safety, while also tying funding for annual incentive compensation to AEP’s operating earnings per share.

In determining executive compensation, the HR Committee considers all relevant factors, including:

•	Company performance;

•

The CEO’s individual performance, based, in part, on a leadership assessment that specifically covers integrity and ethics, communication, willingness to confront tough issues, business acumen, strategic planning, teamwork, and fostering a high performance culture;

•	Individual performance and compensation recommendations for other executive officers as assessed by the CEO and their direct manager;

•	Market competitive compensation survey information from the executive compensation study conducted by the HR Committee’s independent compensation consultant;

•	Succession planning;

•	Executive retention;

•	The responsibilities and experience of each executive officer;

•	Compensation history;

•	The impact salary changes may have on other elements of total rewards;

•	The impact of compensation on risk taking; and

•	The expense implications of any changes.

The HR Committee’s Independent Compensation Consultant.    The HR Committee engaged Meridian to provide recommendations to the HR Committee regarding AEP’s executive compensation and benefit programs and practices. The HR Committee is authorized to retain and terminate consultants and advisors without management approval and has the sole authority to approve their fees. Among other assignments, the HR Committee’s independent compensation consultant provides an annual executive compensation study and a report on current executive compensation and benefits trends within the electric utility industry.

The HR Committee annually assesses and discusses the independence of its executive compensation consultant. Meridian did not provide any services to AEP, other than the work it performed for the HR Committee, and the work it performed for the Committee on Directors and Corporate Governance on director compensation. The HR Committee concluded that Meridian was independent and that there was no conflict of interest.

The HR Committee also annually assesses the performance and objectivity of its executive compensation consultant and has found that the advice provided by Meridian was of a high quality, objective and appropriate for the Company. The HR Committee regularly holds executive sessions with Meridian to help ensure that they receive full and independent advice and that Meridian is not unduly influenced by the Company’s management.

In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on its review and these discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Human Resources Committee Members

Ralph D. Crosby, Jr., Chair

Thomas E. Hoaglin

Richard C. Notebaert

Stephen S. Rasmussen

Oliver G. Richard, III

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation earned by our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers, to whom we refer collectively as the named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Nicholas K. Akins—	2014	1,240,754	—	6,720,019	2,950,000	359,787	102,960	11,373,520
Chairman of the Board and Chief Executive Officer	2013	1,204,615	—	6,720,167	2,430,000	155,741	102,065	10,612,588
	2012	903,461	—	4,600,008	1,500,000	176,312	106,709	7,286,490

Brian X. Tierney—	2014	695,339	—	1,881,251	1,050,000	269,994	82,448	3,979,032
Executive Vice President and Chief Financial Officer	2013	675,086	—	1,893,044	875,500	0	77,689	3,521,319
	2012	652,500	—	1,896,860	800,000	228,760	49,467	3,627,587

Robert P. Powers—	2014	695,339	—	1,881,251	1,012,000	746,589	82,706	4,417,885
Executive Vice President and Chief Operating Officer	2013	675,086	—	1,893,044	875,500	0	78,184	3,521,814
	2012	652,500	—	1,896,860	800,000	586,359	60,809	3,996,528

David M. Feinberg—	2014	568,679	—	962,482	675,000	69,384	63,293	2,338,838
Executive Vice President and General Counsel	2013	552,115	—	1,050,302	585,000	36,057	55,309	2,278,783
	2012	451,731		857,807	450,000	30,361	37,044	1,826,943

Lana L. Hillebrand(6)—	2014	490,680	—	896,889	560,000	147,547	55,902	2,151,018
Senior Vice President and Chief Administrative Officer	2013	471,808	—	1,146,251	480,000	8,193	64,386	2,170,638
	2012	19,884	464,000	—	—	8,002	—	483,884

(1)	Amounts in the salary column are composed of executive salaries earned for the year shown, which include 261 days of pay for 2014, which is one day more than the standard 260 calendar work days and holidays in a year.
(2)	The amounts reported in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of performance units and RSUs granted under our Long-Term Incentive Plan. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating these amounts. With respect to the performance units, the estimates of the grant date fair values determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance units awarded. The value realized for the performance units, if any, will depend on the Company’s performance during a three-year performance and vesting period. The potential payout can range from 0 percent to 200 percent of the target number of performance units, plus any dividend equivalents. Therefore, the maximum amount payable for the 2014 performance units is equal to $9,408,054 for Mr. Akins, $2,633,798 for Messrs. Powers and Tierney, $1,347,502 for Mr. Feinberg and $1,255,644 for Ms. Hillebrand; and the maximum amount payable for the 2013 performance units is equal to $9,807,454 for Mr. Akins, $2,807,952 for Messrs. Powers and Tierney, $1,352,936 for Mr. Feinberg and $1,220,475 for Ms. Hillebrand. The 2012 performance units vested on December 31, 2014 and are shown in the Option Exercises and Stock Vested for 2014 table. The RSUs vest over a forty month period. For further information on these awards, see the Grants of Plan-Based Awards for 2014 table on page 63 and the Outstanding Equity Awards at Fiscal Year-End for 2014 table on page 66.
(3)	The amounts shown in this column are annual incentive compensation paid under the Senior Officer Incentive Plan for the year shown. At the outset of each year, the HR Committee sets annual incentive targets and performance criteria that are used after year-end to determine if and the extent to which executive officers may receive annual incentive award payments under this plan.

(4)	The amounts shown in this column are attributable to the increase in the actuarial values of each of the named executive officer’s combined benefits under AEP’s qualified and non-qualified defined benefit plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See the Pension Benefits for 2014 table on page 69, and related footnotes for additional information. See Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions. None of the named executive officer received preferential or above-market earnings on deferred compensation.
(5)	Amounts shown in the All Other Compensation column for 2014 include: (a) Company contributions to the Company’s Retirement Savings Plan, (b) Company contributions to the Company’s Supplemental Retirement Savings Plan and (c) perquisites. The amounts are listed in the following table:

Type	Nicholas K. Akins	Brian X. Tierney	Robert P. Powers	David M. Feinberg	Lana L. Hillebrand
Retirement Savings Plan Match	$11,373	$11,700	$11,700	$11,700	$11,700
Supplemental Retirement Savings Plan Match	$78,300	$58,843	$58,843	$40,097	$31,873
Perquisites	$13,287	$11,905	$12,163	$11,496	$12,329
Total	$102,960	$82,448	$82,706	$63,293	$55,902

Perquisites provided in 2014 included: financial counseling and tax preparation services, and, for Mr. Akins, director’s accidental death insurance premium. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, however, there is no associated incremental cost. From time to time executive officers may receive customary gifts from third parties that sponsor sporting events (subject to our policies on conflicts of interest). None of the individual perquisites had a value exceeding $25,000 for a named executive officer.
(6)	Ms. Hillebrand has an agreement with the Company pursuant to which we paid her $464,000 in 2012 to offset the loss of near-term compensation payments that she forfeited by coming to work at the Company. In addition, she was granted an additional $310,000 in RSUs in 2013 to offset the loss of stock units that she forfeited when she left her prior employer.

Grants of Plan-Based Awards for 2014

The following table provides information on plan-based awards granted in 2014 to each of our named executive officers.

Name	Grant Date Approval(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold ($)	Target ($)	Maximum ($)(3)	Threshold (#)(5)	Target (#)	Maximum (#)(6)
Nicholas K. Akins
2014 Senior Officer Incentive Plan			—	1,543,789	3,859,473
2014 – 2016 Performance Units	12/10/13	1/1/14				15,286	101,907	203,814		4,704,027
Restricted Stock Units	12/10/13	1/1/14							43,674	2,015,992
Brian X. Tierney
2014 Senior Officer Incentive Plan			—	553,706	1,384,265
2014 – 2016 Performance Units	12/10/13	1/1/14				4,279	28,529	57,058		1,316,899
Restricted Stock Units	12/10/13	1/1/14							12,226	564,352
Robert P. Powers
2014 Senior Officer Incentive Plan			—	553,706	1,384,265
2014 – 2016 Performance Units	12/10/13	1/1/14				4,279	28,529	57,058		1,316,899
Restricted Stock Units	12/10/13	1/1/14							12,226	564,352
David M. Feinberg(8)
2014 Senior Officer Incentive Plan			—	367,936	919,840
2014 – 2016 Performance Units	12/10/13	1/1/14				2,189	14,596	29,192		673,751
Restricted Stock Units	12/10/13	1/1/14							6,255	288,731
Lana L. Hillebrand
2014 Senior Officer Incentive Plan			—	292,976	732,440
2014 – 2016 Performance Units	12/10/13	1/1/14				2,040	13,601	27,202		627,822
Restricted Stock Units	12/10/13	1/1/14							5,829	269,067

(1)	On December 10, 2013, the HR Committee and the independent members of the Board of Directors approved performance unit awards and restricted stock units, effective January 1, 2014, under our Long-Term Incentive Plan. The performance and vesting period for performance unit awards is January 1, 2014 through December 31, 2016. The restricted stock units vest in three equal installments on May 1, 2015, May 1, 2016 and May 1, 2017.
(2)	Represents potential payouts under the Senior Officer Incentive Plan (SOIP), which are based on base earnings paid during the year.
(3)	The amounts shown in this column represent 250 percent of the target award for each of the named executive officers.
(4)	Represents performance units awarded under our Long-Term Incentive Plan for the 2014-2016 performance period. These awards generally vest at the end of the three year performance period based on our attainment of specified performance measures. For further information on these awards, see the description under 2014 Stock Award Grants below. The number of performance units does not include additional units that may accrue due to dividend credits.
(5)	The amounts shown in the Threshold column represent 15% of the target award for each of the named executive officers because the Operating Earnings Per Share measure has a 30% payout for threshold performance, the Total Shareholder Return measure has a 0% payout for threshold performance and these measures are equally weighted. However, the Operating Earnings Per Share threshold does not guarantee a minimum payout because the score would be 0% of target if threshold performance is not achieved.
(6)	The amounts shown in this column represent 200 percent of the target award for each of the named executive officers.
(7)	Represents restricted stock units awarded under the Long-Term Incentive Plan. These awards generally vest in three equal installments on May 1, 2015, May 1, 2016 and May 1, 2017. The number of restricted stock units does not include additional units that may accrue due to dividend credits.

(8)	Amount represents the grant date fair value of performance units and restricted stock units measured in accordance with the guidance in FASB ASC Topic 718, utilizing the assumptions discussed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2014, without taking into account estimated forfeitures. With respect to performance units, the grant date fair value assumes the target number of performance units granted will vest. The actual number of performance units earned will depend on AEP’s performance over the 2014 through 2016 period, which could vary from 0 percent to 200 percent of the target award plus dividend credits. The value of performance units earned will be equal to AEP’s average closing share price for the last 20 trading days of the performance period multiplied by the number of performance units earned.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

2014 Stock Award Grants.    Effective January 1, 2014, the named executive officers were granted long-term incentive awards as part of AEP’s regular annual grant cycle. These awards were granted with double trigger change in control provisions that provide early vesting of awards in the event of a change in control and a covered separation from service. Of these awards, 70 percent were granted in the form of performance units for the 2014-2016 three-year performance period that generally vest, subject to the participant’s continued AEP employment, at the end of the performance period. Performance units are generally equivalent in value to shares of AEP common stock. Dividend equivalents are reinvested in additional performance units with the same vesting conditions as the underlying performance units.

The 2014-2016 performance units, including the dividend credits, are subject to two equally weighted performance measures for the three-year performance period, which are:

•	Three-year total shareholder return relative to the S&P 500 Electric Utilities Industry Index, and

•	Three-year cumulative operating earnings per share relative to a performance objective established by the HR Committee.

These performance measures are described in detail in Compensation Discussion and Analysis-Performance Units beginning on page 52. The scores for these performance measures determine the percentage of the performance units earned at the end of the performance period and can range from zero percent to 200 percent of the target. Generally, recipients must remain employed by AEP through the end of the vesting period to receive a payout. For further information, see Potential Payments Upon Termination of Employment or Change in Control beginning on page 74.

The remaining 30 percent of AEP’s long-term incentive awards were granted in the form of RSUs that generally vest, subject to the executive officer’s continued employment, in three equal installments on May 1, 2015, May 1, 2016 and May 1, 2017. Generally, recipients must remain employed by AEP through the vesting date to receive a payout for the RSUs that vest on such date. Upon vesting, the RSUs pay out in cash to executive officers. For further information, see Potential Payments Upon Termination of Employment or Change in Control beginning on page 74.

Employment Agreements.

Mr. Powers has an agreement with the Company, which credits him with 17 additional years of service under AEP’s Supplemental Benefit Plan. In 1997, the Company granted additional years of credited service to Mr. Powers when he joined AEP to offset pension benefits that he would have been able to earn from his prior employer due to his length of service at that company. For further information on this, see note (2) under Pension Benefits for 2014 on page 69.

Ms. Hillebrand has an agreement with the Company pursuant to which the Company paid her $464,000 in 2012 to offset the loss of near-term compensation payments that she forfeited by coming to work at the Company. In addition, she was granted an additional $310,000 in RSUs on February 26, 2013 to offset the loss of stock units that she forfeited when she left her prior employer. One-third of these restricted stock units vested on May 1, 2014. The remaining restricted stock units will vest in equal amounts on May 1, 2015 and May 1, 2016. Ms. Hillebrand’s agreement also provides her a payment of one times her annual salary plus her target annual incentive opportunity if she terminates her employment for good reason as defined in her agreement. For further information, see Potential Payments Upon Termination of Employment or Change in Control beginning on page 74.

Outstanding Equity Awards at Fiscal Year-End for 2014

The following table provides information with respect to holdings of restricted stock units and performance units by the named executive officers at December 31, 2014. The named executive officers do not have any outstanding stock options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Nicholas K. Akins
2013 – 2015 Performance Units(2)			108,965	13,232,710
2014 – 2016 Performance Units(2)			105,840	12,853,210
Restricted Stock Units(3)	16,840	1,022,525
2012 Restricted Stock Units(4)	16,812	1,020,825
2013 Restricted Stock Units(5)	31,133	1,890,396
2014 Restricted Stock Units(6)	45,360	2,754,259
Brian X. Tierney
2013 – 2015 Performance Units(2)			30,695	3,727,601
2014 – 2016 Performance Units(2)			29,630	3,598,267
Restricted Stock Units(3)	16,840	1,022,525
2012 Restricted Stock Units(4)	6,933	420,972
2013 Restricted Stock Units(5)	8,770	532,514
2014 Restricted Stock Units(6)	12,698	771,023
Robert P. Powers
2013 – 2015 Performance Units(2)			30,695	3,727,601
2014 – 2016 Performance Units(2)			29,630	3,598,267
Restricted Stock Units(3)	16,840	1,022,525
2012 Restricted Stock Units(4)	6,933	420,972
2013 Restricted Stock Units(5)	8,770	532,514
2014 Restricted Stock Units(6)	12,698	771,023
David M. Feinberg
2013 – 2015 Performance Units(2)			15,347	1,863,740
2014 – 2016 Performance Units(2)			15,159	1,840,909
2012 Restricted Stock Units(4)	3,350	203,412
2013 Restricted Stock Units(5)	4,385	266,257
2014 Restricted Stock Units(6)	6,496	394,437
Lana L. Hillebrand
2013 – 2015 Performance Units(2)			13,560	1,646,726
2014 – 2016 Performance Units(2)			14,126	1,715,461
2013 Restricted Stock Units(5)	8,662	525,957
2014 Restricted Stock Units(6)	6,054	367,599

(1)	Pursuant to applicable SEC rules, the market value of the performance units reported in this column was computed by multiplying the closing price of AEP’s common stock on December 31, 2014 ($60.72) by the maximum number of performance units issuable (200% of the target amount set forth in the preceding column) because the payout for the 2012-2014 performance units was above target. However, the actual number of performance units credited upon vesting will be based on AEP’s actual performance over the applicable three year period.
(2)	AEP currently grants performance units at the beginning of each year with a three-year performance and vesting period. This results in awards for overlapping successive three-year performance periods. These awards generally vest at the end of the three year performance period. The performance units awarded for the 2012 – 2014 performance period vested at December 31, 2014 and are shown in the Options Exercises and Stock Vested for 2014 table below. The awards shown for the 2013 – 2015 and 2014 – 2016 performance periods include performance units resulting from reinvested dividends which are subject to the same performance criteria.
(3)	These restricted stock units were granted on August 3, 2010 in connection with a CEO transition plan and include restricted stock units resulting from reinvested dividends. These remaining units will vest, subject to the executive officer’s continued employment, on August 3, 2015.

(4)	Amounts include restricted stock units resulting from reinvested dividends. They will vest, subject to the executive officer’s continued employment, on May 1, 2015. These restricted stock units were granted on January 25, 2012. Mr. Feinberg also was granted 600 restricted stock units pursuant to the promotional award program that were approved by the HR Committee on February 26, 2013.
(5)	Amounts include restricted stock units resulting from reinvested dividends. They will vest, subject to the executive officer’s continued employment, in two equal installments, on May 1, 2015 and May 1, 2016. These restricted stock units were granted on February 26, 2013.
(6)	These restricted stock units were granted on December 10, 2013 and include restricted stock units resulting from reinvested dividends. They will vest, subject to the executive officer’s continued employment, in three equal installments, on May 1, 2015, May 1, 2016 and May 1, 2017.

Option Exercises and Stock Vested for 2014

The following table provides information with respect to the vesting of RSUs and performance units granted to our named executive officers. The named executive officers did not exercise any stock options in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
Nicholas K. Akins	—	—	164,743	9,561,992
Brian X. Tierney	—	—	78,885	4,507,663
Robert P. Powers	—	—	78,549	4,489,912
David M. Feinberg	—	—	29,457	1,731,498
Lana L. Hillebrand	—	—	4,212	222,520

(1)	This column includes the following performance units for the 2012 – 2014 performance period that vested on December 31, 2014: 111,820 for Mr. Akins; 46,110 for Mr. Tierney; 46,110 for Mr. Powers; and 22,216 for Mr. Feinberg. This column also includes the following RSUs that vested on May 2, 2014: 36,392 for Mr. Akins; 16,244 for Mr. Tierney; 15,908 for Mr. Powers; 7,241 for Mr. Feinberg; and 4,212 for Ms. Hillebrand. This column also includes 16,531 RSUs that vested on August 4, 2014 for Messrs. Akins, Powers and Tierney.
(2)	As is required, the value included in this column for the 2012-2014 performance units is computed by multiplying the number of units by the market value of these units on the vesting date of December 31, 2014 ($60.72). However, the actual value realized from these units was based on the 20-day average closing market price of AEP common stock prior to the vesting date ($59.582). 20,262 of Mr. Feinberg’s vested performance units ($1,230,309 of the value set forth in the table) were deferred into AEP Career Shares on February 13, 2015. For a description of AEP Career Shares, see discussion under Stock Ownership Requirements on page 53. This column also includes the value of RSUs that vested on May 2, 2014 and August 4, 2014, which had a market value of $52.83 per share and $51.40 per share, respectively.

2012 – 2014 Performance Units

Performance units that were granted for the 2012 – 2014 performance period vested on December 31, 2014. The combined score for the 2012-2014 performance period was 147.8 percent of target. The final score calculation for these performance measures is shown in the chart below.

Performance Measures	Threshold Performance	Target Performance	Maximum Payout Performance	Actual Performance	Score	Weight	Weighted Score
3-Year Cumulative Earnings Per Share	$8.73 (0% payout)	$9.73 (100% Payout)	$10.703 (200% Payout)	$9.849	112.3%	50%	56.1%

3-Year Total Shareholder Return vs. S&P Electric Utilities	20th Percentile (0% Payout)	50th Percentile (100% Payout)	80th Percentile (200% Payout)	75th Percentile	183.3%	50%	91.7%
Composite Result							147.8%

Pension Benefits for 2014

The following table provides information regarding the pension benefits for our named executive officers under AEP’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Nicholas K Akins	AEP Retirement Plan	32.6	523,800	—
	CSW Executive Retirement Plan	32.6	896,992	—
Brian X. Tierney	AEP Retirement Plan	16.7	283,925	—
	AEP Supplemental Benefit Plan	16.7	945,942	—
Robert P. Powers	AEP Retirement Plan	16.5	558,763	—
	AEP Supplemental Benefit Plan	33.5 (2)	4,312,303	—
David M. Feinberg	AEP Retirement Plan	3.7	49,115	—
	AEP Supplemental Benefit Plan	3.7	99,440	—
Lana L. Hillebrand	AEP Retirement Plan	19.6 (3)	340,825	—
	AEP Supplemental Benefit Plan	19.6	83,849	—

(1)	The Present Value of Accumulated Benefits is based on the benefit accrued under the applicable plan through December 31, 2014, and the following assumptions (which are consistent with those used in AEP’s financial statements):

•	The named executive officer retires at age 65 (or, for Mr. Tierney and Mr. Powers, retires at age 62), and commences the payment of benefits (the “accrued benefit”).

•

The value of the annuity benefit at the named executive officer’s assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 4.00 percent, 3.90 percent and 3.90 percent for the benefits accrued under the AEP Retirement Plan, AEP Supplemental Benefit Plan and the CSW Executive Retirement Plan, respectively, and assumed mortality based upon modified versions of the RP-2014 mortality tables. The value of the lump sum benefit at that assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 5.00 percent and assumed mortality based on the 2015 IRS Applicable Mortality table. The present value of both the annuity benefit and the lump sum benefit at each executive’s current age is based upon an assumed interest rate of 4.00 percent, 3.90 percent and 3.90 percent for the benefits accrued under the AEP Retirement Plan, AEP Supplemental Benefit Plan and CSW Executive Retirement Plan, respectively.

•

The present value of the accrued benefit is weighted based on 75 percent lump sum and 25 percent annuity (or 40 percent lump sum and 60 percent annuity for Mr. Powers due to his eligibility for early retirement under the final average pay benefit formula), based on the assumption that participants elect those benefit options in that proportion.

(2)	Mr. Powers has a letter agreement with AEP that credits him with years of service in addition to his actual years of service with AEP. Pursuant to that agreement, the Company credited 17 additional years of service to Mr. Powers when he joined AEP in 1997 to offset pension benefits that he would have been able to earn from his prior employer due to his length of service at that company. The additional years of service credit have augmented the present value of his accumulated benefits under the AEP Supplemental Benefit Plan by $2,551,893.
(3)

The benefit available to Ms. Hillebrand from the AEP Retirement Plan consists of two pieces: one under the Central and South West Corporation Cash Balance Retirement Plan (the “CSW Retirement Plan”) attributable to her prior period of service between December 15, 1982 and June 30, 2000 (her “CSW Retirement Plan Benefit”) and one under the cash balance formula since her return on December 17, 2012. Her CSW Retirement Plan Benefit will be paid to her either as a lump sum or in one of the annuity options offered by the plan. The amount available to her as a lump sum would be the greater of (i) her CSW Retirement Plan cash balance account ($203,163 as of December 31, 2014), or (ii) the lump sum value of her CSW Retirement Plan protected minimum normal retirement annuity (which had accrued during the 14.5 year period until her traditional pension formula benefit became frozen effective July 1, 1997), calculated using a factor based on then applicable interest and mortality assumptions as well as an assumed future cost of living adjustment rate of 3.00%. The payment available to her as an annuity would be based on the greater of (i) her CSW Retirement Plan protected minimum normal retirement annuity ($3,279 per month) or (ii) the life annuity equivalent of her then CSW Retirement Plan cash balance account, calculated using a factor based on then applicable interest and mortality assumptions.

Overview.    AEP maintains tax-qualified and nonqualified defined benefit pension plans for eligible employees. The nonqualified plans provide (i) benefits that cannot be paid under the tax-qualified plan because of maximum limitations imposed on such plans by the Internal Revenue Code and (ii) benefits pursuant to individual agreements with certain of the named executive officers. The plans are designed to provide a source of income upon retirement to executives and their spouses, as well as a market competitive benefit opportunity as part of a market competitive total rewards package.

AEP Retirement Plan.    The AEP Retirement Plan is a tax-qualified defined benefit pension plan under which benefits are generally determined by reference to a cash balance formula. The AEP Retirement Plan also encompasses the Central and South West Corporation Cash Balance Retirement Plan (the “CSW Retirement Plan”), which was merged into the AEP Retirement Plan effective December 31, 2008. As of December 31, 2014, each of the named executive officers was vested in their AEP Retirement Plan benefit.

In addition, employees who have continuously participated in the AEP Retirement Plan (but not the CSW Retirement Plan) since December 31, 2000 (“Grandfathered AEP Participants,” which includes Mr. Tierney and Mr. Powers) remain eligible for an alternate pension benefit calculated by reference to a final average pay formula. The benefits under this final average pay formula were frozen as of December 31, 2010.

Cash Balance Formula.    Under the cash balance formula, each participant has an account established to which dollar credits are allocated each year.

1.	Company Credits. Each year, participants’ accounts are credited with an amount equal to a percentage of their salary for that year and annual incentive award for the prior year. The applicable percentage is based on the participant’s age and years of service. The following table shows the applicable percentage:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 30	3.0%
30-39	3.5%
40-49	4.5%
50-59	5.5%
60-69	7.0%
70 or more	8.5%

Each year, the IRS calculates a limit on the amount of eligible pay that can be used to calculate pension benefits in a qualified plan. For 2014, the limit was $260,000.

2.	Interest Credits. All amounts in the cash balance accounts earn interest at the average interest rate on 30-year Treasury securities for the month of November of the prior year, with a floor of 4 percent. For 2014, the interest rate was 4 percent.

Final Average Pay Formula.    Grandfathered AEP Participants receive their benefits under the cash balance formula or the final average pay formula, whichever provides the higher benefit. On December 31, 2010, the final average pay benefit payable at the Grandfathered AEP Participant’s normal retirement age was frozen, meaning that their final average pay formula benefit is not affected by the participant’s service or compensation subsequent to this date. This frozen final average pay normal retirement benefit is based on the following calculation as of December 31, 2010: the participant’s then years of service times the sum of (i) 1.1 percent of the participant’s then high 36 consecutive months of base pay (“High 36”); plus (ii) 0.5 percent of the amount by which the participant’s then High 36 exceeded the participant’s applicable average Social Security covered compensation.

Grandfathered AEP Participants may become entitled to a subsidized benefit under the final average pay formula if they would retire early (that is, once they have remained employed past age 55 with at least three years of service). The benefit payable under the final average pay formula would be unreduced if it commences at age 62 or later and is reduced by 3 percent for each year prior to age 62 that the benefits are commenced. Mr. Powers is eligible for such early retirement benefits.

AEP Supplemental Benefit Plan.    The AEP Supplemental Benefit Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the AEP Retirement Plan (without regard to the provisions now included as the result of the merger of the CSW Retirement Plan into the AEP Retirement Plan) as determined upon the participant’s termination of employment. These excess benefits are calculated under the terms of the AEP Retirement Plan described above with the following modifications: (i) additional years of service or benefit credits are taken into account; (ii) annual incentive pay was taken into account for purposes of the frozen final average pay formula; and (iii) the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits are disregarded. However, eligible pay taken into account under the cash balance formula is limited to the greater of $1 million or two times the participant’s year-end base salary.

AEP credited Mr. Powers with 17 additional years of service under the AEP Supplemental Benefit Plan when he joined the Company in 1997. The Company credited additional years of service to Mr. Powers to offset pension benefits that he would have been able to earn from his prior employer due to his length of service at that company.

Participants do not become vested in their AEP Supplemental Plan benefit until they become vested in their AEP Retirement Plan benefit or upon a change in control. As of December 31, 2014, each of the named executive officers, was fully vested in their AEP Supplemental Benefit Plan benefit.

CSW Executive Retirement Plan.    The CSW Executive Retirement Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the terms of the former CSW Retirement Plan (which was merged into the AEP Retirement Plan) as determined upon the participant’s termination of employment. The excess benefits are calculated without regard to the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits. As of December 31, 2014, Mr. Akins was fully vested in his CSW Executive Retirement Plan benefit.

Nonqualified Deferred Compensation for 2014

The following table provides information regarding contributions, earnings and balances for our named executive officers under AEP’s three non-qualified deferred compensation plans which are each further described below.

Name	Plan Name(1)	Executive Contributions in Last FY(2) ($)	Registrant Contributions in Last FY(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(5) ($)
Nicholas K. Akins	SRSP	104,400	78,300	49,129	—	1,146,372
	ICDP	—	—	25,036	—	297,139
	SORP	1,121,500	—	1,467,134	—	5,871,642
Brian X. Tierney	SRSP	78,458	58,843	489,615	—	2,753,913
	SORP	—	—	262,031	—	1,048,757
Robert P. Powers	SRSP	78,458	58,843	423,959	—	3,175,292
	ICDP	—	—	54,097	—	914,513
	SORP	—	—	736,969	—	2,949,578
David M. Feinberg	SRSP	53,463	40,097	6,782	—	219,314
	SORP	400,370	—	133,379	—	533,749
Lana L. Hillebrand	SRSP	42,498	31,873	2,538	—	99,625
	SORP	—	—	—	—	0

(1)	“SRSP” is the American Electric Power System Supplemental Retirement Savings Plan. “ICDP” is the American Electric Power System Incentive Compensation Deferral Plan. “SORP” is the American Electric Power System Stock Ownership Requirement Plan.
(2)	The amounts set forth under “Executive Contributions in Last FY” for the SRSP are reported in the Summary Compensation Table as either (i) Salary for 2014 or (ii) the Non-Equity Incentive Plan Compensation for 2013.
(3)	The amounts set forth under “Registrant Contributions in Last FY” for the SRSP are reported in the All Other Compensation column of the Summary Compensation Table.
(4)	No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table as there were no above market or preferential earnings credited to any named executive officer’s account in any of the plans.
(5)	The amounts set forth in the “Aggregate Balance at Last FYE” column for the SRSP include the SRSP amounts reported in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns. In addition, the “Aggregate Balance at Last FYE” for the SRSP includes the following amounts previously reported in the Summary Compensation Table for prior years: $448,756 for Mr. Akins, $625,284 for Mr. Tierney, $662,269 for Mr. Powers, $116,147 for Mr. Feinberg and $22,575 for Ms. Hillebrand. The amounts set forth in the “Aggregate Balance at Last FYE” for the SORP include the SORP amounts reported in the “Executive Contributions in Last FY.” In addition, the “Aggregate Balance at Last FYE” for the SORP includes the following amounts previously reported in the Summary Compensation Table for prior years: $1,548,919 for Mr. Akins, $5,297 for Mr. Tierney and $4,980 for Mr. Powers.

Overview.    AEP maintains non-qualified deferred compensation plans that allow eligible employees, including the named executive officers, to defer receipt of a portion of their base salary, annual incentive compensation and performance unit awards. The plans are unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under the plans from the general assets of the Company. AEP maintains the following non-qualified deferred compensation plans:

•	The American Electric Power System Supplemental Retirement Savings Plan;

•	The American Electric Power System Incentive Compensation Deferral Plan; and

•	The American Electric Power System Stock Ownership Requirement Plan.

Supplemental Retirement Savings Plan.    This plan allows eligible participants to save on a pre-tax basis and to continue to receive Company matching contributions beyond the limits imposed by the Internal Revenue Code on qualified plans of this type.

•

Participants can defer up to 50 percent of their base salary and annual incentive award in excess of the IRS’ eligible compensation limit for qualified plans, which was $260,000 for 2014, up to $2,000,000.

•

The Company matches 100 percent of the participant’s contributions up to 1 percent of eligible compensation and 70 percent of the participant’s contributions from the next 5 percent of eligible compensation (for a total Company match of 4.5%).

•

Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect a distribution of their account as a lump-sum or annual installment payments over a period of up to 10 years. Participants may delay the commencement of distributions for up to five years from the date of their termination of employment.

•

Participants may direct the investment of their plan account among the investment options that are available to all employees in AEP’s qualified Retirement Savings Plan and one additional option that provides interest at a rate set each December at 120 percent of the applicable federal long-term rate with monthly compounding. There were no above-market or preferential earnings with respect to the Supplemental Retirement Savings Plan.

Incentive Compensation Deferral Plan.    This plan allows eligible employees to defer payment of up to 80 percent of earned performance units.

•	AEP does not offer any matching contributions.

•

Participants may direct the investment of their plan accounts among the investment options that are available to all employees in AEP’s qualified Retirement Savings Plan. There were no above-market or preferential earnings with respect to the Incentive Compensation Deferral Plan.

•

Generally, participants may not withdraw any amount credited to their account until their termination of employment with AEP. However, participants may make one withdrawal of amounts attributable to their pre-2005 contributions prior to termination of employment. The withdrawal amount would be subject to a 10 percent withdrawal penalty. Participants may elect to take distributions from their account in the same manner as described above for the Supplemental Retirement Savings Plan.

Stock Ownership Requirement Plan.    This plan assists executives in achieving their minimum stock ownership requirements. It does this primarily by tracking the executive’s AEP Career Shares. AEP Career Shares are a form of deferred compensation, which are unfunded and unsecured general obligations of AEP. The rate of return on AEP Career Shares is equivalent to the total return on AEP stock with dividends reinvested. Participants may not withdraw any amount credited to their account until their termination of employment with AEP. AEP Career Shares are paid in cash. Participants may elect to take distribution of their AEP Career Shares in the same manner as described above for the Supplemental Retirement Savings Plan.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of their employment or a change in control of the Company. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. In addition, in connection with any actual termination or change of control transaction, we may enter into agreements or establish arrangements that provide additional or alternative benefits or amounts from those described below. The agreements and plans summarized below are complex legal documents with terms and conditions having precise meanings, which are designed to address many possible but currently hypothetical situations.

Severance.    AEP currently provides full-time employees, including the named executive officers, with severance benefits if their employment is terminated as the direct result of a restructuring or downsizing (“Severance-Eligible Employees”) and the employee releases AEP from any and all claims. These severance benefits include:

•	A lump sum severance payment equal to two weeks of base pay for each year of Company service, with a minimum of 8 weeks for employees with at least one year of AEP service;

•

Continued eligibility for medical and dental benefits at the active employee rates for eighteen months or until the participant becomes eligible for coverage from another employer, whichever occurs first;

•

For employees who are at least age 50 with 10 years of AEP service and who do not qualify for AEP’s retiree medical benefits or who will be bridged to such retiree benefit eligibility (described below), AEP also provides medical and dental benefit eligibility at rates equivalent to those provided to retirees until age 65 or until the participant becomes eligible for coverage from another employer, whichever occurs first; and

•	Outplacement services, the incremental cost of which may be up to $28,000 for executive officers.

Severance-Eligible Employees who have enough weeks of severance (up to one year) and vacation to cover a period that would allow them to become eligible for retiree medical benefits, which is available to those employees who are at least age 55 with at least 10 years of service (“Retirement-Eligible Employees”) are retained as employees on a paid leave of absence until they become retirement eligible. This benefit applies in lieu of severance and unused vacation payments that these employees would otherwise receive. The Company pays any remaining severance and vacation pay at the time of their retirement. This delay of an employee’s termination date does not apply to the plans providing nonqualified deferred compensation, which define a participant’s termination date by reference to Internal Revenue Code Section 409A.

A Severance-Eligible executive’s termination entitles that executive to a pro-rata portion of any outstanding performance units that the executive has held for at least six months and to the payment of a pro-rata portion of any restricted stock units to the extent not already vested and paid. The pro-rated performance units will not become payable until the end of the performance period and remain subject to all performance objectives.

Severance-Eligible executives may continue financial counseling and tax preparation services for one year following their termination up to a maximum annual incremental cost to the Company for 2014 of $12,380 plus related incidental expenses of the advisor.

In addition, Ms. Hillebrand has an agreement that entitles her to a payment of one times her annual salary plus her target annual incentive opportunity if she terminates her employment because her duties are changed without her consent, provided that her termination is not a Qualifying Termination (as defined in the Company’s long-term incentive awards). See Change in Control below. Payment is conditioned upon her releasing AEP from all claims, including claims for any other severance benefits.

The Company also has an Executive Severance Plan (the “Executive Severance Plan”) that provides severance benefits to selected officers of the Company, including the named executive officers, subject to the executive’s agreement with the provisions of the plan, including confidentiality, non-solicitation and non-disparagement provisions. Executives remain eligible for benefits under the general severance plan described above; however, any benefits provided under the Executive Severance Plan will be reduced by any amounts provided under the general severance plan. Benefits under the Executive Severance Plan would be triggered by a resignation for good reason or an involuntary termination by the Company without cause.

The term “cause” with respect to the Executive Severance Plan means:

(i)	failure or refusal to perform a substantial part of the executive’s assigned duties and responsibilities following notice and a reasonable opportunity to cure (if such failure is capable of cure);

(ii)	commission of an act of willful misconduct, fraud, embezzlement or dishonesty either in connection with the executive’s duties to the Company or which otherwise is injurious to the best interest or reputation of the Company;

(iii)	repeated failure to follow specific lawful directions of the Board or any officer to whom the executive reports;

(iv)	a violation of any of the material terms and conditions of any written agreement or agreements the executive may from time to time have with the Company;

(v)	a material violation of any of the rules of conduct of behavior of the Company;

(vi)	conviction of, or plea of guilty or nolo contendere to, (A) a felony, (B) a misdemeanor involving an act of moral turpitude, or (C) a misdemeanor committed in connection with the executive’s employment with the Company which is injurious to the best interest or reputation of the Company; or

(vii)	violation of any applicable confidentiality, non-solicitation, or nondisparagement covenants or obligations relating to the Company (including the provisions to which the executive agreed when enrolling in the plan).

An executive’s termination of employment that is covered by his or her change in control agreement (described in the next section) or due to mandatory retirement, disability or death would not be considered an involuntary termination that may trigger the payment of benefits under the Executive Severance Plan.

An executive would have “good reason” for resignation under the Executive Severance Plan if there is any reduction in the executive’s then current annual base salary without the executive’s consent; provided, however, that a uniform percentage reduction of 10% or less in the annual base salary of all executives participating in the Executive Severance Plan who are similarly situated would not be considered good reason for resignation. Also, the Company must be given 10 days following receipt of written notice from the executive to restore the executive’s base salary before his or resignation may trigger plan benefits.

If benefits under the Executive Severance Plan are triggered, the affected named executive officers would receive pay continuation of two times their base salary and target annual incentive payable over two years. In addition, a pro-rated portion of their outstanding performance units and restricted stock units would vest. The pro-rated performance units will not become payable until the end of the performance period and remain subject to all performance objectives. Any severance benefits payable under the Executive Severance Plan are conditioned on the execution of an agreement by the executive officer releasing claims against the Company and committing to a non-competition obligation.

Change In Control.    AEP defines “change in control” under its change in control agreements and Long-Term Incentive Plan as:

•	The acquisition by any person of the beneficial ownership of securities representing more than one-third of AEP’s voting stock;

•

A merger or consolidation of AEP with another corporation unless AEP’s voting securities outstanding immediately before such merger or consolidation continue to represent at least two-thirds of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•	Approval by the shareholders of the liquidation of AEP or the disposition of all or substantially all of the assets of AEP.

AEP has a change in control agreement with each of the named executive officers that is triggered if there is a Qualifying Termination of the named executive officer’s employment. A “Qualifying Termination” for this purpose generally occurs when the executive’s employment is terminated in connection with that change in control (i) by AEP without “cause” or (ii) by the named executive officer for “good reason”, each as defined below. Such termination must be no later than two years after the change in control. These agreements provide for:

•

A lump sum payment equal to 2.99 or 2.0, as applicable, times the named executive officer’s annual base salary plus target annual incentive compensation award under the annual incentive program as in effect at the time of termination; and

•	Outplacement services.

In December 2013, the HR Committee amended all of the Company’s change in control agreements to eliminate the provision that provided a tax gross-up for excise taxes.

The term “cause” with respect to AEP’s change in control agreements means:

(i)	The willful and continued failure of the executive to perform the executive’s duties after a written demand for performance is delivered to the executive by the Board; or

(ii)	The willful conduct or omission by the executive, which the Board determines to be illegal; gross misconduct that is injurious to the Company; or a breach of the executive’s fiduciary duty to the Company.

The term “good reason” with respect to AEP’s change in control agreements means:

(i)	An adverse change in the executive’s status, duties or responsibilities from that in effect immediately prior to the change in control;

(ii)	The Company’s failure to pay in a timely fashion the salary or benefits to which the executive is entitled under any employment agreement in effect on the date of the change in control;

(iii)	The reduction of the executive’s salary as in effect on the date of the change in control;

(iv)	Any action taken by the Company that would substantially diminish the aggregate projected value of the executive’s awards or benefits under the Company’s benefit plans or policies;

(v)	A failure by the Company to obtain from any successor the assent to the change in control agreement; or

(vi)	The relocation, without the executive’s prior approval, of the office at which the executive is to perform services to a location that is more than fifty (50) miles from its location immediately prior to the change in control.

The Company must be given notice and an opportunity to cure any of these circumstances before they would be considered to be “good reason.”

Awards under the Long-Term Incentive Plan will vest upon a “Qualifying Termination” or within one year after a change in control. The term “Qualifying Termination” with respect to long-term incentive awards generally is the same as that described for the change in control agreements, except that an executive’s mandatory retirement at age 65 is explicitly excluded, and “Cause” is defined more broadly to encompass:

(i)	Failure or refusal to perform assigned duties and responsibilities in a competent or satisfactory manner;

(ii)	Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of AEP;

(iii)	Engagement in activities or conduct injurious to the best interest or reputation of AEP;

(iv)	Insubordination;

(v)	A violation of any material term or condition of any written agreement with AEP;

(vi)	Violation of any of AEP’s rules of conduct of behavior;

(vii)	Commission of a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment at AEP which is injurious to the best interest or reputation of AEP; or

(viii)	Disclosure, dissemination, or misappropriation of confidential, proprietary, and/or trade secret information.

In addition, performance units would be deemed to have been fully earned at 100 percent of the target score upon a “Qualifying Termination” following a change in control. The value of each vested performance unit following a “Qualifying Termination” would be (1) the closing price of a share of AEP common stock on the date of the Qualifying Termination or (2) if the date of the Qualifying Termination is coincident with the change in control and if the change in control is the result of a tender offer, merger, or sale of all or substantially all of the assets of AEP, the price paid per share of common stock in that transaction.

The AEP Supplemental Benefit Plan also provides that all accrued supplemental retirement benefits to the extent then unvested become fully vested upon a change in control.

Termination Scenarios

The following tables show the incremental compensation and benefits that would have been paid to each named executive officer who was employed by AEP on December 31, 2014 assuming the hypothetical circumstances cited in each column occurred on December 31, 2014 and calculated in accordance with the methodology required by the SEC. In connection with any actual termination or change of control transaction, the Company may enter into agreements or establish arrangements that provide additional benefits or amounts, or may alter the terms of benefits described below.

With respect to annual incentive compensation for the completed year, the initial calculated annual incentive opportunity is shown, (before any discretionary adjustment), which varies from the actual value paid and reported in the Summary Compensation Table on page 61.

The values shown in the change in control column are triggered only if the named executive officer’s employment is terminated under the circumstances (described above under Change In Control) that trigger the payment or provision of each of the types of compensation and benefits shown.

No information is provided for terminations due to disability because it is not AEP’s practice to terminate the employment of any employee so long as they remain eligible for AEP’s long-term disability benefits. AEP successively provides sick pay and then long-term disability benefits for up to two years to employees with a disability that prevents them from returning to their job. Such disability benefits continue (generally until the employee reaches age 65) for employees that cannot perform any occupation for which they are reasonably qualified. Because disabled participants remain employed by the Company, they continue to vest in long-term incentive awards while they are disabled. AEP treats a participant’s disability as a termination to the extent required by the regulations issued under Internal Revenue Code Section 409A, but such terminations only trigger the payment of benefits that had previously vested. In addition, restricted stock unit awards granted effective on or after January 1, 2011 allow participants terminated due to disability to continue to vest as if their employment had continued.

Potential Incremental Compensation and Benefits

That Would Have Been Provided as the Result of Employment Termination

as of December 31, 2014

For Nicholas K. Akins

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change-In- Control	Death
Compensation:
Base Salary ($1,236,000)	$0	$2,472,000	$0	$3,695,640	$0
Annual Incentive for Completed Year(1)	$2,820,502	$2,820,502	$0	$2,820,502	$2,820,502
Other Payment for Annual Incentives(2)	$0	$3,090,000	$0	$4,619,550	$0
Long-Term Incentives:(3)
2013-2015 Performance Units(4)	$0	$4,410,903	$0	$6,616,355	$4,410,903
2014-2016 Performance Units(4)	$0	$2,142,202	$0	$6,426,605	$2,142,202
Restricted Stock Units	$0	$340,842	$0	$1,022,525	$1,022,525
2012 Restricted Stock Units	$0	$691,838	$0	$1,020,825	$1,020,825
2013 Restricted Stock Units	$0	$749,252	$0	$1,890,396	$1,890,396
2014 Restricted Stock Units	$0	$826,278	$0	$2,754,259	$2,754,259
Benefits:
Financial Counseling	$0	$12,380	$0	$12,380	$12,380
Outplacement Services(5)	$0	$28,000	$0	$28,000	$0
Total Incremental Compensation and Benefits	$2,820,502	$17,584,197	$0	$30,907,037	$16,073,992

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits

That Would Have Been Provided as the Result of Employment Termination

as of December 31, 2014

For Brian X. Tierney

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change-In- Control	Death
Compensation:
Base Salary ($692,675)	$0	$1,385,350	$0	$2,071,098	$0
Annual Incentive for Completed Year(1)	$1,011,620	$1,011,620	$0	$1,011,620	$1,011,620
Other Payment for Annual Incentives(2)	$0	$1,108,280	$0	$1,656,879	$0
Long-Term Incentives:(3)
2013-2015 Performance Units(4)	$0	$1,242,534	$0	$1,863,800	$1,242,534
2014-2016 Performance Units(4)	$0	$599,711	$0	$1,799,134	$599,711
Restricted Stock Units	$0	$340,842	$0	$1,022,525	$1,022,525
2012 Restricted Stock Units	$0	$285,287	$0	$420,972	$420,972
2013 Restricted Stock Units	$0	$211,063	$0	$532,514	$532,514
2014 Restricted Stock Units	$0	$231,307	$0	$771,023	$771,023
Benefits:
Financial Counseling	$0	$12,380	$0	$12,380	$12,380
Outplacement Services(5)	$0	$28,000	$0	$28,000	$0
Total Incremental Compensation and Benefits	$1,011,620	$6,456,374	$0	$11,189,945	$5,613,279

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits

That Would Have Been Provided as the Result of Employment Termination

as of December 31, 2014

For Robert P. Powers

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change-In- Control	Death
Compensation:
Base Salary ($692,675)	$0	$1,385,350	$0	$2,071,098	$0
Annual Incentive for Completed Year(1)	$1,011,620	$1,011,620	$0	$1,011,620	$1,011,620
Other Payment for Annual Incentives(2)	$0	$1,108,280	$0	$1,656,879	$0
Long-Term Incentives:(3)
2013-2015 Performance Units(4)	$1,242,534	$1,242,534	$0	$1,863,800	$1,242,534
2014-2016 Performance Units(4)	$599,711	$599,711	$0	$1,799,134	$599,711
Restricted Stock Units	$0	$340,842	$0	$1,022,525	$1,022,525
2012 Restricted Stock Units	$0	$285,287	$0	$420,972	$420,972
2013 Restricted Stock Units	$0	$211,063	$0	$532,514	$532,514
2014 Restricted Stock Units	$0	$231,307	$0	$771,023	$771,023
Benefits:
Financial Counseling	$0	$12,380	$0	$12,380	$12,380
Outplacement Services(5)	$0	$28,000	$0	$28,000	$0
Total Incremental Compensation and Benefits	$2,853,865	$6,456,374	$0	$11,189,945	$5,613,279

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits

That Would Have Been Provided as the Result of Employment Termination

as of December 31, 2014

For David M. Feinberg

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change-In- Control	Death
Compensation:
Base Salary ($566,500)	$0	$1,133,000	$0	$1,693,835	$0
Annual Incentive for Completed Year(1)	$672,219	$672,219	$0	$672,219	$672,219
Other Payment for Annual Incentives(2)	$0	$736,450	$0	$1,100,993	$0
Long-Term Incentives:(3)
2013-2015 Performance Units(4)	$0	$621,247	$0	$931,870	$621,247
2014-2016 Performance Units(4)	$0	$306,818	$0	$920,454	$306,818
2012 Restricted Stock Units	$0	$136,219	$0	$203,412	$203,412
2013 Restricted Stock Units	$0	$105,523	$0	$266,257	$266,257
2014 Restricted Stock Units	$0	$118,331	$0	$394,437	$394,437
Benefits:
Financial Counseling	$0	$12,380	$0	$12,380	$12,380
Outplacement Services(5)	$0	$28,000	$0	$28,000	$0
Total Incremental Compensation and Benefits	$672,219	$3,870,187	$0	$6,223,857	$2,476,770

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits

That Would Have Been Provided as the Result of Employment Termination

as of December 31, 2014

For Lana L. Hillebrand

Executive Benefits and Payments Upon Termination	Resignation or Retirement		Severance	Involuntary Termination for Cause	Change-In- Control	Death
Compensation:
Base Salary ($488,800)		$0	$977,600	$0	$977,600	$0
Annual Incentive for Completed Year(1)		$535,268	$535,268	$0	$535,268	$535,268
Other Payment for Annual Incentives(2)		$0	$586,560	$0	$586,560	$0
Long-Term Incentives:(3)
2013-2015 Performance Units(4)		$0	$548,909	$0	$823,363	$548,909
2014-2016 Performance Units(4)		$0	$285,910	$0	$857,731	$285,910
2013 Restricted Stock Units		$0	$208,440	$0	$525,957	$525,957
2014 Restricted Stock Units		$0	$110,280	$0	$367,599	$367,599
Benefits:
Financial Counseling	$		$12,380	$0	$12,380	$12,380
Outplacement Services(5)		$0	$28,000	$0	$28,000	$0
Total Incremental Compensation and Benefits		$532,268	$3,293,347	$0	$4,714,458	$2,276,023

(1)	Executive officers and all other employees are eligible for an annual incentive award based on their earnings for the year if they remain employed with AEP through year-end, if they die or if they incur a retirement-eligible termination. The amount shown is based on the calculated annual incentive opportunity, as shown on page 51, but all annual incentives for executive officers are awarded at the discretion of the HR Committee or independent members of the Board pursuant to the award determination process described in the Compensation Discussion and Analysis.
(2)	Represents a payment of two times the applicable target annual incentive opportunity in the event of a severance. Represents a payment of 2.99 times the applicable target annual incentive opportunity for each of the named executive officers, other than Ms. Hillebrand whose multiple was 2.0, in the event of a change in control. Ms. Hillebrand’s target multiple was increased to 2.99 effective January 1, 2015.
(3)	The long-term incentive values shown represent the values that would be paid under such circumstances shown in each column, which are different from the values calculated in accordance with FASB ASC Topic 718.
(4)	The target value of performance unit awards are shown. The actual value paid in the event of resignation or retirement, severance or death, if any, will depend on the actual performance score for the full performance period. Any payments for awards under those circumstances are not paid until the end of the three year performance period. In the event of a qualifying termination in connection with a change in control, awards would be paid at a target performance score as soon as administratively practical after the change in control.
(5)	Represents the maximum cost of Company paid outplacement services, which the Company provides through an unaffiliated third party vendor.

The following table shows the value of previously earned and vested compensation and benefits as of December 31, 2014, that would have been provided to each named executive officer following a termination of his or her employment on December 31, 2014. In all cases, these amounts were generally earned or vested over multiple years of service to the Company.

Non-Incremental Post-Termination Compensation and Benefits on December 31, 2014

Name	Long-Term Incentives		Benefits
	Vested Performance Units (1)	AEP Career Shares (2)	Vacation Payout (3)	Post Retirement Benefits (4)	Deferred Compensation (5)
Nicholas K. Akins	$6,789,710	$5,983,774	$43,269	$1,366,812	$1,443,511
Brian X. Tierney	$2,799,799	$1,068,793	$26,642	$944,853	$2,753,913
Robert P. Powers	$2,799,799	$3,005,944	$31,250	$3,973,161	$4,089,805
David M. Feinberg	$1,348,956	$543,930	$21,788	$142,383	$219,314
Lana L. Hillebrand	$0	$0	$17,860	$374,846	$99,625

(1)	Represents the value of performance units that vested on December 31, 2014 calculated using the market value of these shares on December 31, 2014. However, the actual value realized or deferred to AEP Career Shares from these performance units in February 2015 was based on the 20-day average closing market price of AEP common stock prior to the vesting date.
(2)	Represents the value of AEP share equivalents deferred mandatorily into AEP’s Stock Ownership Requirement Plan calculated using the market value of these shares on December 31, 2014. However, the actual value that would have been realized from these AEP share equivalents would have been determined using the 20-day average closing market price of AEP common stock prior to the date of termination.
(3)	Represents accumulated but unused vacation.
(4)	Represents the lump sum benefit calculated for the named executive officer pursuant to the terms of the AEP Retirement Plan, AEP Supplemental Benefit Plan and CSW Executive Retirement Plan, as applicable.
(5)	Includes balances from the Supplemental Retirement Savings Plan and Incentive Compensation Deferral Plans, but does not include AEP Career Share balances, which are listed separately in column (2).

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of February 19, 2015 for all Directors, director nominees, each of the persons named in the Summary Compensation Table and all Directors and executive officers as a group.

Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

Name	Shares(a)		Stock Units(b)	Total(c)
N. K. Akins	41,103		98,547	139,650
D. J. Anderson	0		12,430	12,430
J. B. Beasley, Jr	0		2,471	2,741
R. D. Crosby, Jr.	0		33,266	33,266
D. M. Feinberg	0		29,220	29,220
L. A. Goodspeed	0		34,069	34,069
L. L. Hillebrand	0		0	0
T. Hoaglin	1,000		27,285	28,285
S. B. Lin	1,000		7,635	8,635
R. C. Notebaert	0		12,430	12,430
L. L. Nowell III	0		37,965	37,965
R. P. Powers	1,000		72,743	73,743
R. S. Rasmussen	0		7,087	7,087
O. G. Richard III	2,195		5,936	8,131
B. X. Tierney	9,226		40,490	49,716
S. M. Tucker	1,532	(d)	23,025	24,557
All directors, nominees and executive officers as a group (20 persons)	61,435	(e)	533,926	595,361

(a)	None of the shares is pledged. This column also includes share equivalents held in the AEP Retirement Savings Plan.
(b)	This column includes amounts deferred in stock units and held under the Stock Unit Accumulation Plan for Non-Employee Directors and amounts deferred in share equivalents in the Retainer Deferral Plan for Non-Employee Directors. This column also includes amounts deferred in share equivalents held under AEP’s Supplemental Retirement Savings Plan, AEP’s Incentive Compensation Deferral Plan and the following numbers of AEP Career Shares: Mr. Akins, 98,547; Mr. Feinberg, 29,220; Mr. Powers, 49,505; Mr. Tierney, 17,602; and all directors and executive officers as a group, 278,294.
(c)	This column does not include restricted stock units that will not vest within 60 days.
(d)	Includes 32 shares held by family members of Ms. Tucker over which she disclaims beneficial ownership.
(e)	As of February 19, 2015, the directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AEP’s executive officers, directors and persons who beneficially own more than 10 percent of AEP’s Common stock to file initial reports of ownership and reports of changes in ownership of AEP Common Stock with the SEC. Executive officers and directors are required by SEC regulations to furnish AEP with copies of all reports they file. Based solely on a review of the copies of such reports furnished to AEP and written representations from AEP’s executive officers and directors during the fiscal year ended December 31, 2014, AEP believes that all of its directors and executive officers timely met all of their respective Section 16(a) filing requirements during 2014.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of February 15, 2015, with beneficial ownership of five percent or more of AEP Common Stock.

	AEP Shares
Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	36,630,319	(a)	7.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	28,625,824	(b)	5.85%
State Street Corporation One Lincoln Street Boston, MA 02111	25,957,263	(c)	5.3%

(a)	Based on the Schedule 13G filed with the SEC, BlackRock, Inc. reported that it has sole power to vote 31,390,091 shares and sole dispositive power for 36,630,319 shares.
(b)	Based on the Schedule 13G filed with the SEC, The Vanguard Group reported that it has sole power to vote 872,858 shares, sole dispositive power for 27,819,338 shares and shared dispositive power for 806,486 shares.
(c)	Based on the Schedule 13G filed with the SEC, State Street Corporation reported that it has shared voting power to vote 25,957,263 shares and shared dispositive power for 25,957,263 shares.

Shareholder Proposals and Nominations

To be included in AEP’s proxy statement and form of proxy for the 2016 annual meeting of shareholders, any proposal which a shareholder intends to present at such meeting must be received by AEP, attention: Thomas G. Berkemeyer, Assistant Secretary, at AEP’s office at 1 Riverside Plaza, Columbus, OH 43215 by November 14, 2015.

Notice to nominate a director must include your name, address, and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee and the number of shares beneficially owned by the nominee. It must also include all the information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this Policy is posted on our website at www.aep.com/investors/corporateleadersandgovernance. All such notices must be received by AEP, attention: Thomas G. Berkemeyer, Assistant Secretary, at AEP’s office at 1 Riverside Plaza, Columbus, OH 43215 by November 14, 2015. The Assistant Secretary will forward the recommendations to the Committee on Directors and Corporate Governance for consideration.

For any proposal intended to be presented by a shareholder without inclusion in AEP’s proxy statement and form of proxy for the 2016 annual meeting, the proxies named in AEP’s form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless AEP receives notice of the matter by January 25, 2016. However, even if notice is timely received, the proxies may nevertheless be entitled to exercise discretionary authority on the matter to the extent permitted by SEC regulations.

Solicitation Expenses

These proxies are being solicited by our Board of Directors. The costs of this proxy solicitation will be paid by AEP. Proxies will be solicited principally by mail and the Internet, but some telephone or personal solicitations of holders of AEP Common Stock may be made. Any officers or employees of the AEP System who make or assist in such solicitations will receive no additional compensation for doing so. AEP will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the beneficial owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by the New York Stock Exchange. We have engaged Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist us with the solicitation of proxies for an estimated fee of $34,500, plus reasonable out-of-pocket expenses.

Exhibit A

Reconciliation of GAAP and Non-GAAP Financial Measures.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, AEP’s management believes that the Company’s operating earnings provide users with additional meaningful financial information about the Company’s performance. Management also uses these non-GAAP financial measures when communicating with stock analysts and investors regarding its earnings outlook and results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on January 28, 2015.

EPS
Operating Earnings	$3.43
Special Items
Mark-to-Market Hedging	(0.01)
Coal Contract Termination	(0.08)
GAAP Reported Earnings	$3.34

A-1

Exhibit B

American Electric Power System 2015 Long-Term Incentive Plan

B-i

B-ii

American Electric Power System 2015 Long-Term Incentive Plan

ARTICLE 1 - ESTABLISHMENT, EFFECTIVENESS, PURPOSE AND DURATION

Section 1.01. Establishment. American Electric Power Company, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the American Electric Power System 2015 Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document.

Section 1.02. Effectiveness. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.04. Subject to the approval of the Company’s shareholders of this Plan, no further awards shall be granted under the Prior Plan as of the Effective Date.

Section 1.03. Purpose of This Plan. The purposes of the Plan are to: (a) strengthen the alignment of interests between those Employees and Directors of the Company and its Subsidiaries who share responsibility for the success of the business and those of the Company’s shareholders, (b) facilitate the use of long-term incentive compensation and the provisions of market competitive total compensation to Employees, (c) increase Employee ownership of shares of the Company’s common stock to encourage ownership behaviors, and (d) encourage Plan Participant retention. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

Section 1.04. Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 2 - DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, including each Subsidiary and any other corporation or entity designated as an Affiliate for purposes of this Plan by the Committee.

“Aggregate Share Authorization” has the meaning set forth in Section 4.01.

“Annual Award Limit” has the meaning set forth in Section 4.03.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by the Board. The Committee shall consist of three or more persons, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and as an “outside director” within the meaning of Code Section 162 (m).

“Company” has the meaning set forth in Section 1.01, and any successor thereto as provided in Article 21.

“Covered Employee” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee of the Company.

“Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

“Effective Date” has the meaning set forth in Section 1.02.

“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on any of their payroll records.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which

Shares were publicly traded). In the event that Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

“Full Value Award” means an Award other than an Award in the form of a Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right, and which is settled by the issuance of Shares.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as granted pursuant to Article 6.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Option Term” means the period of time during which an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary of its grant date.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.

“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to satisfy the requirements for Performance-Based Compensation.

“Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted pursuant to Article 9 that is denominated in Shares, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.

“Performance Unit” means an Award granted under Article 9 that is denominated in dollars, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” has the meaning set forth in Section 1.01, as the same may be amended from time to time.

“Plan Year” means the calendar year.

“Prior Plan” means the Amended and Restated American Electric Power System Long-Term Incentive Plan, last approved by shareholders on April 27, 2010, as amended.

“Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of the Effective Date.

“Restricted Stock” means an Award granted pursuant to Article 8, as set forth therein.

“Restricted Stock Unit” means an Award granted pursuant to Article 8, as set forth therein.

“Share” means a share of common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to Article 7.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of 50% or more by reason of stock ownership or otherwise.

ARTICLE 3 - ADMINISTRATION

Section 3.01. General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

Section 3.02. Authority of the Committee. The Committee shall have full discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

Section 3.03 Delegation. To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more employees of the Company and/or its

Subsidiaries, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility that the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more persons who are members of the Committee, members of the Board of Directors of the Company, or an officer of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such person for Awards granted to an Employee who is, on the relevant date, a Covered Employee or an officer or Director for purposes of Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Shares underlying Awards such person(s) may grant; and (iii) the person(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4 - SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

Section 4.01. Number of Shares Available for Awards. (a) Subject to adjustment as provided in Section 4.04 , the maximum number of Shares available for grant to Participants under this Plan (the “Aggregate Share Authorization”) shall be 10 million Shares. No further Awards may be granted under the Prior Plan as of the Effective Date. The number of shares issuable under the Prior Plan may, however, increase due to dividend shares and performance shares issued in connection with awards outstanding under the Prior Plan.

(b) To the extent that a Share is issued pursuant to the grant or exercise of a Full Value Award, it shall reduce the Aggregate Share Authorization by one Share; and, to the extent that a Share is issued pursuant to the grant or exercise of an Award other than a Full Value Award, it shall reduce the Aggregate Share Authorization by 0.286 of a Share.

(c) The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be equal to the Aggregate Share Authorization.

(d) The maximum aggregate value of Awards that may be granted to any Director under this Plan during any calendar year shall not exceed $700,000, as determined by the Board based on the value of any Award at the time of grant.

Section 4.02. Share Usage. (a) Shares covered by an Award shall be counted as used only to the extent they are actually issued. Except as provided in Section 4.02(b), any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission (prior to the issuance of Shares) for Awards not involving Shares, shall be available again for grant under this Plan.

(b) Any Award Shares tendered, exchanged or withheld to cover Option exercise costs, any Award Shares withheld to cover taxes, and all Shares underlying an Award of Stock Appreciation Rights once such Stock Appreciation Rights are exercised, shall be taken into account as Shares issued under this Plan.

Section 4.03. Annual Award Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of Awards under this Plan:

(a) Options. The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 2,000,000.

(b) SARs. The maximum aggregate number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 2,000,000.

(c) Restricted Stock or Restricted Stock Units. The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 400,000 Shares.

(d) Performance Units or Performance Shares. The maximum aggregate number of Performance Units or Performance Shares that a Participant may be awarded in any one Plan Year shall be 400,000 Shares. As provided in Section 9.03, up to 2 Shares (or the cash value of 2 Shares) may be issued with respect to a Performance Unit or Performance Share, depending on the level of performance, plus any applicable Dividend Equivalents.

(e) Cash-Based Awards. The maximum aggregate amount awarded with respect to Cash- Based Awards to any one Participant in any one Plan Year may not exceed $15,000,000, determined as of the date of payment.

(f) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock- Based Awards pursuant to Section 10.02 in any one Plan Year to any one Participant shall be 400,000 Shares.

Section 4.04. Adjustments in Authorized Shares. (a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be granted under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or that relate to, the changes or distributions described in Section 4.04 and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section 4.04. that would (i) prevent Performance-Based Compensation from satisfying the requirements of Code Section 162(m), (ii) cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A, or (iii) cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c) Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Section 4.05. Source of Shares. The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares acquired in the open market.

ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

Section 5.01. Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

Section 5.02. Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

ARTICLE 6 - STOCK OPTIONS

Section 6.01. Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (to the extent permitted under Code Sections 422 and 424).

Section 6.02. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Section 6.03. Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the FMV of Shares on the date of grant, subject to adjustment as provided for in Section 4.04.

Section 6.04. Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine and set forth in the Award Agreement at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

Section 6.05. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that no Option shall be exercisable within one (1) year from its grant date, except in the case of the death of a Participant.

Section 6.06. Payment. (a) Subject to Section 6.09, Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares shall become the property of the Participant on the exercise date, subject to any forfeiture conditions specified in the Option.

(b) A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price at the time of the exercise. The Option Price of any Option shall be payable to the Company in full either (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (iii) by a cashless (broker-assisted) exercise; (iv) by a combination of (i), (ii) and/or (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver or cause to be delivered to the Participant a statement of holdings as evidence of book entry uncertificated Shares, or at the sole discretion of the Committee upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Section 6.07. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Section 6.08. Termination of Employment. Each Participant’s Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options granted pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Section 6.09. Automatic Option Exercise. An Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the Option Price plus associated fees, if the Participant has not exercised the Option, and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver Shares to the Participant in accordance with this Section 6.09, reduced by the number of Shares required for payment of the exercise price and for payment of withholding taxes; any fractional Share shall be settled in cash.

ARTICLE 7 - STOCK APPRECIATION RIGHTS

Section 7.01. Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, the terms and conditions pertaining to such SARs.

Section 7.02. SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which an SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Section 7.03. Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the FMV of the Shares as determined on the date of grant.

Section 7.04. Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth anniversary date of its grant.

Section 7.05. Exercise of SARs. SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that no SAR shall be exercisable within one (1) year from its grant date, except in the case of the death of a Participant.

Section 7.06. Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company on the exercise date in an amount determined by multiplying: (a) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by (b) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 7.07. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

Section 7.08. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Section 7.09. Automatic SAR Exercise. An Award Agreement may provide that if, on the last day of the term of an SAR, the Fair Market Value of one Share exceeds the Grant Price of the SAR plus associated fees, if the Participant has not exercised the SAR, and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver payment to the Participant in accordance with the terms of settlement set forth in Section 7.06.

ARTICLE 8 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 8.01. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

Section 8.02. Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period (s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Section 8.03. Other Restrictions. (a) The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

(b) To the extent deemed appropriate by the Committee, the Company may retain any certificates or statements of holdings representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

Section 8.04. Certificate Legend. In addition to any legends placed on certificates or statements of holdings pursuant to Section 8.03, each certificate or statement of holdings representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend restricting the transfer of such Shares.

Section 8.05. Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 8.06. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Article 8, and may reflect distinctions based on the reasons for termination.

ARTICLE 9 - PERFORMANCE UNITS / PERFORMANCE SHARES

Section 9.01. Grant of Performance Units / Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

Section 9.02. Value of Performance Units / Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

Section 9.03. Earning of Performance Units / Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout as provided in Section 9.04 on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Regardless of the level of performance achieved, in no event will the number of Shares issued (or the amount of cash paid) with respect to a Performance Unit/Performance Share exceed 2 Shares (or the value of 2 Shares), plus any applicable Dividend Equivalents.

Section 9.04. Form and Timing of Payment of Performance Units / Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Section 9.05. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares awarded pursuant to this Article 9, and may reflect distinctions based on the reasons for termination.

ARTICLE 10 - CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

Section 10.01. Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

Section 10.02. Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Section 10.03. Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock- Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

Section 10.04. Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Section 10.05. Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee. Such provisions may be included in the Award Agreement, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards granted pursuant to this Article 10, and may reflect distinctions based on the reasons for termination.

ARTICLE 11 - TRANSFERABILITY OF AWARDS

Except to the extent specifically provided by the terms of an Award Agreement, Awards shall be nontransferable. During the lifetime of a Participant, Awards shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award Agreement following the Participant’s death.

ARTICLE 12 - PERFORMANCE MEASURES

Section 12.01. Awards Under This Article 12. If an Award (other than an Option or SAR) is intended to qualify as Performance-Based Compensation, the Award shall be granted in accordance with the terms of this Article 12 and shall vest or be paid solely on account of the attainment of an objective performance goal based on one or more of the Performance Measures listed in Section 12.03.

Section 12.02. Performance Goals. The Committee shall establish the performance goal in writing not later than 90 days after the commencement of the Performance Period (or, if earlier, before 25% of the Performance Period has elapsed), and at a time when the outcome of the performance goal is still substantially uncertain. The performance goal shall state, in terms of an objective formula or standard, the method for determining the amount of compensation payable to the Participant if the performance goal is attained.

Section 12.03. Performance Measures. (a) The Performance Measures used to establish performance goals for Performance-Based Compensation shall be limited to the following business measures, which may be applied with respect to AEP, any Subsidiary or any business unit, and which may be measured on an absolute or relative-to-peer-group basis: earnings measures (including, for example, primary earnings per share, fully diluted earnings per share, operating earnings per share, net income, pre-tax income, operating income, earnings before interest, taxes, depreciation and amortization or any combination thereof, and net operating profits after taxes); expense control (including, for example, operations & maintenance expense, total expenditures, expense ratios, and expense reduction); customer measures (including, for example, customer satisfaction, service cost, service levels, responsiveness, bad debt collections or losses, and reliability—such as outage frequency, outage duration, and frequency of momentary outages); safety measures (including, for example, recordable case rate, severity rate, fatalities, and vehicle accident rate); diversity measures (including, for example, female and minority placement utilization rates); environmental measures (including, for example, emissions, project completion milestones, regulatory/legislative/cost recovery goals, and notices of violation), revenue measures

(including, for example, revenue, direct margin and net margin); stakeholder return measures (including, for example, total shareholder return, economic value added, cumulative shareholder value added, return on equity, return on capital, return on assets, dividend payout ratio and cash flow(s) – such as operating cash flows, free cash flow, discounted cash flow return on investment and cash flow in excess of cost of capital or any combination thereof); valuation measures (including, for example, stock price increase, price to book value ratio, and price to earnings ratio); capital and risk measures (including, for example, debt to equity ratio, dividend payout as percentage of net income and diversification of business opportunities); employee satisfaction and engagement; project measures (including, for example, completion of key milestones); production measures (including, for example, generating capacity factor, performance against the INPO index, generating equivalent availability, heat rates, effective forced outage rates and production cost); and such other individual performance objective that is measured solely in terms of quantitative targets related to the Company, any Subsidiary or the Company’s or Subsidiary’s business.

(b) Any Performance Measure(s) may be used in a quantitative manner to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate. Any of the above Performance Measures may be used to measure performance relative to specified performance levels; a group of comparator companies; a published or special index that the Committee, in its sole discretion, deems appropriate; or various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of a performance goal or goals pursuant to the Performance Measures specified in this Article 12.

Section 12.04. Evaluation of Performance. Any Performance Measure(s) may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events to the extent consistent with the requirements of Code Section 162(m) for Performance-Based Compensation.

Section 12.05. Certification of Performance. No vesting or payment shall occur under an Award that is intended to qualify as Performance-Based Compensation until the Committee certifies that the performance goal and any other material terms of the Award have been satisfied.

Section 12.06. Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 12.07. Committee Discretion. For the avoidance of doubt, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and the terms of this Article 12. In such event, among other things, the Committee may base the vesting or payment of such Awards on performance measures other than those set forth in Section 12.03.

ARTICLE 13 - DIRECTOR AWARDS

Subject to Section 4.01(d), the Board shall determine all Awards to Directors. The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement.

ARTICLE 14 - DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Full Value Award, to be credited as of the dividend payment dates, during the period between the date on which the Full Value Award is granted and the date on which the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that such dividend equivalents shall be subject to any performance conditions that apply to the underlying Award. Participants shall not accrue, be granted or be paid any dividends or dividend equivalents with respect to Shares that are subject to any Option or Stock Appreciation Right.

ARTICLE 15 - BENEFICIARY DESIGNATION

In the absence of any applicable beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative on behalf of the Participant’s estate.

ARTICLE 16 - RIGHTS OF PARTICIPANTS

Section 16.01. Employment. (a) Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

(b) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries.

Section 16.02. Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Section 16.03. Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award unless and until the Participant becomes the record holder of any Shares associated with such Award.

ARTICLE 17 - CHANGE OF CONTROL

17.01. Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

17.02. Definition of Change in Control. For purposes hereof, a “Change in Control” shall be deemed to have occurred if:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than any company owned, directly or indirectly, by the shareholders of AEP in substantially the same proportions as their ownership of shares Common Stock or a trustee or other fiduciary holding securities under an employee benefit plan of AEP, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of AEP;

(b) AEP consummates a merger or consolidation with any other entity, other than a merger or consolidation which would result in the voting securities of AEP outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66-2/3% percent of the total voting power represented by the voting securities of AEP or such surviving entity outstanding immediately after such merger or consolidation; or

(c) the shareholders of AEP approve a plan of complete liquidation of AEP, or an agreement for the sale or disposition by AEP (in one transaction or a series of transactions) of all or substantially all of AEP’s assets.

ARTICLE 18 - AMENDMENT AND TERMINATION

18.01 Amendment and Termination of the Plan and Awards. (a) Subject to subparagraphs (b) and (c) of this Section 18.01 and Section 18.03 of the Plan, the Board or the Committee may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b) Except as provided for in Section 4.04, the terms of an outstanding Award may not be amended, without prior shareholder approval, to: (i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR, or (ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or (iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.02 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.05, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.04) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.02 without further consideration or action.

18.03 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.02, 18.04 and 21.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.04 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the

Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.04 to the Plan and any Award without further consideration or action.

ARTICLE 19 - WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect to satisfy the withholding requirements, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

ARTICLE 20 - SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21 - GENERAL PROVISIONS

Section 21.01. Forfeiture Events. (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as defined in the Award Agreement), termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b) All Awards shall be subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

Section 21.02. Legend. The certificates or statements of holdings for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Section 21.03. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 21.04. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 21.05. Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 21.06. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Section 21.07. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 21.08. Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Section 21.09. Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer or issuance of Shares, the transfer or issuance of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which the Shares are listed.

Section 21.10. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

Section 21.11. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award unless authorized by the Committee. If the Committee does not authorize the issuance or delivery of fraction shares, then the Committee shall determine whether cash, Awards, or other property shall be granted or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 21.12. Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Section 21.13. Deferred Compensation. With respect to Awards subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Code Section 409A, and the Plan is intended to be operated accordingly. The Committee may make changes in the terms or operation of the Plan and/or Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Code Section 409A. The Company, however, makes no representation or covenants that the Plan or Awards will comply with Section 409A.

Section 21.14. Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

Section 21.15. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 21.16. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

Section 21.17. Indemnification. (a) Subject to requirements and limitations of applicable law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company, a Subsidiary, or an Affiliate to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 21.18. No Guarantee of Favorable Tax Treatment. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, Code Section 409A.

Exhibit C

Restated Certificate of Incorporation Article 7

7.1.(A) In addition to any affirmative vote required by law or this certificate of incorporation (any other provision of this certificate of incorporation notwithstanding), and except as otherwise expressly provided in paragraph 7.2:

(1) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $100,000,000 or more; or

(3) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $100,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the corporation or a Subsidiary; or

(4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

(5) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least (i) seventy-five per centum of the combined voting power of the then issued and outstanding capital stock of all classes and series of the corporation having voting powers (the “Voting Stock”), voting together as a single class, and (ii) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than such Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provision of this certificate of incorporation or in any agreement with any national securities exchange or otherwise.

(B) The term “Business Combination” as used herein shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of sub-paragraph (A) of this paragraph 7.1.

7.2. The provisions of paragraph 7.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, any other provision of this certificate of incorporation, and any agreement with any national securities exchange, if all of the conditions specified in either of the following sub-paragraphs (A) or (B) are met:

(A) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

(B) All of the following conditions shall have been met:

(1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the “Consummation Date”) of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause (1) shall be required to be met with respect to every share of outstanding Common Stock, whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (x) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to herein as the “Determination Date”), whichever is higher; and

(iii) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of Common Stock on the Announcement Date as the highest per share price determined in clause (B)(1)(i) above bears to the Fair Market Value per share of Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Stockholder.

(2) The aggregate amount of cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (x) within the five-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

(ii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher;

(iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary; and

(iv) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date as the highest per share price determined in clause (B)(2)(i) above bears to the Fair Market Value per share of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Stockholder.

(3) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it prior to the Announcement Date. The price determined in accordance with clauses (1) and (2) of this sub-paragraph (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(4) After the Determination Date and prior to the Consummation Date:

(i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation; and

(ii) there shall have been (x) no reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such quarterly rate is approved by a majority of the Disinterested Directors; and

(iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

(iv) such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

(v) such Interested Stockholder shall not have caused any material change in the corporation’s business or capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party.

(5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules and regulations), shall be mailed by and at the expense of the Interested Stockholder to public stockholders of the corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Act). The proxy or information statement shall contain at the front thereof in a prominent place (i) any recommendation as to the advisability (or inadvisability) of the Business Combination which a majority of the Disinterested Directors may choose to state, and (ii) if a majority of the Disinterested Directors so requests, the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by the corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, to be selected by a majority of the Disinterested Directors).

(6) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of sub-paragraph (B) of this paragraph 7.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

7.3. The following terms shall be deemed to have the meanings specified below:

(A) The term “person” shall mean any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the rules and regulations under the Act, as in effect on January 1, 1988) or other entity.

(B) The term “Interested Stockholder” shall mean any person (other than the corporation, any Subsidiary or any pension, profit sharing, employee stock ownership, employee savings or other employee benefit plan, or any dividend reinvestment plan, of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan acting in such capacity) who or which:

(1) is the beneficial owner, directly or indirectly, of more than five per centum of the combined voting power of the then outstanding Voting Stock; or

(2) is an Affiliate of the corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five per centum of the combined voting power of the then outstanding Voting Stock; or

(3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

(C) A person shall be deemed a “beneficial owner” of any Voting Stock:

(1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

(3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(D) For the purpose of determining whether a person is an Interested Stockholder pursuant to sub-paragraph (B) of this paragraph 7.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (C) of this paragraph 7.3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

(E) The term “Affiliate” of, or a person “affiliated” with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(F) The term “Associate” as used to indicate a relationship with any person shall mean (1) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per centum or more of any class or series of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

(G) The term “Subsidiary” shall mean any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in sub-paragraph (B) of this paragraph 7.3, the term “Subsidiary” shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the corporation.

(H) The term “Fair Market Value” shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class or series of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

(I) In the event of any Business Combination in which the corporation is the survivor, the phrase “consideration other than cash to be received” as used in clauses (1) and (2) of sub-paragraph (B) of paragraph 7.2 shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

(J) The term “Disinterested Director” shall mean any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

(K) References to “highest per share price” shall in each case with respect to any class or series of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

7.4. A majority of the Board of Directors of the corporation shall have the power and duty to determine for the purpose of these paragraphs 7.1 through 7.6, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of these paragraphs 7.1 through 7.6, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance therewith, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more and (D) whether all of the applicable conditions set forth in sub-paragraph (B) of paragraph 7.2 have been met with respect to any Business Combination. Any determination pursuant to this paragraph 7.4 made in good faith shall be binding and conclusive on all parties.

7.5. Nothing contained in these paragraphs 7.1 through 7.6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

7.6. Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least (A) seventy-five per centum of the combined voting power of the then issued and outstanding Voting Stock, voting together as a single class, and (B) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than an Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, these paragraphs 7.1 through 7.6; provided, however, that the foregoing provisions of this paragraph 7.6 shall not apply to, and such vote shall not be required for, any such amendment, alteration, change, repeal or adoption approved by a majority of the disinterested Directors, and any such amendment, alteration, change, repeal or adoption so approved shall require only such vote, if any, as is required by law, any other provision of this certificate of incorporation or the by-laws of the corporation.

Exhibit D

Proposed Amendment to Section 16 of the Bylaws

Section 16. These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change; provided, however, that the provisions of Section 7 ~~relating to the number of directors constituting the Board of Directors~~ may be amended only by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company~~; and provided further that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of this Section 16 may be amended or added to only by the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company~~; and provided further, in the event of any such amendment or addition pursuant to vote by the stockholders of the Company, that such amendment or addition, or a summary thereof, shall have been set forth or referred to in the notice of such meeting.

D-1

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 21, 2015.

Vote by Internet
• Go to www.envisionreports.com/AEP
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, 5 and 6.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Nicholas K. Akins		☐	☐	☐	02 - David J. Anderson	☐	☐	☐	03 - J. Barnie Beasley, Jr.	☐	☐	☐

04 - Ralph D. Crosby, Jr.		☐	☐	☐	05 - Linda A. Goodspeed	☐	☐	☐	06 - Thomas E. Hoaglin	☐	☐	☐
07 - Sandra Beach Lin		☐	☐	☐	08 - Richard C. Notebaert	☐	☐	☐	09 - Lionel L. Nowell III	☐	☐	☐
10 - Stephen S. Rasmussen		☐	☐	☐	11 - Oliver G. Richard III	☐	☐	☐	12 - Sara Martinez Tucker	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐	6.	Amendment to the By-Laws to eliminate the supermajority provisions.	☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐	The Board of Directors recommends that you vote AGAINST Proposal 7.

							For	Against	Abstain

4.	Approve the American Electric Power System 2015 Long-Term Incentive Plan.	☐	☐	☐	7.	Shareholder proposal for proxy access.	☐	☐	☐

5.	Amendment to the Restated Certificate of Incorporation to eliminate Article 7.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B.

American Electric Power Company, Inc.

2015 Annual Meeting of Shareholders and Admission Ticket

Tuesday April 21, 2015, at 9:00 a.m. Eastern Time

The Ohio State University Fawcett Center

2400 Olentangy River Road

Columbus, Ohio

If you wish to attend and vote at the meeting, please bring this admission ticket and identification with you.

AGENDA

•	Introduction and Welcome	•	Advisory approval of the Company’s executive compensation	•	Shareholder Proposal

•	Election of Directors	•	Adoption of the 2015 Long-Term Incentive Plan	•	Chief Executive Officer’s Report

•	Ratification of Auditors	•	Amendment to the Restated Certificate of Incorporation	•	Comments and Questions from Shareholders

		•	Amendment to the By-Laws

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — American Electric Power Company, Inc.

Proxy Solicited on behalf of the Board of Directors for the Annual Meeting to be held April 21, 2015

The shareholder signing on the reverse of this proxy card appoints Nicholas K. Akins and Brian X. Tierney, and each of them, acting by a majority if more than one be present, attorneys and proxies to the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 21, 2015, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. If no direction is given, such shares will be voted in accordance with the recommendations of the Board of Directors and at the discretion of the proxy holders as to any other matters coming before the meeting.

Trustee’s Authorization. The undersigned authorizes JP Morgan Chase Bank, National Association to vote all shares of Common Stock of the Company credited to the undersigned’s account under the American Electric Power System retirement savings plan at the annual meeting in accordance with instructions on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

Nominees for:

01 - Nicholas K. Akins	02 - David J. Anderson	03 - J. Barnie Beasley, Jr.	04 - Ralph D. Crosby, Jr.	05 - Linda A. Goodspeed	06 - Thomas E. Hoaglin

07 - Sandra Beach Lin	08 - Richard C. Notebaert	09 - Lionel L. Nowell III	10 - Stephen S. Rasmussen	11 - Oliver G. Richard III	12 - Sara Martinez Tucker

C	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD.	+